UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-1 /A
Amendment No. 3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EAST COAST DIVERISIFIED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	5810	55-0840109
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

810 Franklin Court, Suite 11
Marietta, Georgia 30067
(770) 953-4184
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

National Registered Agents, Inc. of NV
1000 East William Street, Suite 204,
Carson City, NV 89701
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joseph M. Lucosky, Esq.
Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, New Jersey 08830
(732) 395-4400

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share, issuable pursuant to the Equity Credit Agreement	150,000,000	$0.0034 (2)	$510,000 (3)	$58.45

(1)
We are registering 150,000,000 shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge”), pursuant to an equity credit agreement (the “Equity Credit Agreement”) between the Southridge and the registrant, effective on July 1, 2011.  In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In the event that adjustment provisions of the Equity Credit Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing bid price of common stock of the registrant as reported on the Over-the-Counter Bulletin Board (the “OTCBB”) on  June 25 , 201 2 .

(3)
This amount represents the maximum aggregate value of common stock which may be put to Southridge by the registrant pursuant to the terms and conditions of the Equity Credit Agreement between Southridge and the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 19, 2011

EAST COAST DIVERSIFIED CORPORATION

150 ,000,000 Shares of Common Stock

This prospectus relates to the resale of up to  150 ,000,000 shares of our common stock, par value $0.001 per share, by the selling security holder (the “Selling Security Holder”), which are Put Shares that we will put to Southridge pursuant to the Equity Credit Agreement.

The Equity Credit Agreement with Southridge provides that Southridge is committed to purchase up to $10,000,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Credit Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Credit Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.  This offering will terminate twenty four (24) months after the registration statement to which this prospectus is made a part is declared effective by the U.S. Securities and Exchange Commission (the “SEC”).  Southridge will pay us 92% of the average of the lowest closing bid price of our common stock reported by Bloomberg, LP in any two trading days of the five consecutive trading day period commencing the date a put notice is delivered.

We will not receive any proceeds from the sale of these shares of common stock offered by the Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Equity Credit Agreement.  The proceeds will be used for working capital or general corporate purposes.  We will bear all costs associated with this registration.

Our common stock is quoted on the OTCBB under the symbol “ECDC.OB.” The shares of our common stock registered hereunder are being offered for sale by the Selling Security Holder at prices established on the OTCBB during the term of this offering.  On August 15, 2011, the closing bid price of our common stock was $0.016 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2012

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that which is contained in this prospectus.  This prospectus may be used only where it is legal to sell these securities.  The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.  This prospectus contains important information about us that you should read and consider carefully before you decide whether to invest in our common stock.  If you have any questions regarding the information in this prospectus, please contact Kayode A. Aladesuyi, our President and Chief Executive Officer, at: East Coast Diversified Corporation, 120 Interstate North Parkway Suite 445, Atlanta, Georgia 20853 or by phone at (770) 953-4184.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus.  This summary does not contain all the information that a person should consider before investing in the Company’s securities.  A potential investor should carefully read the entire Prospectus, including “Risk Factors” and the Consolidated Financial Statements, before making an investment decision.

In this prospectus, “ECDC,” the “Company,” “we,” “us” and “our” refers to East Coast Diversified Corporation.

The Company

Background

East Coast Diversified Corporation (the “Company”, “East Coast”, “ECDC”, “we”, “us” or “our”), through its majority owned subsidiary, EarthSearch Communications International, Inc. (“EarthSearch”), offers a portfolio of Global Positioning System (“GPS”) devices, Radio Frequency Identification (“RFID”) interrogators, integrated GPS/RFID technologies and tag designs.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity and deliver real-time visibility of the supply chain through automation.  EarthSearch is an international provider of GPS and telemetric devices, applications and solutions for both consumer and commercial markets.  EarthSearch developed and created devices which feature the world’s first wireless communication between RFID and GPS technologies.  These devices provide real-time visibility of assets and goods in transit as well providing specialized security applications for sea ports, shipyards, and power and energy plants.

We generated revenues of $129,248, $612,482 and $450,494 and incurred net losses of $2,496,892, $2,280,676 and $739,985 for the years ended December 31, 2010 and 2011 and the three months ended March 31, 2012, respectively.  We had cash of $1,278, $53,519 and $37,908 and accumulated deficits of $10,781,919, $13,062,595 and $13,802,580 as of December 31, 2010 and 2011 and March 31, 2012, respectively.  Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors included an explanatory paragraph in their report on the consolidated financial statements for the year ended December 31, 2011, regarding concerns about our ability to continue as a going concern.

The principal business offices of the Company are located at 120 Interstate North Parkway Suite 445, Atlanta, Georgia, 20853, and their telephone number at that address is (770) 953-4184.  We currently lease approximately 4,500 square feet of generic office space for $4,796 per month.  This lease expired on June 30, 2011 and was immediately renewed for a six month extension.  The Company will consider renewing the prior lease or seek a new office location at the beginning of the 2012 fiscal year.

Recent Developments

Effective as of March 7, 2011, the Company replaced KBL LLP (the “Former Accounting Firm”) as its independent registered public accounting firm and engaged Randall N. Drake, CPA PA, 1981 Promenade Way, Clearwater, FL 33760 (the “New Accounting Firm”) as its new independent registered public accounting firm as of and for the year ended December 31, 2010.  The change in independent registered public accounting firm was not the result of any disagreement with the Former Accounting Firm.

On June 3, 2011, the Company filed a certificate of amendment to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada to increase the Company’s authorized capital stock to 500,000,000 shares, par value $0.001 per share, including (i) 480,000,000 shares of common stock, par value $0.001 per share and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share.  The effective date of the Amendment is June 1, 2011.

On July 1, 2011 the Company entered into an Equity Credit Agreement with Southridge Partners II, LP (“Southridge”) pursuant to which the Company may put up to $10,000,000 of the Company’s common stock to Southridge subject to the terms and conditions therein .  The maximum number of shares that Southridge could sell based upon the current market price of $0.0 034 , ignoring any caps on percentage ownership, would be  1,316,443,005 shares.  However, we are registering only an aggregate of 150 ,000,000 shares of common stock under the registration statement for issuance pursuant to the Equity Credit Agreement.  The 150 ,000,000 shares of the Company’s common stock will represent approximately 17.99 % of shares outstanding immediately after exercise of the put right.

On October 23, 2011, (the “Execution Date”) Company entered into an a share exchange agreement (the “Rogue Paper Share Exchange Agreement”) with Rogue Paper, Inc., a California corporation (“Rogue Paper”) and certain shareholders of Rogue Paper (the “Rogue Paper Shareholders”).

Pursuant to the Rogue Paper Share Exchange Agreement, the Company  acquire d fifty-one percent (51%) of the issued and outstanding shares of common stock of Rogue Paper (the “Rogue Paper Common Shares”) in exchange for two million five hundred thousand (2,500,000) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Shares”).  No sooner than twelve months from the Execution Date, the Preferred Shares shall be convertible, at the option of the holder of such shares, into an aggregate of fifty million (50,000,000) shares of the Company’s common stock.

Commencing six months from the Execution Date, both the Company and the holders of the Preferred Shares shall have the option to redeem any portion of such holders Preferred Shares for cash, at a price of sixty cents ($0.60) per share.  Commencing twenty four (24) months from the Execution Date, holders of the remaining forty-nine percent (49%) of Rogue Paper Common Shares, have the option to have such shares redeemed by the Company for cash, at a price of $0.03 per share.

Furthermore, the Company may purchase up to an additional one million ($1,000,000) of Rogue Paper Common Shares, in intervals to be determined, over the course of the next twelve months following the Execution Date.

There was no related party relationship between the Company, its shareholders and that of Rogue Paper, Inc. and/or its shareholders prior to entering into the Share Exchange Agreement.

On February 27, 2012 the Company filed a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to increase the Company’s authorized capital stock to 950,000,000 shares, par value $0.001 per share.

On May 9, 2012, the Company received a unanimous written consent in lieu of a meeting of the holders of majority of the Company’s Series A Preferred Stock (the “ Series A Preferred ”). Each share of Series A Preferred has the equivalent of 100 votes of Common Stock. The holders of Series A Preferred together hold, in the aggregate, approximately 56.1% of the total voting power of all issued and outstanding voting capital of the Company (the “ Majority Stockholders ”). The Majority Stockholders authorized the increase in the number of authorized shares of the Company’s Common Stock from nine hundred and fifty million (950,000,000) shares of Common Stock to Two Billion (2,000,000,000) shares of Common Stock (the “ Authorized Share Increase ”).  On June 13, 2012 the Company filed a definitive information statement with regards to the Authorized Share Increase and anticipates effectuating the Authorized Share Increase in July 2012.

History

The Company was incorporated under the laws of the State of Florida on May 27, 1994, under the name Plantastic Corp., to engage in the business of purchasing and operating a tree farm and nursery.  The Company was unsuccessful in this venture and in March 1997, the Company amended its articles of incorporation, reorganized its capital structure and changed its name to Viva Golf, USA Corp.  The Company then acquired the assets of Viva Golf, USA Corp., a Delaware corporation, which consisted of a golf equipment marketing plan and other related assets.  The Company unsuccessfully engaged in the business of golf club manufacturing and marketing and ceased those operations in 1998.

The Company acquired 100% of the issued and outstanding shares of common stock of Lifekeepers International, Inc. in exchange for 1,000,000 of its newly issued shares under an Agreement and Plan of Reorganization on October 22, 1998.  In connection with this acquisition, the Company changed its name to Lifekeepers International, Inc.  On May 29, 2003, the Company changed its name to East Coast Diversified Corporation and changed its domicile to Nevada.  During 2001, the Company discontinued its operations, and remained inoperative until April 26, 2006.

On April 26, 2006, the Company entered into a definitive Share Exchange Agreement (the “Agreement”) to acquire 100% of the issued and outstanding shares of Miami Renaissance Group, Inc. (“MRG”), a privately-owned Florida corporation, in exchange for the issuance of 4,635,000 restricted shares of the Company’s common stock and 167,650 preferred stock designated as Series A Convertible Preferred Stock (the “Preferred Stock”).  The Company’s officers and directors, who did not own any shares of common stock of the Company prior to this Agreement, were also the majority shareholders of MRG.  The Agreement was adopted by the unanimous consent of the Company’s Board of Directors (the “Board”) and written consent of the majority shareholders of the Company.  Further, it was approved by unanimous consent of MRG’s Board of Directors and by written consent of the majority shareholders of MRG.

Pursuant to the Agreement, the Company issued a total of 4,635,000 shares of common stock and 167,650 shares of Preferred Stock to the shareholders of the MRG in exchange for 20,500,000 shares of MRG, which represented 100% of the issued and outstanding shares of MRG.  Following the closing of the Agreement, the shareholders of MRG owned approximately 63.75% of the Company’s issued and outstanding shares of common stock.

On February 20, 2008, the Company entered into a Stock Sale Agreement (the “Stock Sale Agreement”), pursuant to which the Company agreed to sell and MRG Acquisition Corp. (a Delaware corporation formed for the purpose of acquiring MRG, hereinafter “MRGA”) agreed to acquire 100% of the capital stock of MRG (“MRG Shares”), representing substantially all of the assets of the Company, in consideration for the forgiveness of liabilities in the amount of $1,051,471 owed by the Company to certain affiliated persons.

On April 6, 2009, the Board unanimously adopted and the consenting stockholders approved a resolution to effectuate a one-for-one hundred (1:100) reverse stock split (the “Reverse Split”) of the Company’s common stock.  On June 29, 2009, the Company was notified by NASDAQ that has it had received the necessary documentation to process the Reverse Split and issue a new symbol (ECDC).  The Reverse Split became effective on June 30, 2009.

EarthSearch Transactions

On December 18, 2009, the Company’s former principal stockholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC  ( collectively, the “Sellers”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Kayode Aladesuyi (the “Buyer”), pursuant to which the Sellers, beneficial owners of an aggregate of 6,997,150 shares of the Company’s common stock (the “Sellers’ Shares”), agreed to sell and transfer the Sellers’ Shares to the Buyer for total consideration of Three Hundred Thousand Dollars ($300,000.00).  The Purchase Agreement also provided that the Company would enter into a share exchange agreement with EarthSearch.

On January 15, 2010, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with EarthSearch Communications International, Inc. (“EarthSearch”), pursuant to which the Company agreed to issue 35,000,000 shares of the Company’s restricted common stock to the shareholders of EarthSearch.  On April 2, 2010, EarthSearch consummated all obligations under the Share Exchange Agreement.  In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired 93.49% of the issued and outstanding common stock of EarthSearch.  As a result of the execution and closing of the Purchase Agreement and Share Exchange Agreement, our principal business became the business of EarthSearch (the “Share Exchange”).  The Board passed a resolution electing the new Board members and appointing new management of the Company and effectively resigning as their last order of business.

The Share Exchange is being accounted for as an acquisition and recapitalization.  EarthSearch is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of EarthSearch.  The accumulated deficit of EarthSearch was also carried forward after the acquisition.

EarthSearch was founded in November 2003 as a Georgia corporation.  The company subsequently re-incorporated in Delaware on July 8, 2005.  The operations of its former wholly-owned subsidiary, EarthSearch Localizacao de Veiculos, Ltda in Brazil, were discontinued during 2007.

On December 31, 2010, the Company acquired 1,800,000 additional shares of EarthSearch from a non-controlling shareholder in exchange for 439,024 shares of the Company’s common stock.  As of August 15, 2011, the Company owns 94.66% of the issued and outstanding stock of EarthSearch.

Business Summary

The Company, through its majority owned subsidiary, EarthSearch, offers a portfolio of GPS devices, RFID interrogators, integrated GPS/RFID technologies and Tag designs.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.  EarthSearch is an international provider of GPS and telemetric devices, applications and solutions for both consumer and commercial markets.  EarthSearch developed and created devices which feature the world’s first wireless communication between RFID and GPS technologies.  These devices provide real-time visibility of assets and goods in transit as well providing specialized security applications for sea ports, shipyards, and power and energy plants.

THE OFFERING

Common stock offered by selling security holders	150 ,000,000 shares of common stock.

Common stock outstanding before the offering	683,556,995 shares of common stock outstanding as of June 26 , 201 2 .

Common stock outstanding after the offering	833,556,995 shares of common stock.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	This offering will terminate twenty (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC pursuant to the Equity Credit Agreement.

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.  However, we will receive proceeds from sale of our common stock under the Equity Credit Agreement.  The proceeds from the offering will be used for working capital and general corporate purposes.  See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

OTC Bulletin Board Symbol	ECDC

This offering relates to the resale of up to 150 ,000,000 shares of our common stock, par value $0.001 per share, by the Selling Security Holder, which are the Put Shares that we will put to Southridge pursuant to the Equity Credit Agreement.  Assuming the resale of all of the shares being registered in this Registration Statement, such shares would constitute approximately 17.99 % of the Company’s outstanding common stock.

On July 1, 2011, the Company and Southridge entered into the Equity Credit Agreement pursuant to which, Southridge will have the opportunity, for a two year period, commencing on the date on which the SEC first declares effective this registration statement to which this prospectus is made a part registering the resale of our common shares, to resell shares of our common stock purchased under the Equity Credit Agreement.  For each share of our common stock purchased under the Equity Credit Agreement, Southridge will pay ninety-two percent (92%) of the average of two lowest closing bid price (the “Bid Price”) of any two applicable trading days during the five (5) trading day period (the “Valuation Period”) commencing the date a put notice (the “Put Notice”) is delivered to Southridge (the “Put Date”) in a manner provided by the Equity Credit Agreement.  Subject to the limitations outlined below, the Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

Subject to the terms and conditions of the Equity Credit Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a potential material event based upon the good faith determination of our board of directors (the “Blackout Notice”), and Southridge shall not offer or sell any of our securities acquired under the Equity Credit Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event.  If we deliver a Blackout Notice within fifteen trading days commencing the sixth day following a Put Date (the “Closing Date”), and the Bid Price immediately preceding the applicable Blackout Period (the “Old Bid Price”) is greater than the Bid price on the first trading day immediately following  such Blackout Period (the “New Bid Price”), then we are obligated to issue to the Investor a number of additional common shares (the “Blackout Shares”) equal to the difference between (i) the product of (X) the shares that were issued to the Investor on the most recent Closing Date and held by the Investor immediately prior to the Blackout Period (the “Remaining Put Shares”), multiplied by (Y) the Old Bid Price, and divided by (Z) the New Bid Price, and (ii) the Remaining Put Shares.

In connection with the Equity Credit Agreement, we paid Southridge (i) a due diligence fee of $10,000 and (ii) 600,000 shares of the Company’s restricted common stock as additional consideration.

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

At the assumed offering price of $0.0 034 per share, we will be able to receive up to $ 510 , 000 in gross proceeds, assuming the sale of the entire 150 ,000,000 shares being registered hereunder pursuant to the Equity Credit Agreement.  Neither the Equity Credit Agreement nor any rights or obligations of the parties under the Equity Credit Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Credit Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Credit Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

SUMMARY FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s financial statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations

For the Years Ended December 31,
	201 1		20 10
Total Revenue		$612,482		$129,248
Loss from operations	$	(1,867,786)	$	(2,378,908)
Net loss	$	(2,280,676)	$	(2,496,892)
Net loss per common share (basic and diluted)		$(0.0 1)		$(0.0 3)
Weighted average common shares outstanding		184,066,678		77,118,976

For the Three Months Ended March 31,
	201 2		201 1
Total Revenue		$450,494		$164,078
Loss from operations	$	(447,828)	$	(225,979)
Net loss	$	(739,985)	$	(237,610)
Net loss per common share (basic and diluted)		$(0.00)		$(0.0 0 )
Weighted average common shares outstanding		388,011,588		151,361,187

Statement of Financial Position

As of  December 31,
	201 1		20 10
Cash and cash equivalents		$53,519	$1,278
Total assets		$2,072,326	$239,861
Working Capital	$	(3,384,298)	$(3,863,418)
Total Liabilities		$3,797,447	$3,965,668
Stockholders’ equity ( deficit )	$	(2,830,094)	$(3,725,807))

As of  March 31,
	201 2		201 1
Cash and cash equivalents		$37,908		$4.621
Total assets		$2,384,565		$237,604
Working Capital	$	(2,901,812)	$	(3,683,088)
Total Liabilities		$3,674,048		$3,823,335
Stockholders’ equity ( deficit )	$	(2,394,456)	$	(3,585,731)

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors included an explanatory paragraph in their report on the consolidated financial statements for the year ended December 31, 2010 regarding concerns about our ability to continue as a going concern.

RISK FACTORS

The shares of our common stock being offered for resale by the Selling Security Holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested therein.  Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects.  If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related To Our Business

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report in our 2010 consolidated financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern.  Because obtaining investment capital in not certain, or that our officers and directors may be unable or unwilling to loan or advance any additional capital to the Company, we may not have the funds necessary to continue our operations.  Currently, our liabilities are greater than our assets.  Our ability to meet our operating needs depends in large part on our ability to secure third party financing.  We cannot provide any assurances that we will be able to obtain financing.  See “December 31, 2010 Audited Consolidated Financial Statements.”

WE HAVE SUSTAINED RECURRING LOSSES SINCE INCEPTION AND EXPECT TO INCUR ADDITIONAL LOSSES IN THE FORESEEABLE FUTURE.

Our main operating subsidiary was formed in November 2003 and has reported annual net losses since inception.  For our fiscal years ended December 31, 201 1 and 20 10 and the three months ended March 3 1 , 201 2 , we experienced losses of $ 2,280,676 , $ 2,496,892 , and $ 739,985 , respectively.   As of March 30, 201 2 we had an accumulated deficit of $ 13,802,580 .  In addition, we expect to incur additional losses in the foreseeable future, and there can be no assurance that we will ever achieve profitability.  Our future viability, profitability and growth depend upon our ability to successfully operate, expand our operations and obtain additional capital.  There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

WE DO NOT HAVE SUBSTANTIAL CASH RESOURCES AND IF WE CANNOT RAISE ADDITIONAL FUNDS OR GENERATE MORE REVENUES, WE WILL NOT BE ABLE TO PAY OUR VENDORS AND WILL PROBABLY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

As of March 3 1 , 201 2 our available cash balance was $ 37,908 .  We will need to raise additional funds to pay outstanding vendor invoices and execute our business plan.  We estimate that it will require an additional $ 500,000 to pay our outstanding vendor invoices and execute our business plan.  Our future cash flows depend on our ability to enter into, and be paid under, contracts with merchants to provide our products to their customers.  There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings.  Future financings through equity investments will be dilutive to existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other convertible securities, which will have additional dilutive effects.  Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets and the fact that we have not been profitable, which could impact the availability or cost of future financings.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

WE MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE COMMITTED EQUITY LINE FINANCING FACILITY.

Although the equity line agreement with Southridge provides for access to up to $10 ,000,000 , before Southridge is obligated to purchase any shares of our common stock pursuant to a draw down notice, certain conditions specified in the equity line purchase agreement must be met , including but not limited to (i) a Registration Statement, and any amendment or supplement thereto, becoming effective for the resale by Southridge of the Registrable Securities subject to such draw down notice; (ii) the representations and warranties of the Company being true and correct in all material respects, (iii) since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred; (iv) the trading of the common stock shall not have been suspended by the SEC and the common stock shall have been approved for listing or quotation on and shall not have been delisted from the principal market on which it is listed and (v) the number of shares of common stock then to be purchased by Southridge shall not exceed the number of such shares that, when aggregated with all other shares of Regist e rable Securities then owned by Southridge beneficially or deemed beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of such common stock as would be outstanding on such date the Company has put such shares to Southridge.   Some of the aforementioned conditions are not in our control. There is no guarantee that these conditions will be met nor is there any guarantee that any of the other conditions in the equity line purchase agreement will be met that would enable a drawdown of any portion of the amounts available under the equity line with Southridge.

THE LIMITED HISTORY OF OUR BUSINESS MAKES IT DIFFICULT TO EVALUATE AN INVESTMENT IN OUR COMPANY.

Due to the early stage of our development, limited financial and other historical data is available for investors to evaluate whether we will be able to fulfill our business strategy and plans, including whether we will be able to achieve sales growth or meet our sales objectives.  Further, financial and other limitations may force us to modify, alter, or significantly delay the implementation of such plans.  Our anticipated investments include, but are not limited to, information systems, sales and marketing, research and development, distribution and fulfillment, customer support and administrative infrastructure.  We may incur substantial losses in the future, making it extremely difficult to implement our business plans and strategies and sustain our then current level of operations.  Furthermore, no assurances can be given that our strategy will result in an improvement in operating results or that our operations will become profitable.

OUR BUSINESS MODEL IS UNPROVEN AND MAY ULTIMATELY PROVE TO BE COMMERCIALLY UNVIABLE.

Because of our limited history of operations, we are unable to predict whether our business model will prove to be viable, whether the actual demand we anticipate for our products and services will materialize, whether demand for our products and services will materialize at the prices we expect to charge, or whether current or future revenue streams and/or pricing levels will be sustainable.  There can be no assurances we will be able to achieve or sustain such revenue streams and/or pricing levels, the results of which could have a material, adverse effect on our business, financial condition and results of operations.  Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control, including, among other things, the risks described herein.  Our likelihood of success must be considered in light of the problems, expenses, complications, delays, and disruptions typically encountered in forming a new management team, hiring and training new employees, expanding into new markets, application of GPS, telematics and wireless technology still in its infancy and the competitive environment in which we intend to operate.

COMPETITION MAY INCREASE IN THE GPS DEVICE MARKET.

We may in the future compete for potential customers with companies not yet offering GPS devices.  Competition in the GPS related industry may increase in the future, partly due to the potentially rebounding economic situation in the United States and internationally.  Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for major merchants.

OUR SIGNIFICANT INTERNATIONAL SALES MAKE US SUSECUPIBLE TO A VARIETY OF CURRENCY, GOVERNMENTAL AND BUSINESS CUSTOM RISKS.

Sales to customers outside the United States in Kenya, Nigeria and Russia represented 45% of our revenue for the three months ended March  31 , 2012 . We expect that our international business will continue to account for a significant portion of our future revenue. An increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive and therefore less competitive in foreign markets. Additional risks inherent in our international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, longer accounts receivable payment cycles, potentially adverse tax consequences, and the burdens of complying with a wide variety of foreign laws. There can be no assurance that such factors  will not have an adverse effect on our future revenue and our results of operations.

WE ARE DEPENDENT ON KAYODE ALADESUYI.  OUR FAILURE TO RETAIN MR. ALADESUYI AND/OR ATTRACT NEW HIGHLY QUALIFIED MEMBERS TO OUR COMPANY’S MANAGEMENT TEAM WOULD ADVERSELY AFFECT OUR ABILITY TO GROW OR REMAIN IN OPERATION.

Our success to date has largely been attributable to the skills and efforts of Kayode Aladesuyi, our Chief Executive Officer, President and Treasurer.  Our growth and profitability will depend on our ability to strengthen our leadership infrastructure by recruiting and retaining qualified, experienced executive personnel.  Competition in our industry for executive-level personnel is fierce, and there can be no assurance that we will be able to hire and retain other highly skilled executive employees, or that we can do so on economically feasible or desirable terms.  The loss of Mr. Aladesuyi or our inability to hire and retain other such executives would have a material adverse effect on our business, financial condition and results of operations.  In addition, the other members of our management team do not have substantial, if any, experience in the telematics industry.

IF WE ARE UNABLE TO ATTRACT, TRAIN AND RETAIN HIGHLY QUALIFIED PERSONNEL, THE QUALITY OF OUR SERVICES MAY DECLINE AND WE MAY NOT SUCCESSFULLY EXECUTE OUR INTERNAL GROWTH STRATEGIES.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced employees, including technical personnel.  Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements.  While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical personnel.

There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future.  The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to secure and complete customer engagements and could harm our business.

WE ARE EXPOSED TO RISKS ASSOCIATED WITH THE ONGOING FINANCIAL CRISIS AND WEAKENING GLOBAL ECONOMY, WHICH INCREASE THE UNCERTAINTY OF CONSUMERS PURCHASING PRODUCTS AND/OR SERVICES.

The effects of the global financial crisis and resulting economic downturn include, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions and/or fluctuations in equity and currency values worldwide, and concerns that the worldwide economy has entered into or may enter into a further prolonged recessionary period.

This financial crisis has adversely affected and may continue to materially adversely affect our customers’ access to capital and/or willingness to spend capital on our products, and/or their levels of cash liquidity and/or their ability and/or willingness to pay for products that they will order or have already ordered from us, or result in their ceasing operations.  Further, we have experienced an increasing number of our customers, principally in emerging markets, requesting longer payment terms, lease or vendor financing arrangements, longer terms for the letters of credit securing purchases of our products, which could potentially negatively impact our orders, revenue conversion cycle, and cash flows.

In seeking to reduce their expenses, we have also seen significant pressure from our customers to lower prices for our products as they try to improve their operating performance within their reduced budget levels. To the extent that we lower prices on our products and services, our orders, revenues, and gross margins may be negatively impacted. Additionally, certain emerging markets are particularly sensitive to pricing as a key differentiator.  Where price is a primary decision driver, we may not be able to affectively compete or we may chose not to compete due to unacceptable margins.

The potential effects of these economic factors are difficult to forecast and mitigate. As a consequence, our operating results for a particular period are difficult to predict, and, therefore, prior results are not necessarily indicative of results to be expected in future periods. Any of the foregoing effects could have a material adverse effect on our business, results of operations, and financial condition and could adversely affect our stock price.

IF WE ARE NOT SUCCESSFUL IN THE CONTINUED DEVELOPMENT, INTRODUCTION, OR TIMELY MANUFACTURE OF NEW PRODUCTS, DEMAND FOR OUR PRODUCTS AND SERVICES COULD DECREASE SUBSTANTIALLY.

We expect that a significant portion of our future revenue will be derived from sales of newly introduced products and services.  The market for our products and services is characterized by rapidly changing technology, evolving industry standards, and changes in customer needs.  Specifically, the GPS, telematics, and wireless industries are experiencing significant technological change and advancement, and the industry in which we operate may coalesce in support of one or more particular advanced technologies that our company does not possess.  If we fail to modify or improve our products and services in response to changes in technology, industry standards or customer needs, our products and services could rapidly become less competitive or obsolete.  We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products and achieve market acceptance for such products.  However, there can be no assurance that development stage products will be successfully completed or, if developed, will achieve significant customer acceptance.

If we are unable to successfully develop and introduce competitive new products and services, and enhance our existing products and services, our future results of operations would be adversely affected.  Our pursuit of necessary technology may require substantial time and expense, and we may need to license new technologies to respond to technological change.  These licenses may not be available, desirable or contain acceptable terms.  Development and manufacturing schedules for technology products are difficult to predict, and there can be no assurance that we will achieve timely initial customer shipments of new products.  The timely availability of these products in volume and their acceptance by customers are important to our future success.  We may experience delays in shipping certain of our products and, whether due to manufacturing delays, lack of market acceptance, delays in regulatory approval, or otherwise, they could have a material adverse effect on our business, financial condition and results of operations.

WE WILL DERIVE A SIGNIFICANT PORTION OF OUR REVENUES FROM SALES OUTSIDE THE UNITED STATES, AND NUMEROUS FACTORS RELATED TO INTERNATIONAL BUSINESS ACTIVITIES WILL SUBJECT US TO RISKS THAT COULD, AMONG OTHER THINGS, AFFECT THE DEMAND FOR OUR PRODUCTS, NEGATIVELY AFFECTING OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

Part of our strategy will involve the pursuit of growth opportunities in a number of foreign markets.  If we are not able to maintain or increase international market demand for our products, services and technologies, then we may not be able to achieve our financial goals.

In many foreign markets, barriers to entry are created by long-standing relationships between potential customers and their local providers and protective regulations, including local content and service requirements.  In addition, the pursuit of international growth opportunities requires significant efforts for an extended period before substantial revenues from these markets are realized.  Our business could be adversely affected by a variety of uncontrollable and changing factors, including:

●	Unexpected changes in legal or regulatory requirements;

●	Difficulty in protecting our intellectual property rights in a particular foreign jurisdiction;

●	Cultural differences in the conduct of business;

●	Difficulty in attracting qualified personnel and managing foreign activities;

●	Recessions in foreign economies;

●	Longer payment cycles for and greater difficulties collecting accounts receivable;

●	Export controls, tariffs, and other trade protection measures;

●	Fluctuations in currency exchange rates;

●	Nationalization, expropriation, and limitations on repatriation of cash;

●	Social, economic, and political instability;

●	Natural disasters, acts of terrorism, and war;

●	Taxation; and

●	Changes in laws and policies affecting trade, foreign investment, and loans.

From inception through March 3 1 , 201 2 , more than 6 0% of our revenue was from international partners who were purchasing initial products as part of their partnership program.  Our partnership program is a white label program that allow us to brand   our technology and software for our partners. We customize the technology (hardware and software) under their corporate brand, make software modification and changes to meet the individual local culture.   Currently, 50% of our revenue now comes from the domestic market and the other 50% from foreign markets.   We generate approximately 50% of our revenue from emerging markets in Africa and Middle East and SE. Asia. Some of the countries where we have generated significant portion of our revenue include Kenya, Tanzania, Nigeria, UAE, Indonesia, Turkey and Vietnam. Approximately 30% of our first fiscal quarter revenue came from Nigeria while approximately 50% of our revenue in the second fiscal quarter came from Kenya and Tanzania.

WE RELY ON THIRD-PARTY RFID DEVICES WE INTEGRATED WITH OUR PRODUCT.  THE LOSS OR INABILITY TO MAINTAIN LICENSES WITH SUCH THIRD-PARTIES COULD MATERIALLY, NEGATIVELY IMPACT OUR BUSINESS .

We currently rely upon certain software licensed from third-parties, including software that is integrated with our internally developed software and used to perform key functions.  Certain of these licenses, including our license with Google, are for limited terms and can be renewed only by mutual consent.  In addition, these licenses may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time.  There can be no assurance that such licenses will be available to us on commercially reasonable terms, if at all.  The loss of or inability to maintain or obtain licenses on such third-party software could result in the discontinuation of, or delays or reductions in, product shipments unless and until equivalent technology is identified, licensed, and integrated with our software.  Any such discontinuation, delay, or reduction would harm our business, results of operations, and financial condition.

In addition, the third-party licenses that we may need to acquire in the future may not be exclusive, and there can be no assurance that our competitors will not obtain similar licenses and utilize such technology in competition with us.  There can be no assurance that the vendors of certain technology that we may need to utilize in our products, will be able to provide such technology in the form we require, nor can there be any assurance that we will be able to modify our own products to adapt to changes in such technology.  In addition, there can be no assurance that financial or other difficulties that may be experienced by such third-party vendors will not have a material adverse effect upon the technologies that may be incorporated into our products, or that, if such technologies become unavailable, we will be able to find suitable alternatives if we in fact need them.  The loss of, or inability to maintain or obtain, any such software licenses could potentially result in shipment delays or reductions until equivalent software can be developed, identified, licensed and integrated, and could harm our business, operating results, and financial condition if we ultimately need to rely on such software.

IF WE DO NOT CORRECTLY ANTICIPATE DEMAND FOR OUR PRODUCTS, WE MAY NOT BE ABLE TO SECURE SUFFICIENT QUANTITIES OR COST-EFFECTIVE PRODUCTION OF OUR PRODUCTS, OR WE COULD HAVE COSTLY EXCESS PRODUCTION OR INVENTORIES.

We expect that it will become more difficult to forecast demand as we introduce and support multiple products and as competition in the market for our products intensifies.  Significant unanticipated fluctuations in demand could cause the following problems in our operations:

●
If demand increases beyond what we forecast, we would have to rapidly increase production.  We would depend on suppliers to provide additional volumes of components, and those suppliers might not be able to increase production rapidly enough to meet unexpected demand.

●
Rapid increases in production levels to meet unanticipated demand could result in higher costs for manufacturing and supply of components and other expenses.  These higher costs could lower our profit margins.  Further, if production is increased rapidly, manufacturing quality could decline, which may also lower our profit margins.

●
If forecasted demand does not develop, we could have excess production resulting in higher inventories of finished products and components, which would use cash and could lead to write-offs of some or all of the excess inventories.  Lower than forecasted demand could also result in excess manufacturing capacity at our facilities, which could result in lower margins.

OUR SALES AND GROSS MARGINS FOR OUR PRODUCTS MAY FLUCTUATE OR ERODE.

Our sales and gross margins for our products may fluctuate from quarter to quarter due to a number of factors, including product mix, competition, and unit volumes.  In particular, the average selling prices of a specific product tend to decrease over that product’s life.  To offset such decreases, we intend to rely primarily on obtaining yield improvements and corresponding cost reductions in the manufacture of existing products and on introducing new products that incorporate advanced features and, therefore, can be sold at higher average selling prices.  However, there can be no assurance that we will be able to obtain any such yield improvements, or cost reductions, or introduce any such new products in the future.  To the extent that such cost reductions and new product introductions do not occur in a timely manner or our products do not achieve market acceptance, our business, financial condition, and results of operations could be materially, adversely affected.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AGAINST PIRACY OR THE INFRINGEMENT OF THE PATENTS THAT WE USE BY THIRD-PARTIES DUE TO THE DECLINING LEGAL PROTECTION GIVEN TO INTELLECTUAL PROPERTY.

Preventing unauthorized use or infringement of intellectual property rights that we use is difficult.  Piracy of our software represents a potential loss of significant revenue.  While this would adversely affect our revenue from the United States market, the impact on revenue from abroad is more significant, particularly in countries where laws are less protective of intellectual property rights.  Similarly, the absence of harmonized patent laws makes it more difficult to ensure consistent respect for patent rights.  Moreover, future legal changes could make defending our intellectual property rights even more challenging.  Continued enforcement efforts of our intellectual property rights may not affect revenue positively, and revenue could be adversely affected by reductions in the legal protection for intellectual property rights for software developers or by compliance with additional legal obligations impacting the intellectual property rights of software developers.

WE RELY ON LIMITED INTELLECTUAL PROPERTY PROTECTION AS AN IMPORTANT ELEMENT OF COMPETITION.

We currently have no trademark registration for any of our products. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain jurisdictions where our products are sold.  The Company plans to register multiple trademarks with the USPTO.  The trademarks being requested are being completed in connection with the LogiBoxx, GATIS, TrailerSeal, RFSeal, and MobileMANAGER products.  The Company currently has licenses for several patents, however, to the extent we do not have patents on our products, another company may replicate one or more of our products. Although we seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us.

THE LOSS OF ANY MEMBER OF OUR SENIOR MANAGEMENT TEAM OR A SIGNIFICANT NUMBER OF OUR MANAGERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MANAGE OUR BUSINESS.

Our operations depend heavily on the skills and efforts of our senior management team, our President and Chief Executive Officer.  We will rely substantially on the experience of the management of our subsidiaries with regard to day-to-day operations.  We face intense competition for qualified personnel, and many of our competitors have greater resources than we have to hire qualified personnel.  The loss of any member of our senior management team or a significant number of managers could have a material adverse effect on our ability to manage our business.

LIMITED LIABILITY OF DIRECTORS AND OFFICERS.

The Company has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and provide for indemnification by the Company of its Officers and Directors to the full extent permitted by Nevada corporate law, which generally provides that its officers and directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit.  Such provisions substantially limit the shareholder’s ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT FOR US TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Risks Related to Our Common Stock

THERE IS ONLY A VOLATILE LIMITED MARKET FOR OUR COMMON STOCK.

Recent history relating to the market prices of public companies indicates that, from time to time, there may be periods of extreme volatility in the market price of the Company’s securities due to factors unrelated to the operating performance of the Company, or announcements concerning the condition of the Company, especially for stock quoted on the OTCBB.  In the last 52 week period, the common stock was quoted on the OTCBB from a high closing price of $0.068 to a low closing price of $0.005 per share.  See “Market for Common Equity, Related Stockholder Matter and Issuer Purchases of Equity Securities.”  General market price declines, market volatility, especially for low priced securities, or factors related to the general economy or specifically to the Company in the future could adversely affect the price of the common stock. With the low price of the common stock, securities placement by the Company could be very dilutive to existing stockholders, thereby limiting the nature of future equity placements.

WE HAVE NEVER PAID DIVIDENDS AND WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FUTURE.

We do not believe that we will pay any cash dividends on our common stock in the future.  We have never declared any cash dividends on our common stock, and if we were to become profitable, it would be expected that all of such earnings would be retained to support our business.  Since we have no plan to pay cash dividends, an investor would only realize income from his investment in our shares if there is a rise in the market price of our common stock, which is uncertain and unpredictable.

WE ARE SUBJECT TO PENNY STOCK REGULATIONS AND RESTRICTIONS.

The SEC has adopted regulations that generally define penny stocks to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  As a penny stock, our common stock may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the “Penny Stock Rule.”  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale.  As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market.  Disclosure is required to be made regarding sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements are required to be provided disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Our common stock might not qualify for exemption from the penny stock restrictions.  In any event, even if our common stock were exempt from the penny stock restrictions, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

AS AN ISSUER OF “PENNY STOCK,” THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading.  Such an action could hurt our financial condition.

ADDITIONAL SHARES OF OUR AUTHORIZED CAPITAL STOCK WHICH ARE ISSUED IN THE FUTURE WILL DECREASE EQUITY OWNERSHIP PERCENTAGES OF EXISTING SHAREHOLDERS, COULD ALSO BE DILUTIVE TO EXISTING SHAREHOLDERS, AND COULD DELAY OR PREVENT A CHANGE OF CONTROL OF OUR COMPANY.

We are authorized to issue up to 480,000,000 shares of common stock, and our board of directors has the sole authority to issue unissued authorized stock without further shareholder approval.  To the extent that additional common shares are issued in the future, they will decrease existing shareholders’ percentage equity ownership and, depending upon the prices at which they are issued, could be dilutive to existing shareholders.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY CREDIT AGREEMENT.

Effective July 1, 2011, we entered into a $10,000,000 Equity Credit Agreement with Southridge Partners II, LP.  Pursuant to the Equity Credit Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Southridge at a price equal to 92% of the average of the lowest closing bid price of our common stock of any two trading days, consecutive or inconsecutive, during the five (5) trading day period immediately following the date our put notice is delivered.   Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest will be diluted.

WE ARE REGISTERING AN AGGREGATE OF 150 ,000,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY CREDIT AGREEMENT. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 150 ,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Credit Agreement.  The 150 ,000,000 shares of our common stock will represent approximately 17.99 % of our shares outstanding immediately after our exercise of the put right.  The sale of these shares into the public market by Southridge could depress the market price of our common stock.

SOUTHRIDGE WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Southridge pursuant to the Equity Credit Agreement will be purchased at a 8% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Credit Agreement.  Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Southridge sells the shares, the price of our common stock could decrease.  If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE EQUITY PURCHASE AGREEMENT, AND AS SUCH, SOUTHRIDGE MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

Southridge has agreed, subject to certain exceptions listed in the Equity Purchase Agreement, to refrain from holding an amount of shares which would result in Southridge owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.  These restrictions, however, do not prevent Southridge from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put.  In this way, Southridge could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY PURCHASE AGREEMENT.

Effective July 1, 2011, we entered into a $10,000,000 Equity Purchase Agreement with Southridge. Pursuant to the Equity Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Southridge at a price equal to 92% of the average of the lowest closing bid price of our common stock of any two trading days, consecutive or inconsecutive, during the five (5) trading day period immediately following the date our put notice is delivered. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulations to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for their own account.  Accordingly, we will not receive any proceeds from the resale of the common stock.  However, we will receive proceeds from any sale of the common stock under the Equity Credit Agreement to Southridge.  We intend to use the net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our common stock is currently quoted on the OTCBB under the symbol “ECDC.OB.”  The proposed offering price of the Put Shares is $0.0034, which is the closing bid price of our common stock on June 25, 2012, as reported by the OTCBB.  The selling security holder may sell shares in any manner at the current market price.

MARKET FOR OUR COMMON STOCK

(a) Market Information

Our common stock is currently quoted on the OTCBB under the symbol “ECDC.OB.”  The Company’s shares commenced trading on or about August 6, 2003.  The following chart is indicative of the fluctuations in the stock prices:

Quarter ended	High	Low
March 31, 2012	$0.0200	$0.0011
December 31, 2011	$0.0250	$0.0022
September 30, 2011	$0.0299	$0.0069
June 30, 2011	$0.0570	$0.0080
March 31, 2011	$0.0750	$0.0050
December 31, 2010	$0.0450	$0.0044
September 30, 2010	$0.2000	$0.0110
June 30, 2010	$2.2500	$0.0610
March 31, 2010	$1.7500	$0.1000

(b) Holders

As of June 26 , 201 2 , the Company had approximately 469 stockholders of record.  This figure does not include those shareholders whose certificates are held in the name of brokers-dealers, “street name” or other nominees.

(c) Dividend Policy

We have never declared dividends or paid cash dividends on our common stock.  We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future.  The declaration of dividends will be at the discretion of the board of directors and will depend upon the Company’s earnings, financial position, general economic conditions and other pertinent factors.

(d) Securities authorized for issuance under equity compensation plans.

Not applicable.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Forward Looking Statements

The Company is including the following cautionary statement in this Registration Statement for any forward-looking statements made by, or on behalf of, the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts.  Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectation, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements: technological advances by our competitors, changes in health care reform, including reimbursement programs, changes to regulatory requirements relating to environmental approvals for the treatment of infectious medical waste, capital needs to fund any delays or extensions of development programs, delays in the manufacture of new and existing products by us or third party contractors, market acceptance of our products, the loss of any key employees, delays in obtaining federal, state or local regulatory clearance for new installations and operations, changes in governmental regulations, availability of capital on terms satisfactory to us. We are also subject to numerous Risk Factors relating to manufacturing, regulatory, financial resources and personnel as described in “Risk Factors.”  We disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Plan of Operation

EarthSearch, based in Atlanta, Georgia, has created the world’s first integration of RFID and GPS technology. EarthSearch is an international provider of supply chain management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.

We experienced a sudden reversal of our revenue growth in the 4th quarter of 2008 as the real estate market and global economy came to a halt. A significant number of our customers declared bankruptcy or defaulted on their account. New business opportunities ceased and our sales plummeted. These events forced us to take dramatic steps and business decisions that resulted in substantial reductions of revenue for the years 2009 and 2010.

Based on our internal research, the board and management made the decision to change the business focus and product portfolio. We concluded that simply offering GPS devices, which we believed would become a commodity, exposed the company and its shareholders to potential failure. We accelerated R&D operations and began the development of wireless communication between GPS and RFID devices. We shut down most of our commercial operations due to the economic conditions and expanded R&D.

According to an article on Industryweek.com, “RFID Expecting Strong Rebound” ,   GPS solutions will become inadequate for business needs and the market would demand or require more sophisticated solutions for asset management, workforce optimization and security. RFID technology was growing at significant rate and a combination of both technologies was inevitable. Management seized the opportunity of the slow economy to develop the world’s first solution for continuous visibility of assets and become a global leader in offering such an integrated solution. We are also continuing to utilize the technology to provide other applications such as oil pipeline monitoring .

We completed our product development in the first quarter of 2010, and began commercial beta tests in the summer of 2010. We officially launched our new business and product portfolio in fourth quarter of 2010. We immediately saw revenue growth as 60% of our 2010 revenue came in the 4th quarter of 2010. We outperformed our entire 2010 revenue levels in the 1st quarter of 2011 and we expect to continue to see significant increases in revenue throughout 2011. We are currently engaged in numerous pilot projects with several major organizations , including but not limited to the following partners and customers:   G3 enterprises (Gallo Wines), Tanzania Revenue Authority through Utrack, Servpro in Arizona, Interactive Group in UAE and Pakistan, Belfor in Canada, Utrack in Canada,  Cnord in Russia and Conctena in Switzerland.   Our business with each of the aforementioned organizations consists of the following:

G3 enterprises (“Gallo Wines”) :

We have executed a GPS service agreement with G3 Enterprises. We have successfully completed phase one of the pilot which involved the tracing, tracking and locating of 1,200 tractor trailers carrying grapes. Phase 2 of the pilot is to complete testing of our system on Wine tankers and to implement custom application that will identify the weight of wines loaded at the winery. We have received compensation for the initial pilot and have developed software that will be deployed upon completion. We receive monthly subscription fees for the products currently deployed in the pilot.

Tanzania Revenue Authority through Utrack :

The RFP of “Request For Proposal” issued by the Tanzania revenue authority is still under evaluation. However, we have successfully delivered more than $75,000 worth of products and services to Utrack for sales to private oil distribution companies throughout Eastern Africa. We also receive ongoing subscription fees for the devices deployed under the agreement. We have executed a distributor agreement between EarthSearch and Utrack. We have completed the pilot (our pilot program consist of physical installation of our products and devices on vehicles locally and provisioning of our software for local deployment) and have begun to receive compensation for subscription services for all devices activated as well as additional purchase orders from Utrack under the distributor licensing agreement.

Servpro in Arizona :

We are still in the early stages of the pilot phase. We have been paid for the hardware delivered under the pilot agreement. Once the pilot program, consisting of physical installation of our products and devices on vehicles locally and provisioning of our software for local deployment, is completed we will be able to present the solution to all Servpro licensees across North America.

Interactive Group in UAE and Pakistan:

We have delivered products to Interactive Group and have been paid for all devices used under the pilot program which consisted of physical installation of our products and devices on vehicles locally and provisioning of our software for local deployment.  We are not receiving any compensation during the pilot phase. We expect the pilot will be completed by the end of first fiscal quarter in 2012.  We have executed a Distributor licensing agreement with Interactive Group.

Belfor in Canada :

We have delivered integrated GPS/RFID products to Belfor pursuant to a GPS service agreement. We have successfully deployed products and services for the automation of monitoring of equipment usage by drivers in the field using RFID, while also creating a billing log using GPS data. We have been paid for the products and will begin receiving on-going subscription service fees for all products beginning January 2012.

Cnord in Russia and Conctena in Switzerland :

We are still in the pilot phases for both CNord and Contecna, with our pilot program consisting of physical installation of our products and devices on vehicles locally and provisioning of our software for local deployment. We need to complete local certification in both markets before we will fully deploy in the markets. The Russian and European Union require domestic certification similar to that of the Federal Communication Commission. We have successfully completed both pilots and hope to commence further operations later in the first quarter of 2012. We have not executed any partner agreements with either of these companies.

MultiPlant LTD, Ghana:

The RFP or “Request For Proposal” is still under evaluation by the Ghanaian Revenue Authority. However, we have delivered product for the pilot. The pilot project will involve the installation of our product on vehicles locally and tested for all the features described on the product with the deployment of our software. We have executed a distributor licensing agreement with Multiplant LTD.

We have also expanded our product offering into military logistics. Our integrated GPS/RFID technology would allow most military supply chain operations to monitor and track movement of supply in the theater of operation, (real-time) validating destination, equipment and material delivered to specific troops in the theatre of operation. We have submitted a proposal to the Nigeria Military and the project continues to be under consideration.

Pursuant to a partner agreement the Company has been granted distribution rights to MW Marketing, a New Jersey based Department Of Defense minority contractor with registration rights to bid in government contracts. We have also made an unsolicited proposal to the US department of Defense and continue to pursue these opportunities as part of our expansion into Military logistics.

As part of our growth strategy, we launched an aggressive sales network development program in the summer of 2010.  As of the end of the second quarter 201 2 we have more than 15 distribution partners in 5 geographic regions (Southeast, Asia, Africa, South and North America). We launched a new web site reflecting our new business, products and solutions. We launched our first commercial ecommerce site (www.shop.earthsearch.us) in the second quarter of 201 2 .

Part of our strategy is to implement a merger and acquisition plan as a part of the 201 2 growth strategy. We will focus on targeting those GPS firms with a concentration of clients with advanced supply chain solution needs.  As aforementioned, on October 23, 2011, the Company acquired 51% of Rogue Paper pursuant to the Rogue Paper Share Exchange Agreement. The Company will also seek joint venture opportunities where its technology will have significant impact on the success of the opportunities.

Results of Operations

For the Three Months Ended March 31, 2012 and 2011

Revenues

For the three months ended March 31, 2012, our revenue was $450,494 compared to $164,078 for the same period in 2011, representing an increase of 175%. This increase in revenue was directly attributable to the Company’s decision to change its business focus and product portfolio in 2010 and early 2011 from simply marketing GPS devices to developing full-fledged supply chain solutions which include RFID technologies, other supply chain and warehouse solutions, as well as the expansion of marketing activities to develop a global distribution network for its new product portfolios, and the acquisition of Rogue Paper, which represented $138,180 of total revenues for the three months ended March 31, 2012.  Management believes these changes will result in greater stability and long term growth for the Company.

Revenues are generated from three separate but related offerings, RFID/GPS product sales, consulting services, and user fees for GATIS – our advanced web based asset management platform.  We generated revenues from product sales of $147,932 and $92,897 for the three months ended March 31, 2012 and 2011, respectively.  Revenues for consulting services were $290,100 for the three months ended March 31, 2012, compared to $51,500 for the three months ended March 31, 2011.  User fees were $12,462 and $19,681 for the three months ended March 31, 2012 and 2011, respectively.

Operating Expenses

For the three months ended March 31, 2012, operating expenses were $898,322 compared to $390,057 for the same period in 2011, an increase of 130%.

Cost of revenues increased $94,619 and is directly attributable to the increase in revenues for the three months ended March 31, 2012.

For the three months ended March 31, 2012, selling, general and administrative expenses were $753,961 compared to $340,315 for the same period in 2011, an increase of 121%. This increase was primarily caused by $111,755 of selling general and administrative expenses of Rogue Paper, Inc. in 2012, professional fees related to public company compliance and investor relations increased from $9,000 to $151,320, royalties owed on a license agreement increased from $0 to $14,985, salary expenses increased from $182,773 to $228,574, and amortization of intangible assets and prepaid license fees increased from $0 to $50,750.

Our professional fees related to public company compliance and investor relations increased significantly because we filed an S-1 registration statement in 2011 as well as continuing increases in our investor relations efforts.

Net Loss

We generated net losses of $739,985 for the three months ended March 31, 2012 compared to $237,610 for the same period in 2011, an increase of 211%. Included in the net loss for the three months ended March 31, 2012 was interest expense of $308,133 (of which $292,529 represents accretion of embedded beneficial conversion features on notes payable), reduced by other income of $1,387 and non-controlling interests’ share of the net loss of EarthSearch and Rogue Paper of $14,589.  Included in the net loss for the three months ended March 31, 2012 was interest expense of $22,445, reduced by non-controlling interests’ share of the net loss of EarthSearch of $10,814.

Year Ended December 31, 201 1 Compared to the Year Ended December 31, 20 10

Revenue

For the year ended December 31, 2011, our revenue was $612,482 compared to $129,248 for the same period in 2010, representing an increase of 374%. This increase in revenue was directly attributable to the Company’s decision to change its business focus and product portfolio in 2010, from simply marketing GPS devices to developing full-fledged supply chain solutions which include RFID technologies, other supply chain and warehouse solutions, the expansion of marketing activities to develop a global distribution network for its new product portfolios, and the acquisition of Rogue Paper, Inc, which represented $94,821 of total revenues.  Management believes these changes will result in greater stability and long term growth for the Company.

Revenues are generated from three separate but related offerings, RFID/GPS product sales, consulting services, and user fees for GATIS – our advanced web based asset management platform.  We generated revenues from product sales of $203,776 and $76,984 for the years ended December 31, 2011 and 2010, respectively.  Revenues for consulting services were $352,041 for the year ended December 31, 2011, compared to $21,757 for the year ended December 31, 2010.  User fees were $56,665 and $30,507 for the years ended December 31, 2011 and 2010, respectively.

Operating Expenses

For the year ended December 31, 2011, operating expenses were $2,480,768 compared to $2,508,156 for the same period in 2010, a decrease of 1.1%.

Cost of revenues increased $219,275 and is directly attributable to the increase in revenues for the year ended December 31, 2011.

For the year ended December 31, 2011, selling, general and administrative expenses were $2,179,420 compared to $2,404,804 for the same period in 2010, a decrease of 9.4%. This decrease was primarily caused by accounting fees decreased from $89,278 to $27,282, compensation for board members decreased from $170,000 to $80,000, professional fees related to public company compliance and investor relations increased from $160,350 to $475,997, research and development costs decreased from $333,971 to $75,372, and salary expenses decreased from $1,408,008 to $1,172,382.

Our salary expenses decreased significantly in 2011 over the same period in 2010 due to the streamlining of production and sales functions and the due to the conducting of beta tests for our integrated GPS/RFID solution in 2010.

Our professional fees related to public company compliance and investor relations increased significantly because we filed an S-1 registration statement in 2011 as well as increased our investor relations efforts.

Further, we had various fees associated with the acquisition of Rogue Paper, including but not limited to, legal fees, transfer agent fees and other related costs causing us to incur significant expenses.

The lack of immediate success in the marketing and promotion of our Integrated GPS/RFID product in 2010 coupled with our inability to raise significant capital, caused us to terminate all of the employees hired in 2010 to the develop our marketing program.

Net Loss

We generated net losses of $2,280,676 for the year ended December 31, 2011 compared to $2,496,892 for the same period in 2010, a decrease of 8.7%. Included in the net loss for the year ended December 31, 2011 was a loss on the conversion of debt of $432,270, interest expense of $177,308, reduced by a gain on the recovery of accounts payable of $146,859 and non-controlling interests’ share of the net loss of EarthSearch and Rogue Paper of $51,832.  Included in the net loss for the year ended December 31, 2011 was a loss on the conversion of debt of $66,157, loss on the purchase of non-controlling interest of $55,849 and interest expense of $108,550, reduced by non-controlling interests’ share of the net loss of EarthSearch of $112,507.

Liquidity and Capital Resources

Overview

For the three months ended March 3 1 , 201 2 and 201 1 , we funded our operations through financing activities consisting of private placements of equity securities with outside investors and loans from related and unrelated parties. Our principal use of funds during the three months ended March 31 , 201 2 and 201 1 has been for working capital and general corporate expenses.

Liquidity and Capital Resources during the three months ended March 3 1 , 201 2 compared to the three months ended March 3 1 , 201 1

As of March 31, 2012, we had cash of $37,908 and a working capital deficit of $2,901,912.  The Company generated a negative cash flow from operations of $466,237 for the three months ended March 31, 2012, as compared to cash used in operations of $93,665 for the three months ended March 31, 2011. The negative cash flow from operating activities for the three months ended March 31, 2012 is primarily attributable to the Company's net loss from operations of $739,985, offset by noncash depreciation and amortization of $45,891, issuance of loan payable for prepaid services of $30,000, stock issued for services of $131,760, amortization of prepaid license fees of $12,500, amortization or payment redemption premiums of $6,334, accretion of beneficial conversion features on convertible notes payable of $292,529, accretion of stock discounts on convertible notes payable of $1,080, accrued interest on loans payable of $28,474, and increased by a gain on recovery of redemption premiums of $17,625, changes in operating assets and liabilities of $242,606, and non-controlling interests in the losses of EarthSearch and Rogue Paper of $14,589.

The negative cash flow from operating activities for the three months ended March 31, 2011 is primarily attributable to the Company's net loss from operations of $237,610, offset by noncash depreciation and amortization of $40,086, stock issued for services of $6,000, accrued interest on loans payable of $21,062, and net cash from changes in operating assets and liabilities of $87,611, and increased by noncontrolling interests in the loss of EarthSearch of $10,814.

There were no investing activities during the three months ended March 31, 2012 and 2011.

Cash generated from our financing activities was $450,626 for the three months ended March 31, 2012, compared to $97,008 during the comparable period in 2011. This increase was primarily attributed to the proceeds from proceeds from the issuance of preferred stock of $5,000 in 2012, proceeds from loans payable of $391,226 in 2012, a decrease in repayments of loans payable to related parties from $22,612 to $0; offset by a decrease in proceeds from the issuance of common stock from $42,500 to $1,000, a decrease in proceeds from loans payable – related parties from $77,120 to $56,500, and the repayment of loans payable of $3,100 in 2012.

We will require additional financing during the current fiscal year according to our planned growth activities. During the period from April 1, 2012 to May 17, 2012, we received proceeds of $16,000 from the issuance of convertible promissory notes.

On July 1, 2011, we entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Southridge Partners II, LP (“Southridge”).  Pursuant to the Equity Purchase Agreement, Southridge shall commit to purchase up to Ten Million Dollars ($10,000,000) of our common stock over the course of twenty four (24) months commencing the effective date of the initial Registration Statement (as defined below) covering the Registerable Securities pursuant to the Equity Purchase Agreement. For each share of our common stock purchased under the Agreement, Southridge will pay threety-five percent (92%) of the average of the lowest closing bid price of our common stock in any two trading days, consecutive or inconsecutive, of the five consecutive trading day period (the “Valuation Period”) commencing the date a put notice (the “Put Notice”) is delivered to Southridge in a manner provided by the Equity Purchase Agreement.  Subject to certain limitations and floor price reductions, the Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.  To date, the Company has not completed the registration process and therefore is unable to put shares under the Equity Purchase Agreement.

On April 20, 2012, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Ironridge Technology Co., a division of Ironridge Global IV, Ltd. (“Ironridge”), providing for the issuance and sale by the Company to the Ironridge of an aggregate of 1,500 shares of the Company’s Series B Preferred Stock (the “Preferred Shares”) in fifteen (15) equal tranches of 100 Preferred Shares each, at a price of $1,000 per Preferred Share. Pursuant to the Certificate of Designation to create the Series B Preferred Shares, each Preferred Share may be converted at any time at the option of Ironridge into shares of the Company’s common stock, par value $0.001 at a conversion price of $.01 per share, subject to certain adjustments.  On April 24, 2012, the Company received $100,000 for the first tranche of 100 shares of Series B Preferred stock sold to Ironridge.

In connection with the Closing, on April 20, 2012 the Company entered into a Registration Rights Agreement with Ironridge, pursuant to which the Company will file a registration statement related to the Stock Purchase Agreement with the Securities and Exchange Commission covering the resale of the Common Stock that will be issued to Ironridge upon conversion of the Preferred Shares.

On April 20, 2012, the Company issued 49,700,000 shares of the Company’s common stock to Ironridge in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.  The shares issued to Ironridge were issued pursuant to a Stipulation for Settlement of Claims (the “Stipulation”) filed by the Company and Ironridge in the Superior Court for the State of California, County of Los Angeles (Case No. BC481395) on April 20, 2012 in settlement of claims purchased by Ironridge from certain creditors of the Company in the aggregate amount equal to $1,079,991 (the “Claim Amount”), plus attorney’s fees and costs. Pursuant to the Stipulation, the Company was required to issue and deliver 49,700,000 shares of Common Stock (the “Initial Issuance”). Ironridge will ultimately be entitled to retain a number of shares of Common Stock (the “Final Amount”) that is equal to: (a) the sum of $1,068,344.86 plus a transaction fee of $40,000 and reasonable attorney’s fees, (b) divided by sixty-five percent (65%) of the volume weighted average price (“VWAP”) of the Common Stock as reported by Bloomberg Professional service of Bloomberg LP over a period of time beginning on the date on which Ironridge receives the Initial Issuance and ending on the date on which the aggregate trading volume of the Company’s Common Stock exceeds $5,000,000 (such period being the “Calculation Period”), not to exceed the arithmetic average of the individual daily VWAPs of any five trading days during the Calculation Period. For every 20 million shares that trade during the Calculation Period, or if any time during the Calculation Period a daily VWAP is below 80% of the closing price of the Company’s Common Stock on the day before the date of the Initial Issuance, Ironridge has the right to cause the Company to immediately issue to Ironridge additional shares of Common Stock (each, an “Additional Issuance”) (provided, however, that at no time may Ironridge and its affiliates collectively own more than 9.99% of the total number of shares of Common Stock outstanding). At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall immediately issue additional shares to Ironridge so that the total issuance is equal to the Final Amount and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge will return any remaining shares to the Company for cancellation.

Liquidity and Capital Resources during the year ended December 31, 201 1 compared to the year ended December 31, 20 10

As of December 31, 2011, we had cash of $53,519 and a working capital deficit of $3,384,298.  The Company generated a negative cash flow from operations of $533,325 for the year ended December 31, 2011, as compared to cash used in operations of $1,060,618 for the year ended December 31, 2010. The negative cash flow from operating activities for the year ended December 31, 2011 is primarily attributable to the Company's net loss from operations of $2,280,676, offset by noncash depreciation and amortization of $110,390, stock issued for services of $945,430, loss on the conversion of debt of $432,270, accrued interest on loans payable of $111,347, accretion of beneficial conversion feature on notes payable of $42,358, amortization of payment redemption premium of $16,899, amortization of prepaid license fee of $12,500 and net cash from changes in operating assets and liabilities of $272,845, offset by a gain on the recovery of accounts payable of $146,859 and noncontrolling interests in the loss of EarthSearch and Rogue Paper of $49,829.

The negative cash flow from operating activities for the year ended December 31, 2010 is primarily attributable to the Company's net loss from operations of $2,496,892, offset by depreciation and amortization expense of $197,112, stock issued in lieu of cash compensation of $183,159, in-kind contribution of services of $347,846, loss on conversion of debt of $66.157, loss on disposal of assets of $21,779, loss on acquisition of non-controlling interest in EarthSearch of $55,849, interest accrued on notes payable of $91.755, and decreased investment in operating working capital elements of $555,124, offset by noncontrolling interests in the loss of EarthSearch of $112,507.

The decrease in investing activities is attributable to the purchase of equipment of $6,760 during the year ended December 31, 2010, compared to $4,391in 2011, $62,698 of cash received in the acquisition of Rogue Paper during the year ended December 31, 2011 2011, and the proceeds received and payments of escrow deposits in the year ended December 31, 2010.

Cash generated from our financing activities was $527,259 for the year ended December 31, 2011, compared to $992,884 during the comparable period in 2010. This decrease was primarily attributed to the proceeds from the issuance of common stock, a decrease from $656,125 to $186,200, proceeds for the sale of preferred stock in 2011 of $5,000, proceeds from loans payable to related parties, a decrease from $264,823 to $205,919, proceeds from loans payable to unrelated parties, a decrease from $376,931 to $244,755, offset by the repayments of loans payable to related parties, a decrease from $281,995 to $112,115 and repayments of loans payable to unrelated parties in 2011 of $2,500.

We will require additional financing during the current fiscal year according to our planned growth activities. During the period from January 1, 2012 to April 13, 2012, we received proceeds from the sale of 250,000 shares of our common stock of $1,000 and $60,000 from the issuance of convertible promissory notes.

On July 1, 2011, we entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Southridge Partners II, LP (“Southridge”).  Pursuant to the Equity Purchase Agreement, Southridge shall commit to purchase up to Ten Million Dollars ($10,000,000) of our common stock over the course of twenty four (24) months commencing the effective date of the initial Registration Statement (as defined below) covering the Registrable Securities pursuant to the Equity Purchase Agreement. For each share of our common stock purchased under the Agreement, Southridge will pay ninety-five percent (92%) of the average of the lowest closing bid price of our common stock in any two trading days, consecutive or inconsecutive, of the five consecutive trading day period (the “Valuation Period”) commencing the date a put notice (the “Put Notice”) is delivered to Southridge in a manner provided by the Equity Purchase Agreement.   Subject to certain limitations and floor price reductions, the Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.  To date, the Company has not completed the registration process and therefore is unable to put shares under the Equity Purchase Agreement.

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors included an explanatory paragraph in their report on the consolidated financial statements for the year ended December 31, 201 1 regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Our unaudited consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern. Our unaudited consolidated financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

There is no assurance that our operations will be profitable. Our continued existence and plans for future growth depend on our ability to obtain the additional capital necessary to operate either through the generation of revenue or the issuance of additional debt or equity.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

Our significant accounting policies are can also be found in Note 2 of our financial statements. While all of these significant accounting policies impact the Company’s consolidated financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on the Company and require management to use a greater degree of judgment and estimates. We believe that the estimates and assumptions that are most important to the portrayal of our consolidated financial condition and results of operations, in that they require subjective or complex judgments, form the basis for the accounting for the valuation accounts receivable, inventory, revenue recognition, impairment of long-lived assets, and stock-based compensation. We believe estimates and assumptions related to these critical accounting policies are appropriate under the circumstances; however, should future events or occurrences result in unanticipated consequences, there could be a material impact on our future consolidated financial conditions or results of operations. We suggest that our significant accounting policies be read in conjunction with this Management's Discussion and Analysis of Financial Condition.

Accounts Receivable

The Company grants unsecured credit to commercial and governmental customers in the United States and abroad.  Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance sheet credit exposure to its customers.

Inventories

Inventories are stated at the lower of cost or market (“LCM”).  The Company uses the first-in-first-out (“FIFO”) method of valuing inventory.  Inventory consists primarily of finished goods and accessories for resale.

Revenue Recognition

The Company generates revenue through three processes: (1) Sale of its RFID/GPS products, (2) Fees for consulting services provided to its customers, and (3) Service Fees for the use of its advanced web based asset management platform.

•	Revenue for RFID/GPS products is recognized when shipments are made to customers. The Company recognizes a sale when the product has been shipped and risk of loss has passed to the customer.

•	Revenue for consulting services is recognized when the services have been performed.

•	Revenue for service fees is recognized ratably over the term of the use agreement.

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Stock-Based Compensation

The Company accounts for Employee Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees” ("ASC 505-50"). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

The Company has not granted any stock options as of March 31, 2012.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF BUSINESS

Overview

The Company, through its majority owned subsidiary, EarthSearch, offers a portfolio of GPS devices, RFID interrogators, integrated GPS/RFID technologies and Tag designs.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.  EarthSearch is an international provider of GPS and telemetric devices, applications and solutions for both consumer and commercial markets.  EarthSearch developed and created devices which feature the world’s first wireless communication between RFID and GPS technologies.  These devices provide real-time visibility of assets and goods in transit as well providing specialized security applications for sea ports, shipyards, and power and energy plants.

EarthSearch GPS devices offer trucking fleet owners an array of security, safety and convenience features for both consumer and commercial fleets. EarthSearch offerings such as LogiBoxx, LogiBoxxRF and HALO are vehicle and supply chain management solutions.  The products are designed to be easily installed into any type of vehicle, including automobiles, construction equipment, trucks, buses and other mobile machinery.  Customers can use these proprietary devices to address their specific needs, such as (i) substantially reducing the risk of assets being lost, stolen or misrouted,(ii) managing a commercial vehicle or fleet or (iii) precisely tracking the location of a company’s goods, inventory and/or vehicles in real-time.

Additionally, EarthSearch has developed SchoolsConnects - the first school transportation solution and class attendance monitoring system utilizing integrated GPS/RFID technology.  This unique solution is designed to provide real-time visibility and security of students traveling on scheduled school bus routes, as well as provide parents with real time notification when students miss classes.  This unprecedented technology monitors the real-time status of students as they enter and exit school buses and class rooms.  SchoolConnect can provide real-time alerts to parents and schools when a student gets on the bus or off the bus.  Alerts are sent when and if a student exits at the wrong bus stop, or should a student fail to get on or off the bus at a scheduled location. The SchoolConnect system provides real-time notification to parents with hand-held devices, such as smart phones, as well as communication between parents and teachers.

Company History

The Company was incorporated under the laws of the State of Florida on May 27, 1994, under the name Plantastic Corp., to engage in the business of purchasing and operating a tree farm and nursery.  The Company was unsuccessful in this venture and in March 1997, the Company amended its articles of incorporation, reorganized its capital structure and changed its name to Viva Golf, USA Corp.  The Company then acquired the assets of Viva Golf, USA Corp., a Delaware corporation, which consisted of a golf equipment marketing plan and other related assets.  The Company unsuccessfully engaged in the business of golf club manufacturing and marketing and ceased those operations in 1998.

The Company acquired 100% of the issued and outstanding shares of common stock of Lifekeepers International, Inc. in exchange for 1,000,000 of the Company’s newly issued shares under an Agreement and Plan of Reorganization on October 22, 1998.  In connection with this acquisition, the Company changed its name to Lifekeepers International, Inc.  On May 29, 2003, the Company changed its name to East Coast Diversified Corporation and changed its domicile to Nevada.  During 2001, the Company discontinued its operations, and remained inoperative until April 26, 2006.

On April 26, 2006, the Company entered into a definitive Share Exchange Agreement (the “Agreement”) to acquire 100% of the issued and outstanding shares of Miami Renaissance Group, Inc. (“MRG”), a privately-owned Florida corporation, in exchange for the issuance of 4,635,000 restricted shares of the Company’s common stock and 167,650 preferred stock designated as Series A Convertible Preferred Stock (the “Preferred Stock”).  The Company’s officers and directors, who did not own any shares of common stock of the Company prior to this Agreement, were also the majority shareholders of MRG.  The Agreement was adopted by the unanimous consent of the Company’s Board of Directors (the “Board”) and written consent of the majority shareholders of the Company.  Further, it was approved by unanimous consent of MRG’s Board of Directors and by written consent of the majority shareholders of MRG.

Pursuant to the Agreement, the Company issued a total of 4,635,000 shares of common stock and 167,650 shares of Preferred Stock to the shareholders of the MRG in exchange for 20,500,000 shares of MRG, which represented 100% of the issued and outstanding shares of MRG.  Following the closing of the Agreement, the shareholders of MRG owned approximately 63.75% of the Company’s issued and outstanding shares of common stock.

On February 20, 2008, the Company entered into a Stock Sale Agreement (the “Stock Sale Agreement”), pursuant to which the Company agreed to sell and MRG Acquisition Corp. (a Delaware corporation formed for the purpose of acquiring MRG, hereinafter “MRGA”) agreed to acquire 100% of the capital stock of MRG (“MRG Shares”), representing substantially all of the assets of the Company, in consideration for the forgiveness of liabilities in the amount of $1,051,471 owed by the Company to certain affiliated persons.

On April 6, 2009, the Board unanimously adopted and the consenting stockholders approved a resolution to effectuate a one-for-one hundred (1:100) reverse stock split (the “Reverse Split”) of the Company’s common stock.  On June 29, 2009, the Company was notified by NASDAQ that has it had received the necessary documentation to process the Reverse Split and issue a new symbol (ECDC).  The Reverse Split became effective on June 30, 2009.

On October 23, 2011, (the “Execution Date”) Company entered into an a share exchange agreement (the “Rogue Paper Share Exchange Agreement”) with Rogue Paper, Inc., a California corporation (“Rogue Paper”) and certain shareholders of Rogue Paper (the “Rogue Paper Shareholders”).

Pursuant to the Rogue Paper Share Exchange Agreement, the Company  acquired fifty-one percent (51%) of the issued and outstanding shares of common stock of Rogue Paper (the “Rogue Paper Common Shares”) in exchange for two million five hundred thousand (2,500,000) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Shares”).  No sooner than twelve months from the Execution Date, the Preferred Shares shall be convertible, at the option of the holder of such shares, into an aggregate of fifty million (50,000,000) shares of the Company’s common stock.

Commencing six months from the Execution Date, both the Company and the holders of the Preferred Shares shall have the option to redeem any portion of such holders Preferred Shares for cash, at a price of sixty cents ($0.60) per share.  Commencing twenty four (24) months from the Execution Date, holders of the remaining forty-nine percent (49%) of Rogue Paper Common Shares, have the option to have such shares redeemed by the Company for cash, at a price of $0.03 per share.

Furthermore, the Company may purchase up to an additional one million ($1,000,000) of Rogue Paper Common Shares, in intervals to be determined, over the course of the next twelve months following the Execution Date.

EarthSearch Transactions

On December 18, 2009, the Company’s former principal stockholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC  ( collectively, the “Sellers”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Kayode Aladesuyi (the “Buyer”), pursuant to which the Sellers, beneficial owners of an aggregate of 6,997,150 shares of the Company’s common stock (the “Sellers’ Shares”), agreed to sell and transfer the Sellers’ Shares to the Buyer for total consideration of Three Hundred Thousand Dollars ($300,000.00).  The Purchase Agreement also provided that the Company would enter into a share exchange agreement with EarthSearch.

On January 15, 2010, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with EarthSearch Communications International, Inc. (“EarthSearch”), pursuant to which the Company agreed to issue 35,000,000 shares of the Company’s restricted common stock to the shareholders of EarthSearch.  On April 2, 2010, EarthSearch consummated all obligations under the Share Exchange Agreement.  In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired 93.49% of the issued and outstanding common stock of EarthSearch.  As a result of the execution and closing of the Purchase Agreement and Share Exchange Agreement, our principal business became the business of EarthSearch (the “Share Exchange”).  The Board passed a resolution electing the new Board members and appointing new management of the Company and effectively resigning as their last order of business.

The Share Exchange is being accounted for as an acquisition and recapitalization.  EarthSearch is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of EarthSearch.  The accumulated deficit of EarthSearch was also carried forward after the acquisition.

EarthSearch was founded in November 2003 as a Georgia corporation.  The company subsequently re-incorporated in Delaware on July 8, 2005.  The operations of its former wholly-owned subsidiary, EarthSearch Localizacao de Veiculos, Ltda in Brazil, were discontinued during 2007.

On December 31, 2010, the Company acquired 1,800,000 additional shares of EarthSearch from a non-controlling shareholder in exchange for 439,024 shares of the Company’s common stock.  As of August 2, 2011, the Company owns 99% of the issued and outstanding stock of EarthSearch.

Our Strategy

EarthSearch, based in Atlanta, Georgia, has created the world’s first integration of RFID and GPS technology.  EarthSearch is an international provider of supply chain management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products.  These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity and deliver real-time visibility of the supply chain through automation.

We experienced a sudden reversal of our revenue growth in the 4th quarter of 2008, as the real estate market and global economy came to a halt.  A significant number of our customers declared bankruptcy or defaulted on their account.  New business opportunities ceased and our sales plummeted.  These events forced us to take dramatic steps and business decisions that resulted in substantial reductions of revenue for the years 2009 and 2010.

Based on our internal research, the Board and management made the decision to change the business focus and product portfolio.  We concluded that simply offering GPS devices, which we believed would become a commodity, exposed the Company and its shareholders to potential failure.  We accelerated research and development operations and began the development of wireless communication between GPS and RFID devices.  We shut down most of our commercial operations due to the economic conditions and expanded R&D.

Our internal research showed GPS solutions will become inadequate for business needs and the market would demand or require more sophisticated solutions for asset management, workforce optimization and security.  RFID technology was growing at significant rate and a combination of both technologies was inevitable.  Management seized the opportunity of the slow economy to develop the world’s first solution for continuous visibility of assets and become a global leader in offering such an integrated solution.  We are also continuing to utilize the technology to provide other applications such as oil pipeline monitoring.

Part of our research and development activities includes development of the wireless protocol between GPS and RFID, the development of a software platform that will allow users to manage assets remotely. In addition we also researched various applications of the technology including applications in the relevant industries, its social utilization, and its impact of with regards to schools and child safety.

Over a two year period, we successfully developed the communication protocol between GPS and RFID. We developed the GATIS Platform for commercial application and The SchoolConnect Platform for the school system.  We researched current school transportation management programs, related costs, safety issues associated with student bus riders.  We developed an application of our technology that provides real time tracking of students getting on or off the school bus or skipping classes.  This technology will allow parents to monitor the safety of their children and will also provide statistical data on student behavior in order to help school administrators and parents become more actively involved in a child’s education.

For our commercial application we researched industries with the most significant problems related to mobile assets and that rely on those assets for revenue, such as the shipping industry, restoration industry and oil and gas transporters. The application is primarily focused on providing real time information regarding the monitoring and management of traveling assets, inventory and personnel.

We have spent approximately $534,000 over the last two fiscal years in software, hardware, research and development costs and expenditures.

We completed our product development in the first quarter of 2010, and began commercial beta tests in the summer of 2010.  We officially launched our new business and product portfolio in 4th quarter of 2010.  We immediately saw revenue growth, as 60% of our 2010 revenue came in the 4th quarter of 2010.  We outperformed our entire 2010 revenue levels in the first quarter of 2011 and as of September 30, 2011, our year to date revenue was significantly greater   then the same period in 2010 .  We are currently engaged in numerous pilot projects with several major organizations.  We have also expanded our product offering into military logistics.

As part of our growth strategy, we launched an aggressive sales network development program in the summer of 2010.  As of the end of the first quarter 2012, we have distribution partners in 18 countries and 5 geographic regions (Southeast, Asia, Africa, South and North America).  We launched a new web site reflecting our new business, products and solutions.

The market for our products is maturing globally and is well diversified. We recently delivered products to customers in such places as Canada, Nigeria, Kenya, and several other markets including Russia.  The Company is not substantially dependent on any one customer.

We intend to continue to grow the market for our products and as part of our 2011 growth strategy, we intend to implement a merger and acquisition plan, with a focus on targeting those GPS firms with a concentration of clients with advanced supply chain solution needs.   As aforementioned, on October 23, 2011 the Company acquired 51% of Rogue Paper, pursuant to the Rogue Paper Share Exchange Agreement.   The Company will continue to seek joint venture opportunities where its technology will have significant impact on the success of the opportunities.

Our revenues are principally derived from three sources product sales, consulting services, and user fees for GATIS, our advanced web based asset management platform.   Our consulting services revenue is derived from solution design and account set up. Every client, customer or partner has a specific application for which they intend to use or sell our technology. In almost all the cases, the use of this technology requires customization. We provide system analysts that design how the technology can be delivered for its desired intention. Most of our current consulting and services revenue comes from the white labeling and customization of systems for our partners.

We also charge consulting fees for designing solution for clients on behalf of our partners. Additionally, we derive revenue for performing the initial setup for clients with large assets and fleets.

GATIS user access fees are based on the type of solution a client desires to be implemented. Applications utilizing active tags generally cost less because active tags are used on a limited number of larger assets and require less data usage. Fees for this can range from $29.99 to $39.99 per month.

An application utilizing our passive RFID solution which is generally used to monitor a large number of individual assets and requires large amounts of data, will incur  higher service fees that may range between $39.99 to $84.99 per month depending the volume of individual assets that are monitored.

Products and Services

LogiBoxx

Logiboxx is the world’s first vehicle tracking device with an embedded radio frequency (RF) module.  LogiBoxx provides the ability to perform the dual functions of an RFID solution by communicating directly with RF tags, while also creating a wireless gateway between mobile RFID solution and a backend server to function as a fleet management solution.

GATIS

GATIS (Global Asset Tracking and Identification System) is an advanced web based asset management platform.  It incorporates several applications and vertical market that integrates GPS and RFID data into their operation and business.   GATIS  is a web-based application that allows for the management of integrated GPS/RFID at the hardware level.  It is a necessary application for the management of assets in transit.

EarthSearch’s LogiBoxx solution, when used with our GATIS application, utilizes integrated RFID and GPS data, delivered in real time, under the most complex data analysis and business logic process, to achieve decisions needed by governments and businesses to accomplish critical organization objective.

Bridging the communication between GPS/RFID and integrating with sensor technology creates solutions that challenge the imagination.  We are the creator of the world’s first wireless communication between GPS and RFID interrogators and we solve complex business security, logistics and operational issues.

We engage our customers from strategic planning to implementation to make the customer’s desired solution a reality.  EarthSearch provides professional services in key areas to ensure successful delivery of the desired solution to the customer.  We begin with a clearly defined project objective, creating easy to understand scope of work and project design that clearly explains how we will accomplish our customer’s desired solution.

Our solutions include RFID implementation for various industries and vertical markets utilizing global standards such as Electronic Product Code General 2 standards, 2.4ghz active RFID platforms with proprietary protocols.  We utilize passive and semi-passive, as well as active, tags to create integrated solutions for our clients that will meet the desired objectives.  Our expertise in the integration of GPS with RFID allows us to create hybrid solutions that can result in solutions once considered impossible, such as implementation of Active/Passive RFID applications in the same solution.

Whatever the industry, EarthSearch uses its proprietary wireless communication between GPS and RFID, integrated with sensor technology, to deliver the most advanced Auto ID solutions in the market.  Our proprietary  GATIS  software uses integrated RFID/GPS data with intelligent business logic to deliver solution and information for business decisions.

Additionally, EarthSearch has completed the development SchoolConnect and has begun to monetize the product.  We have delivered the  SchoolConnect  product to customers in Nigeria and United Emirates and we are currently in discussion for pilot programs in school systems in Atlanta GA and Newark NJ.  SchoolConnect  is the first school bus security solution with integrated GPS/RFID technology.  This unique solution is designed to provide real-time visibility and security of students traveling on scheduled school bus routes.  This unprecedented technology monitors the real-time status of students as they enter and exit school buses.

SchoolConnect can provide real-time alerts to parents and schools when a student gets on the bus or off the bus.  Alerts are sent when and if a student exit at the wrong bus stop, or should a student fail to get on or off the bus at a scheduled location.  The SchoolConnect   system provides real-time notification to parents with hand-held devices, such as smart phones  and has been sold in areas such as Nigeria, Dubai and United Emirates

We currently sell LogiBoxx RF, TrailerSeal, RFSeal, Trailer ID Tags and Handheld RFID Readers, however, our products can be used to deliver several applications for several vertical industries.

We have begun to recruit personnel in critical areas such as sales and operations with the hiring of a new sales director. We now have extensive network of partners with pilot projects implemented on the ground in numerous countries. We are now in the commercialization stage of our operations and have begun to monetize of our technology.

Over the next twelve months we plan to increase our marketing and brand awareness by social networking as well the implementation a weekly newsletter updating specific industry targets about the progress of our applications as we develop them.

Intellectual Properties

Patents and Other Proprietary Properties

The patent under publication NO US-2009-0069954-A1 was assigned to the Company in 2009, by Mr. Kayode Aladesuyi, our Chairman and Chief Executive Officer.  Mr. Aladesuyi also holds a patent and has a patent pending relating to our technology.  These patents are licensed directly to the Company by Mr. Aladesuyi.  Further, the Company has licensing agreements, dated September 1, 2010, with two entities for various patents issued in the United States and internationally.

Trademarks

The Company plans to register multiple trademarks with the USPTO.  They are LogiBoxx, GATIS, TrailerSeal, RFSeal, and MobileMANAGER.

Rogue Paper, Inc.

Based in San Francisco, California and New York City, Rogue Paper is one of the first social TV platforms in market, creating category-leading and award winning social TV experiences such as MTV WatchWith and VH1 Co-Star. For those services Rogue Paper provided an end-to-end development experience from product concept, visual and interaction design, to application development for tablets and smartphones, as well as the social TV platform that powers the application experience.

In mid-2011, Rogue Paper’s founders and board made a decision to move from providing highly customized front-end solutions to providing the total solution out-of-the-box for media companies, and a core platform for developing in order to expand and reach more media companies and users. This shift in strategy required creating two divisions, a professional services division for the front-end development and custom engagements for media clients and a platform R&D unit. The Platform R&D unit is focused on creating a core platform for new clients and providing access to our core functionality to third-party developers who are interested in adding social TV interactions to their existing applications. These two divisions will allow Rogue Paper to reach the greatest number of users across the most media properties. Aggregating users and understanding how users interact with television provides for compelling business, new revenue opportunities, and allows Rogue Paper to continue to innovate in the social TV market.

This shift in strategy required creating two divisions, a professional services division for the front-end development and custom engagements for media clients and a platform R&D unit. The Platform R&D unit is focused on creating a core platform for new clients and providing access to our core functionality to third-party developers who are interested in adding social TV interactions to their existing applications. These two divisions will allow Rogue Paper to reach the greatest number of users across the most media properties. Aggregating users and understanding how users interact with television provides for compelling business, new revenue opportunities, and allows Rogue Paper to continue to innovate in the social TV market.

Products and Services

TV Tune-In is one of the world’s first social TV platforms that allows media companies to develop branded iPhone, iPad and Android applications for television shows and channels. TV Tune-In is Rogue Paper’s proprietary platform, designed to provide a feature-rich Audience Engagement Platform to media and entertainment companies. Whether a viewer engages with a second screen via smartphone, tablet or desktop, TV Tune-In is the ideal white-label solution. It allows broadcasters to quickly onboard television properties and content producers to engage viewers through timed content, curated social commentary and other customized interactions.

These applications aim to attract fans to interact around live viewing of their favorite show, event, or sports team. Users can actively comment, message on Twitter or Facebook and Like their favorite show, chat with friends, play trivia, watch exclusive video content, photos and more. As users interact with the application, they can earn rewards such as virtual badges. TV Tune-In also has the ability to time-shift interactions and commentary in case you aren't watching a show live.

Rogue Paper’s TV Tune-In solution aggregates social commentary from social networks and delivers real-time, individually-curated message stream utilizing services like Facebook and Twitter.

We engage our customers from strategic planning to implementation to make the customer's desired interactive solution a reality. Rogue Paper’s professional services team engages in an iterative, user-centered design process to design world-class user experiences. Our goal is to understand the user and engage in primary research to fully understand the target audience and how they want to interact with the television properties.

Trademarks

The Company registered TV Tune-In trademarks with the United States Patent and Trademark Office.

Competition

There are numerous direct-to-consumer platforms providing experiences that compete with TV broadcasters for viewer mindshare. Several other companies, such as Into Now and Miso, can be considered direct competitors to Rogue Paper and have more access to capital. However, we believe that utilizing the Rogue Paper technology in various social medial platforms, as well within our own business divisions, will provide Rogue Paper with more deployment opportunities and a greater potential for growth.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 810 Franklin Court, Suite H, Marietta, Ga. 30067. We currently lease approximately 3708 square feet of generic office space on 6 year term for $2,163, $2,227, $2,295, $2,363, $2,434, and $2,509 from each month for the 1 st through the sixth year respectively. This lease expires 2018. This space is utilized for office purposes and it is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining additional facilities if deemed necessary.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all our directors and executive officers and our key management personnel as of November 1 , 2011.  All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  Executive officers serve at the discretion of the board of directors, and are elected or appointed to serve until the next board of directors meeting following the annual meeting of stockholders.  Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Positions	Since

Kayode A. Aladesuyi	51	Chief Executive Officer, President, Interim Chief Financial Officer and Chairman	April 2, 2010

Frank Russo	53	Director	April 2, 2010

Edward H. Eppel	68	Director	April 2, 2010

Anis D. Sherali	61	Director	April 2, 2010

Biography of Directors and Officers

Kayode A. Aladesuyi, a founder of EarthSearch, was appointed, and has served as Chairman of the Board of Directors, Chief Executive Officer, President and Interim Chief Financial Officer of East Coast Diversified Corp since April 2, 2010.  Mr. Aladesuyi held similar positions with EarthSearch since January 2004.  Prior to joining EarthSearch, Mr. Aladesuyi was the founder , Chief Executive Officer, and President of PlanetLink Communications, Inc. which engaged in the development of satellite-enabled products based on GPS technology and provision of monitoring services in the United States from 1999 to 2003 Mr. Aladesuyi resigned from PlanetLink Communications to establish EarthSearch. He has a B.S. degree in accounting from Alabama State University.

The Company believes that Mr. Aladesuyi’s technical and management expertise will contribute to the Company’s development of its own infrastructure and growth as a public company.

Frank Russo has been a Director since April 2, 2010.   Mr. Russo has been representing  various manufacturers, including FIFA, Kappa and KangaROOS, consulting with their sales and marketing departments throughout Metro NY/NJ and the Mid-Atlantic regions from 2003 through the present. Mr. Russo served as the President of Gladiator Sales, a regional marketing and sales company that represented Puma North America ($500+ million in sales) throughout New England, Mid-Atlantic and the Metro NY/NJ regions. Prior to Gladiator Sales, Mr. Russo  managed a sales division for Diadora, an Italian sporting goods manufacturer from 199 to 2003. Mr. Russo has a B.S. degree in business administration from Saint Michael’s College.

The Company believes that Mr. Russo’s extensive experience managing in sales and marketing will help steer the Company’s growth and development.

Edward H. Eppel was appointed as a Director on April 2, 2010, and had served as a Director of EarthSearch since October 2009.  Mr. Eppel serves as the vice president of LPS Ind., a leading manufacturer of special printed flexible films for the Medical/Food/Beverage manufacturing industries, with sales in both North America and Europe, a position he has held since 1995 through the present. Mr. Eppel was the founder and served as president of RAE Container Inc., a manufacturer of corrugated products, molded form, cushioning and protective materials for Air/Sea/Ground shipments, from 1986 to 1995 Mr. Eppel and RAE Container Inc., merged with LPS in 1997. Mr. Eppel is a “Lifetime” member of the IOPP (Institute of Packaging Professionals) and served as the President of the Meadowlands chapter from 1975 to 1979. Mr. Eppel also served as president of the Society of Packaging and Handling Engineers from 1969 to 1975, while also  with serving as chairman of Morris County Municipality Utilities Authority (NJ) for the past 25 years. This public utility serves more than 500,000 residents with water and a complete recycling program reducing landfill waste by over 50%. Mr. Eppel has a B.S. degree in industrial management from Rutgers University.

The Company believes that Mr. Eppel’s considerable experience with the shipping and manufacturing business will help the Company’s sales and application of its technology in such industries.

Anis D. Sherali was appointed as a Director on April 2, 2010, and had served as a Director of EarthSearch since June 2009.  Mr. Sherali is currently the president/CEO of Energy Consulting Group and has assisted numerous electric utility clients analyze and solve optimization problems related to electric utility operations and economic dispatch, a position he has held since 2000.. His responsibilities include the preparation of engineering feasibility analyses of alternative power supply sources, long-range planning studies for generation and transmission systems, software development related to power supply planning and utility rate analysis.  Mr. Sherali has more than 25 years of experience in power supply planning and pooling evaluations, wheeling and coordination analysis, electric utility rates, finance and accounting, contract negotiations, generation analysis, utility operations and dispatch, economic and regulatory support and power supply consulting with numerous clients in more than 15 states.  Mr. Sherali has a masters degree in industrial management from Georgia Tech.

The Company believes that Mr. Sherali’s technical and managerial expertise will help steer the Company’s growth and development .

Our directors hold office until the earlier of their death, resignation or removal by shareholders, or until their successors have been qualified. Officers are appointed by the board of directors and serve at the discretion of the board of directors or until their earlier resignation or removal.  Any action required can be taken at any annual or special meeting of stockholders of the corporation which may be taken without a meeting, without prior notice and without a vote, if consent of consents in writing setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principle place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last two completed fiscal years. The following information includes the dollar value of base salaries and certain other compensation, if any, whether paid or deferred. The executive officers of the company did not receive any stock award, option award, non-equity incentive plan compensation, or nonqualified deferred compensation earnings during the last two completed fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards (7)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total

Kayode Aladesuyi, Chairman,	2011	$175,000		$600,000	$-	$-	$-	$21,723	(5)	$706,723
Chief Executive Officer, President	2010	$350,000		$-	$-	$-	$-	$18,530	(5)	$408,530
and Chief Financial Officer (1)	2009	$271,876		$-	$-	$-	$-	$12,000	(5)	$283,876

Frank Russo, Executive	2011	$-		$-	$-	$-	$-	$-		$-
Vice President (1) (2)	2010	$187,500		$-	$-	$-	$-	$6,530	(6)	$194,034
	2009	$-		$-	$-	$-	$-	$-		$-

John Ferguson	2011		$-	$-	$-	$-	$-	$-		$-
Vice President (1) (3)	2010	$43,068		$-	$-	$-	$-	$-		$43,068
	2009	$-		$-	$-	$-	$-	$-		$-

Frank Rovito, Chief	2011	$-		$-	$-	$-	$-	$-		$-
Executive Officer, Chief	2010	$-		$-	$-	$-	$-	$-		$-
Financial Officer and Director (4)	2009	$-		$-	$-	$-	$-	$-		$-

Aaron Goldstein, Vice	2011	$-		$-	$-	$-	$-	$-		$-
President and Chairman (4)	2010	$-		$-	$-	$-	$-	$-		$-
	2009	$-		$-	$-	$-	$-	$-		$-

(1) Appointed on April 2, 2010.

(2) Position was eliminated on October 1, 2010.

(3) Resigned on September 21, 2010.

(4) Resigned on April 2, 2010.

(5) All other compensations includes car allowance each year and health insurance premiums.

(6) All other compensation includes $6,350 of health insurance premiums.

(7) Stock awards are valued at Market Value on date of award.

Agreements with Executive Officers

The Company does not have any employment agreements with its executive officers.  At the time of the Share Exchange, the Company’s Board of Directors agreed to assume the annual salary of $350,000 to Kayode Aladesuyi, the Company’s Chief Executive Officer, President and Interim Chief Financial Officer.

DIRECTOR COMPENSATION

The general policy of the Board is that Directors earn $10,000 per quarter for each quarter served. The Board of Directors has the primary responsibility for considering and determining the amount of Director compensation. The board waived compensation for the 2 nd and 3 rd quarters of the year ended 2011. The Company accrued compensation for the board for the 1 st and 4 th quarters

The following table shows amounts earned by each Director in the fiscal year ended December 31, 2011.

Director	Year	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Kayode Aladesuyi	2011	$10,000	$10,000	$-	$-	$-	$-	$20,000
	2010	$40,000	$-	$-	$-	$-	$-	$40,000

Frank Russo	2011	$10,000	$10,000	$-	$-	$-	$-	$20,000
	2010	$40,000	$-	$-	$-	$-	$-	$40,000

Edward Eppel	2011	$10,000	$10,000	$-	$-	$-	$-	$20,000
	2010	$40,000	$-	$-	$-	$-	$-	$40,000

Anis D. Sherali	2011	$10,000	$10,000	$-	$-	$-	$-	$20,000
	2010	$40,000	$-	$-	$-	$-	$-	$40,000

Afred ("Ted") Ruhly (3)	2011	$-	$-	$-	$-	$-	$-	$-
	2010	$10,000	$-	$-	$-	$-	$-	$10,000

(1) Reflects the amount of fees earned during each year ended on December 31.

(2) Stock awards are valued at Market Value on date of award.

(3) Mr. Ruhly was removed as a Director on September 30, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of May 29, 2012 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group. As of May 29, 2012, there were a total of 644,736,918   shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of May 29, 2012 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Kayode Aladesuyi (3)	165,473,240	16.32%

Frank Russo (4)	36,614,714	6.2 1%

Edward Eppel	2,245,229	.42%

Anis Sherali (5)	93,953,123	9.26%

All Directors and Executive Officers as a Group (4 persons)	298,286,307	29.41%

(1)
“Beneficial Owner” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The mailing address for all officers and directors is 810 Franklin Court, Suite H, Marietta, Georgia 30067.

(2)
For each shareholder, the calculation of percentage of beneficial ownership is based upon 644,736,918 shares of Common Stock outstanding as of May 29, 2012, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3)
This total includes 3,329,200 shares held by Mr. Aladesuyi’s five dependent children; 1,119,440 shares held by Mr. Aladesuyi’s wife, Andrea Rocha; and 42,698,060 shares held by BBKN&K LLC, of which Mr. Aladesuyi is the managing member; of which he has voting and dispositive power.

(4)	This total includes 151,210 shares held by Mr. Russo’s three dependent children, of which he has voting and dispositive power.

(5)	Includes 250,000 shares held by Mr. Sherali’s wife, Farah Sherali, of which he has shared voting and dispositive power.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Frank Russo, a Director of the Company, is a note holder of the Company.  During the year ended December 31, 2009, Mr. Russo converted $100,000 of the note into 10,000,000 shares of the Company’s common stock.  During the year ended December 31, 2010, Mr. Russo converted $60,000 of the note into 6,000,000 shares of the Company’s common stock.  The Company borrowed $29,800 and $144,300 from and repaid $24,000 and $11,500 to Mr. Russo during the years December 31, 2010 and 2009, respectively.  The Company issued 400,000 shares of its common stock to Mr. Russo for services during the year ended December 31, 2009.

Edward Eppel, a Director of the Company, is a note holder of the Company.  The Company borrowed $31,085 and $126,400 from Mr. Eppel during the years ended December 31, 2010 and 2009, respectively.  The Company issued 5,100,000 shares of its common stock to Mr. Eppel for services during the year ended December 31, 2009.

Andrea Rocha, Comptroller of the Company, is the wife of Kayode Aladesuyi, the Company’s Chairman, Chief Executive Officer, and President of the Company.  Ms. Rocha was a note holder of the Company.  The Company borrowed $32,000 from Ms. Rocha during the year ended December 31, 2009.  During the year ended December 31, 2009, Ms. Rocha converted $32,000 of the note into 3,200,000 shares of the Company’s common stock.  During the year ended December 31, 2010, the Company repaid $2,600 to Ms. Rocha. On October 5, 2009, Ms. Rocha purchased 4,800,000 shares of the Company’s common stock for $48,000 and on December 31, 2010 the Company issued 1,900,000 shares of the Company’s common stock in exchange of salaries payable to Ms. Rocha of $19,159.

Kayode Aladesuyi is the holder of an unsecured non-interest bearing note of the Company.  During the year ended December 31, 2009, the Company borrowed $132,497 from and repaid $130,497 to Mr. Aladesuyi on this note.  During the year ended December 31, 2010, the Company borrowed $170,937 from and repaid $154,482 to Mr. Aladesuyi.  On July 30, 2010, Charms Investments, Inc. assigned its interest in their $196,425 convertible note to Mr. Aladesuyi.  The convertible note is automatically convertible upon the Company receiving gross proceeds of at least $5,000,000 in a Qualified Equity Financing, as defined in the note agreement, at 80% of the share price sold in such Qualified Equity Financing.  The Company issued 4,000,000 and 400,000 shares of its common stock to Mr. Aladesuyi for services during the years ended December 31, 2010 and 2009, respectively.  During the year ended December 31, 2009, Mr. Aladesuyi purchased 15,000,000 shares of the Company’s common stock for $150,000.

During the year ended December 31, 2010, the Company borrowed $25,000 from Valerie Aladesuyi, the former wife of Kayode Aladesuyi.  Also during the year ended December 31, 2010, Ms. Aladesuyi converted the $25,000 note into 2,500,000 shares of the Company’s common stock.

On April 2, 2010, prior to the Stock Exchange, Anis Sherali, a Director of the Company, purchased 200,000 shares of the Company’s common stock for $5,000.  From April 2, 2010 through December 31, 2010, Mr. Sherali purchased 27,769,232 shares of the Company’s stock for $265,900.  The Company issued 100,000 shares of its common stock to Mr. Sherali for services during the year ended December 31, 2009.

During the year ended December 31, 2010, officers and shareholders of the Company contributed services having a fair market value of $347,846.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 950,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of our preferred stock par value $0.001 per share.  As of June 26, 2012, there were issued and outstanding 683,556,995 shares of our common stock and 26,716,405 shares of our Series A preferred stock, 1,500 shares of our Series B preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to a business combination transaction.

Undesignated Preferred Stock

Our Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock, par value $0.001, and vest in the Company’s board of directors the authority to establish series of unissued preferred shares by the designations, preferences, limitations and relative rights, including voting rights, of the preferred shares of any series so established to the same extent that such designations, preferences, limitations, and relative rights could have been fully stated in the Articles of Incorporation, and in order to establish a series, the board of directors shall adopt a resolution setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Articles of Incorporation.  The board of directors is authorized, without further action by our shareholders, to provide for the issuance of preferred shares and any preferred shares so issued would have priority over the common stock with respect to dividend or liquidation rights.  Any issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of common stock.

Series A Preferred Stock

The Company is authorized to issue 50,000,000 shares of the Company’s Series A Preferred Stock.  As of July 2, 2012, 26,716,405 shares of the Company’s Series A Preferred Stock are issued and outstanding.  One share of Series A Preferred Stock entitles holders to 100 votes for all matters submitted to a vote of the Company’s common stockholders.

Series B Preferred Stock

The Company is authorized to issue 3,000 shares of Series B Preferred Stock, par value $0.601 per share (the “Series B Preferred”). Commencing on the date of the issuance of any such shares of Series B Preferred (each respectively an "Issuance Date"), Holders of Series B Preferred will be entitled to receive quarterly dividends on each outstanding share of Series B Preferred ("Dividends"), at a rate equal to 7.50% (the "Dividend Rate”) per annum from the Issuance Date. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, pari passu with any distribution or payment made to the holders of Common Stock by reason of their ownership thereof, the Holders of Series B Preferred will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series B Preferred equal to $1,000.00, plus any accrued but unpaid Dividends thereon (collectively, the "Series B Liquidation Value"). Upon or after the tenth anniversary of the Issuance Date of the Series B Preferred the Company will have the right, at its option, to redeem all or a portion of the shares of Series B Preferred, at a price per share equal to 100% of the Series B Liquidation Value (the "Corporation Redemption Price"). The Company has the right, at its option, to redeem a portion of the shares of Series B Preferred Stock at any time or times after the Issuance Date of such Series B Preferred, at a price per share (the "Early Redemption Price”) equal to the sum of the following: (a) the Corporation Redemption Price, plus (b) the total cumulative amount of Dividends that otherwise would have been payable through the tenth anniversary of the Issuance Date (excluding any accrued but unpaid Dividends), less (c) any Dividends that have been paid.
SELLING SECURITY HOLDERS

We agreed to register for resale 150 ,000,000 shares of our common stock by the Selling Security Holder.

Security Holder Pursuant to the Equity Credit Agreement

Southridge is the potential purchaser of our common stock under the Equity Credit Agreement.  The 150 ,000,000 Put Shares offered in this prospectus are based on the Equity Credit Agreement between Southridge and the Company.  Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus.  The put option price is 92% of the average of the two lowest Bid Prices in the five trading days period immediately following the Put Date.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to:

●	the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus; and

●	the uncertainty as to the number of Put Shares, which will be issued upon exercise of our put options under the Equity Credit Agreement.

The following information contains a description of how Southridge acquired (or shall acquire) the shares to be sold in this offering. Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of Bermuda.  All investment decisions of, and control of, Southridge is held by its general partner Southridge Investment Group, LLC.  Stephen M. Hicks is the managing member of Southridge Investment Group, LLC, and he has sole voting and investment power over the shares beneficially owned by Southridge Investment Group, LLC.  Southridge acquired, or will acquire, all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to 150 ,000,000 shares of our common stock pursuant to the Equity Credit Agreement under this prospectus.  On July 1, 2011, the Company and Southridge entered into the Equity Credit Agreement pursuant to which we have the opportunity, for a two-year period beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by Southridge, to sell shares of our common stock for a total purchase price of $10,000,000.  For each share of our common stock purchased under the Equity Credit Agreement, Southridge will pay 92% of the average lowest Bid Price of any two trading days, consecutive or inconsecutive during the Valuation Period.

The number of Put Shares to be purchased by Southridge shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by Southridge beneficially or deemed beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. In the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Southridge, when aggregating all purchases of Common Stock made pursuant to the Equity Purchase Agreement and Blackout Shares, if any, would own more than 9.99% of the Common Stock following such Closing Date.

Subject to the terms and conditions of the Equity Credit Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in a Blackout Notice the existence of a potential material event based upon the good faith determination of our board of directors, and Southridge shall not offer or sell any of our shares acquired under the Equity Credit Agreement, or engage in any transaction involving or relating to such shares from the time the Blackout Notice was provided to them until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event.  If we deliver a Blackout Notice within fifteen trading days commencing a Closing Date and the Old Bid Price on the day immediately preceding the applicable Blackout Period is greater than the New Bid price on the first trading day immediately following  such Blackout Period, then we are obligated to issue to Southridge a number of Blackout Shares, equal to the difference between (i) the product of (X) the Remaining Put Shares that were issued to Southridge on the most recent Closing Date and held by Southridge immediately prior to the Blackout Period, multiplied by (Y) the Old Bid Price, and divided by (Z) the New Bid Price, and (ii) the Remaining Put Shares. For example, assuming Southridge is holding 100 Put Shares immediately prior to the Blackout Period, Southridge would be entitled to an additional 100 shares based upon the following circumstances:

Remaining Put Shares = 100 shares

Old Bid Price = $1.00

New Bid Price = $0.50

(100 x $1.00) ÷ ( $0.50) – (100) = 100

In connection with the Equity Credit Agreement, we paid Southridge (i) a due diligence fee of $10,000 and (ii) 600,000 shares of the Company’s restricted common stock as additional consideration.

We are relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities under the Equity Credit Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and the Investor has access to information about us and its investment.   The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering and manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction .

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Credit Agreement.  These risks include dilution of stockholders, significant decline in our stock price and our ability to draw sufficient funds under the Equity Credit Agreement when needed.

Southridge will periodically purchase shares of our common stock under the Equity Credit Agreement and will in turn, sell such shares to investors in the market at the prevailing market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by each of the Selling Security Holder as of  the date hereof and the number of share of common stock being offered by each of the Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling security holder.  The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering

Southridge Partners II, LP (2)	0	150,000,000 0%	0	$ Less than 1%

(1)	The number assumes the selling security holder sells all of its shares being offered pursuant to this prospectus.

(2)
Southridge Partners II, LP is a limited partnership organized and exiting under the laws of Bermuda. Southridge Investment Group, LLC is the managing partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge.  Stephen M. Hicks is the managing member of Southridge Investment Group, LLC, and he has sole voting and investment power over the shares beneficially owned by Southridge Investment Group, LLC.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 150 ,000,000 shares issued pursuant to the Equity Credit Agreement held by certain Selling Security Holder.

The Selling Security Holder may from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.   These sales may be at fixed or negotiated prices. The Selling Security Holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Security Holder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder.  In addition, the Selling Security Holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling stockholders.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  We will file a supplement to this prospectus if a selling stockholder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holder. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Credit Agreement.  For each share of common stock purchased under the Equity Credit Agreement, Southridge will pay 92% of the average of the two lowest Bid Prices during the Valuation Period.

In connection with the Equity Credit Agreement, we paid Southridge (i) a due diligence fee of $10,000 and (ii) 600,000 shares of the Company’s restricted common stock as additional consideration.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Southridge to pay these expenses. We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $30,052.01.  The Company will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Equity Credit Agreement.

LEGAL MATTERS

Lucosky Brookman LLP, 33 Wood Avenue South, 6th Floor, Iselin, NJ 08830, will pass upon the validity of the Common Stock being offered hereby.

EXPERTS

Effective as of March 7, 2011, the Company replaced KBL LLP (the “Former Accounting Firm”) as its independent registered public accounting firm and engaged Randall N. Drake, CPA PA, 1981 Promenade Way, Clearwater, FL 33760 (the “New Accounting Firm”) as its new independent registered public accounting firm as of and for the year ended December 31, 2010.  The financial statements for the Company for the fiscal year ended 2010 was audited by the New Accounting Firm, an independent registered public accounting firm, to the extent and for the periods set forth in their respective reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.  The financial statements for the Company for the fiscal year end 2009 were audited by the Former Accounting Firm, an independent registered public accounting firm, however effective as of March 7, 2011, the Company replaced the Former Accounting Firm as its independent registered public accounting firm and engaged the New Accounting Firm as its new independent registered public accounting firm as of and for the year ended December 31, 2010.   The change in independent registered public accounting firm was not the result of any disagreement with the Former Accounting Firm.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the U.S. Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS FOR 12/31/1 1

March 31, 2012

Drake & Klein CPAs
A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of East Coast Diversified Corporation

We have audited the accompanying balance sheets of East Coast Diversified Corporation as of December 31, 2011 and 2010, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the years then ended. The management of East Coast Diversified Corporation is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of East Coast Diversified Corporation as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in footnote 1 to the financial statements, the Company has not generated revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Drake & Klein CPAs

Drake & Klein CPAs
April 16, 2012

PO Box 24932451 Dunedin, FL 34697-2493 727-512-2743	McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362

East Coast Diversified Corporation and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2011	2010

ASSETS

Current assets
Cash	$53,519	$1,278
Accounts receivable, net	273,031	49,522
Inventory	33,523	51,618
Prepaid license fees	50,000	-
Prepaid expenses	3,076	-
Total current assets	413,149	102,418

Property and equipment, net	22,814	15,309

Other assets
Capitalized research and development costs, net	9,273	92,613
Intangible assets, net	739,500	-
Goodwill	742,107	-
Prepaid license fees	137,500	-
Escrow deposits	3,462	25,000
Security deposits	4,521	4,521
Total other assets	1,636,363	122,134

Total assets	$2,072,326	$239,861

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Bank overdraft	$16,675	$-
Loans payable	711,882	793,327
Loans payable - related party	630,298	695,230
Accounts payable and accrued expenses	721,010	813,411
Accrued payroll and related liabilities	1,717,582	1,663,700
Total current liabilities	3,797,447	3,965,668

Other liabilities	-	-

Total liabilities	3,797,447	3,965,668

Commitments and contingencies
Contingent acquisition liabilities	1,104,973	-

Stockholders' deficit
Preferred stock, $0.002 par value, 20,000,000 shares authorized, 10,513,813 and no shares issued and outstanding at December 31, 2011 and 2010, respectively	21,028	-
Common stock, $0.001 par value, 480,000,000 and 200,000,000 shares authorized, 289,895,481 and 110,953,778 shares issued and outstanding at December 31, 2011 and 2010, respectively	289,895	110,954
Additional paid-in capital	10,180,384	7,176,106
Accumulated deficit	(13,062,595)	(10,781,919)
Total East Coast Diversified stockholders' deficit	(2,571,288)	(3,494,859)
Noncontrolling interest	(258,806)	(230,948)
Total stockholders' deficit	(2,830,094)	(3,725,807)

Total liabilities and stockholders' deficit	$2,072,326	$239,861

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiaries
Consolidated Statements of Operations

	For the Year Ended December 31,
	2011	2010

Revenues:
Product sales	$203,776	$76,984
Consulting and development	352,041	21,757
User fees	56,665	30,507
Total revenues	612,482	129,248

Operating Expenses
Cost of revenues:
Product sales	118,285	41,085
Consulting and development	107,648	1,901
User fees	74,915	38,587
Selling, general and administrative expense	2,179,420	2,404,804
Loss on disposal of assets	-	21,779

Total operating expenses	2,480,268	2,508,156

Loss from operations	(1,867,786)	(2,378,908)

Other income (expense)
Other income	146,859	65
Interest expense	(177,308)	(108,550)
Loss on conversion of debt	(432,270)	(66,157)
Loss on acquisition of non-controlling interest	-	(55,849)
Total other income (expense)	(462,719)	(230,491)

Net loss before noncontrolling interests	(2,330,505)	(2,609,399)
Net loss attributable to noncontrolling interests	49,829	112,507

Net loss	$(2,280,676)	$(2,496,892)

Net loss per share - basic and diluted	$(0.01)	$(0.03)

Weighted average number of shares outstanding during the period - basic and diluted	184,066,678	77,118,976

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiaries
Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(2,280,676)	$(2,496,892)
Adjustments to reconcile net loss to net cash used in operations:
Noncontrolling interests	(49,829)	(112,507)
Depreciation and amortization	110,390	197,112
Loss on conversion of debt	432,270	66,157
Loss on disposal of assets	-	21,779
Gain on recovery of accounts payable	(146,859)	-
Loss on acquisition of noncontrolling interest	-	55,849
Stock issued in lieu of cash compensation	-	183,159
Stock issued for services	945,430	-
In-kind contribution of services	-	347,846
Amortization of prepaid license fee	12,500	-
Amortization of payment redemption premium as interest	16,899	-
Accretion of beneficial conversion feature on convertible notes payable as interest	42,358	-
Interest accrued on loans payable	111,347	91,755
Changes in operating assets and liabilities:
Accounts receivable, net	(223,509)	(47,263)
Inventory	18,095	(42,189)
Prepaid expenses	-	5,000
Supplier advances	-	29,576
Escrow deposits	21,538	-
Bank overdraft	16,675	(5,207)
Accounts payable and accrued expenses	31,164	104,917
Accrued payroll and related liabilities	408,882	540,290
Net cash used in operating activities	(533,325)	(1,060,618)

Cash flows from investing activities:
Capital expenditures	(4,391)	(6,760)
Cash received in acquisition	62,698	-
Cash received in reverse merger	-	6
Proceeds received for reimbursement of escrow deposits	-	220,000
Payments of escrow deposits	-	(145,000)
Net cash from investing activities	58,307	68,246

Cash flows from financing activities:
Proceeds from issuance of common stock	186,200	656,125
Proceeds from issuance of preferred stock	5,000	-
Stock issuance costs	-	(23,000)
Proceeds from loans payable	244,755	376,931
Proceeds from loans payable - related party	205,919	264,823
Repayments of loans payable	(2,500)	-
Repayments of loans payable - related party	(112,115)	(281,995)
Net cash from financing activities	527,259	992,884

Net increase (decrease) in cash	52,241	512

Cash at beginning of period	1,278	766

Cash at end of period	$53,519	$1,278

See accompanying notes to consolidated financial statements.

Continued

East Coast Diversified Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Continued)

	For the Year Ended December 31,
	2011	2010
Supplemental disclosure of cash flow information:

Cash paid for interest	$6,704	$16,795

Cash paid for taxes	$-	$-

Non-cash investing and financing activities:

Issuance of 101,114,668 and 13,584,3830 shares of common stock in conversion of loans payable	$394,619	$157,093

Issuance of 13,055,556 and 8,500,000 shares of common stock in conversion of loans payable - related party, respectively	$137,500	$85,000

Issuance of 462,500 shares of preferred stock in conversion of loans payable - related party	$37,000	$-

Payment redemption premiums on convertible notes payable	$18,975	$-

Beneficial conversion feature of convertible notes payable	$83,728	$-

Issuance of 357,143 shares of common stock in conversion of accounts payable	$2,500	$-

Issuance of 32,857,143 shares of common stock in conversion of accrued salaries to related party	$230,000	$-

Issuance of 1,375,000 shares of preferred stock in conversion of accrued salaries to related party	$125,000	$-

Issuance of 1,428,572 shares of preferred stock in payment of initial license fee to a related party

Issuance of 2,500,000 shares of preferred stock in acquisition of Rogue Paper, Inc.	$425,000	$-

Recognition of acquisition commitment liabilities in acquisition of Rogue Paper, Inc.	$1,104,973	$-

Reduction of 95,848,349 shares of common stock in stock exchange	$-	$(1,387,429)

Recognition of noncontrolling interest at date of stock exchange	$-	$(171,656)

   See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiaries
Consolidated Statements of Stockholders' Deficit
For the Year Ended December 31, 2011

	Preferred stock		Common stock		Additional			Total
					paid-in	Accumulated	Noncontrolling	stockholders'
	Shares	Amount	Shares	Amount	capital	deficit	interest	deficit

Balance, December 31, 2010	-	$-	110,953,778	$110,954	$7,176,106	$(10,781,919)	$(230,948)	$(3,725,807)

Common shares issued for cash	-	-	16,888,527	16,888	169,312	-	-	186,200

Preferred shares issued for cash	37,500	75	-	-	4,925	-	-	5,000

Common shares issued for conversion of loans payable - related party	-	-	13,005,556	13,005	86,250	-	-	99,255

Preferred shares issued for conversion of loans payable - related party	462,500	925	-	-	36,075	-	-	37,000

Common shares issued for conversion of loans payable	-	-	101,114,668	101,115	764,019	-	-	865,134

Common shares issued for conversion of accrued salaries to related party	-	-	32,857,143	32,857	197,143	-	-	230,000

Preferred shares issued for conversion of accrued salaries to related parties	5,660,714	11,322	-	-	713,678	-	-	725,000

Preferred shares issued for initial license payment to related party	1,428,572	2,857	-	-	197,143	-	-	200,000

Value of beneficial conversion feature of convertible notes payable	-	-	-	-	83,728	-	-	83,728

Common shares issued for conversion of accounts payable	-	-	357,143	357	2,143	-	-	2,500

Common shares issued for services	-	-	14,718,666	14,719	285,711	-	-	300,430

Preferred shares issued for services	424,527	849	-	-	44,151	-	-	45,000

Preferred shares issued for acquisition of 51% of the outstanding common stock of Rogue Paper, Inc.	2,500,000	5,000	-	-	420,000	-	21,971	446,971

Net loss for the year ended December 31, 2011	-	-	-	-	-	(2,280,676)	(49,829)	(2,330,505)

Balance, December 31, 2011	10,513,813	$21,028	289,895,481	$289,895	$10,180,384	$(13,062,595)	$(258,806)	$(2,830,094)

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiaries
Consolidated Statements of Stockholders' Deficit
For the Year Ended December 31, 2010

	Preferred stock		Common stock		Additional			Total
					paid-in	Accumulated	Noncontrolling	stockholders'
	Shares	Amount	Shares	Amount	capital	deficit	interest	deficit

Balance, December 31, 2009	-	$-	136,064,233	$1,360,642	$4,946,622	$(8,898,907)	$-	$(2,591,643)

Common shares issued for cash prior to Stock Exchange	-	-	7,445,417	74,455	48,545	-	-	123,000

Common shares issued for conversion of loans payable - related party prior to Stock Exchange	-	-	6,000,000	60,000	-	-	-	60,000

Common shares issued for services prior to Stock Exchange	-	-	4,000,000	40,000	-	-	-	40,000

Effect of Stock Exchange on April 2, 2010	-	-	(95,848,349)	(1,387,429)	1,402,429	-	-	15,000

Noncontrolling interest at date of Stock Exchange	-	-	(10,000,662)	(100,007)	(342,217)	613,880	(171,656)	-

Recapitalization	-	-	-	-	(67,994)	-	-	(67,994)

Common shares issued for cash after Stock Exchange	-	-	39,069,732	39,070	494,055	-	-	533,125

Common shares issued for conversion of loans payable - related party after Stock Exchange	-	-	2,500,000	2,500	22,500	-	-	25,000

Common shares issued for conversion of loans payable after Stock Exchange	-	-	13,584,383	13,584	209,666	-	-	223,250

Common shares issued for services after Stock Exchange	-	-	7,700,000	7,700	135,459	-	-	143,159

Stock issuance costs	-	-	-	-	(23,000)	-	-	(23,000)

In kind contribution of services	-	-	-	-	347,846	-	-	347,846

Common shares issued for acquisition of 1,800,000 shares of EarthSearch Communications common stock from noncontrolling interest	-	-	439,024	439	2,195	-	53,215	55,849

Net loss	-	-	-	-	-	(2,496,892)	(112,507)	(2,609,399)

Balance, December 31, 2010	-	$-	110,953,778	$110,954	$7,176,106	$(10,781,919)	$(230,948)	$(3,725,807)

See accompanying notes to consolidated financial statements.

East Cost Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 1 – Nature of Business, Presentation, and Going Concern

Organization

EarthSearch Communications International, Inc. (“EarthSearch”) was founded in November 2003 as a Georgia corporation. The company subsequently re-incorporated in Delaware on July 8, 2005. The operations of its former wholly-owned subsidiary, EarthSearch Localizacao de Veiculos, Ltda in Brazil, were discontinued during 2007.

On December 18, 2009, East Coast Diversified Corporation's (“ECDC” or the “Company”) former principal stockholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC (collectively the “Sellers”), entered into a Securities Purchase Agreement (the "Purchase Agreement") with Kayode Aladesuyi (the “Buyer”), pursuant to which the Sellers beneficial owners of an aggregate of 6,997,150 shares of the Company's common stock (the “Sellers' Shares”), agreed to sell and transfer the Sellers' Shares to the Buyer for an aggregate of Three Hundred Thousand Dollars ($300,000.00). The Purchase Agreement also provided that the Company would enter into a share exchange agreement with EarthSearch.

On January 15, 2010, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with EarthSearch, pursuant to which the Company agreed to issue 35,000,000 shares of the Company's restricted common stock to the shareholders of EarthSearch. On April 2, 2010, EarthSearch consummated all obligations under the Share Exchange Agreement. In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired 93.49% of the issued and outstanding common stock of EarthSearch. As a result of the Purchase Agreement and Share Exchange Agreement, our principal business became the business of EarthSearch. The Board of Directors of the Company (the “Board”) passed a resolution electing the new members of the Board and appointing new management of the Company and effectively resigning as their last order of business.

The Share Exchange was accounted for us as an acquisition and recapitalization. EarthSearch is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of EarthSearch. The accumulated deficit of EarthSearch was also carried forward after the acquisition.

On December 31, 2010, the Company acquired 1,800,000 additional shares of EarthSearch from a non-controlling shareholder in exchange for 439,024 shares of the Company's common stock. As of December 31, 2010, the Company owns 94.66% of the issued and outstanding stock of EarthSearch.

On October 23, 2011, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Rogue Paper, Inc., a California corporation (“Rogue Paper”), and shareholders of Rogue Paper (the “Rogue Paper Holders”). Rogue Paper is headquartered in San Francisco, California and is a developer of mobile and branded applications for major media enterprises. The Company acquired fifty-one percent (51%) of the issued and outstanding common stock of Rogue Paper in exchange for 2,500,000 shares of the Company’s Series A convertible preferred stock.

Pursuant to the Share Exchange Agreement, no sooner than twelve months from the Effective Date, the Preferred Shares shall be convertible, at the option of the holder of such shares, into an aggregate of fifty million shares of the Company’s common stock, par value $0.001 per share. Beginning sixth months from the Effective Date, both the Company and holders of the Preferred Shares shall have the option to redeem any portion of such holders’ Preferred Shares, for cash, at a price of sixty cents ($0.60) per share. Additionally, commencing twenty-four (24) months from the Effective Date, the holders of the remaining, unsold shares of Rogue Paper common stock may require the Company to redeem such shares, for cash, at a price of three cents ($0.03) per share.

Nature of Operations

The Company has created an integration of Radio Frequency Identification technology (“RFID”) and GPS technology and is an international provider of supply chain management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products. These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.

The Company’s development of GPS devices embedded with RFID modules represents its core technology and products. The Company has licensed various patents relating to the technology used in the Company’s products and has commenced sales and commercialization of the technology which the Company expects will result in revenue that will allow the Company to sustain its current operation and get to a profitable status.

East Cost Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 1 – Nature of Business, Presentation, and Going Concern (Continued)

Nature of Operations (Continued)

The Company launched sales operations in 2008 but subsequently withdrew sales and commercial resources from the market mid-2008 and 2009 due to the negative economic and market conditions. During that time, the Company refocused its efforts on the redesign and integration of RFID and GPS technologies into its products. Commercial sales were re-established in 2010.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $13,062,595 at December 31, 2011, a net loss and net cash used in operations of $2,280,676 and $533,325, respectively, for the year ended December 31, 2011.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate revenues, and continue to raise additional investment capital. No assurance can be given that the Company will be successful in these efforts.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans will afford the Company the opportunity to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in the accompanying consolidated financial statements include the amortization period for intangible assets, impairment valuation of intangible assets, depreciable lives of the website and property and equipment, valuation of share-based payments and the valuation allowance on deferred tax assets. Actual results could differ from those estimates and would impact future results of operations and cash flows.

Principles of Consolidation

The consolidated financial statements include the accounts of East Coast Diversified Corporation and its majority-owned subsidiaries, EarthSearch Communications International, Inc. and Rogue Paper, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

Reclassifications

Certain items on the 2010 consolidated statement of operations and statement of cash flows have been reclassified to conform to the current period presentation.

East Cost Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 2 – Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2011 and 2010, respectively, the Company had no cash equivalents.

Accounts Receivable

The Company grants unsecured credit to commercial and governmental customers in the United States and abroad. Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense was $22,234 and $0 for the years ended December 31, 2011 and 2010, respectively. At December 31, 2011 and 2010, the allowance for doubtful accounts was $0 and $0, respectively.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure to its customers.

Inventories

Inventories are stated at the lower of cost or market (“LCM”). The Company uses the first-in-first-out (“FIFO”) method of valuing inventory. Inventory consists primarily of finished goods and accessories for resale.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from 5 years to 7 years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Depreciation expense was $1,550 and $16,267 for the years ended December 31, 2011 and 2010, respectively.

Goodwill and other intangible assets

Goodwill represents the excess of acquisition consideration paid over the fair value of identifiable net tangible and identifiable intangible assets acquired. Goodwill and other indefinite-lived intangible assets are not amortized, but are reviewed for impairment at least annually, in the fourth quarter, or earlier upon the occurrence of certain triggering events.

Goodwill is allocated among and evaluated for impairment at the reporting unit level. Management evaluates goodwill for impairment using a two-step process provided by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, Intangibles — Goodwill and Other. The first step is to compare the fair value of each of our reporting units to their respective book values, including goodwill. If the fair value of a reporting unit exceeds its book value, reporting unit goodwill is not considered impaired and the second step of the impairment test is not required. If the book value of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit’s goodwill with the book value of that goodwill. If the book value of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The Company determined that there were no impairments of goodwill and other intangible assets as of December 31, 2011. Intangible assets with determinable useful lives are amortized using the straight-line method over the expected life of the assets.

Amortization of intangible assets was $25,500 and $0 for the years ended December 31, 2011 and 2010, respectively.

East Cost Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 2 – Summary of Significant Accounting Policies (Continued)

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Research and Development Costs

The Company accounts for research and development costs in accordance with ASC 730 “Research and Development”. ASC 730 requires that research and development costs be charged to expense when incurred. Research and development costs charged to expense were $75,372 and $333,971 for the years ended December 31, 2011 and 2010, respectively.

Prior to the adoption of ASC 730, costs incurred internally in researching and developing computer software products were charged to expense until technological feasibility has been established for the product. Once technological feasibility is established, all software costs are capitalized until the product is available for general release to customers. Judgment is required in determining when technological feasibility of a product is established. We have determined that technological feasibility for our software products is reached after all high-risk development issues have been resolved through coding and testing Generally, this occurs shortly before products which will utilize the software are released to manufacturing which occurred in January 2007. The amortization of these costs is included in general and administrative expense over the estimated life of the software, which is estimated to be 3 years.

The Company capitalized no research and development costs during the years ended December 31, 2011 and 2010, respectively. The Company recorded amortization expense of $83,340 and $180,845 for the years ended December 31, 2011 and 2010, respectively. Accumulated amortization was $631,396 and $548,056 at December 31, 2011 and 2010, respectively.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 states that a fair value measurement should be determined based on the assumptions the market participants would use in pricing the asset or liability. In addition, FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the types of valuation information (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The three broad levels defined by FASB ASC 820 hierarchy are as follows:

Level 1 – quoted prices for identical assets or liabilities in active markets.
Level 2 – pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date.
Level 3 – valuations derived from methods in which one or more significant inputs or significant value drivers are unobservable in the markets.

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates. In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

East Cost Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 2 – Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments (Continued)

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, inventory, accounts payable and accrued expenses and accrued compensation. The fair value of the Company’s loans payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Revenue Recognition

The Company generates revenue through three processes: (1) Sale of its RFID/GPS products, (2) Fees for consulting services provided to its customers, and (3) Service Fees for the use of its advanced web based asset management platform.

•	Revenue for RFID/GPS products is recognized when shipments are made to customers. The Company recognizes a sale when the product has been shipped and risk of loss has passed to the customer.
•	Revenue for consulting services is recognized when the services have been performed.
•	Revenue for service fees is recognized ratably over the term of the use agreement.

Stock-Based Compensation

The Company accounts for Employee Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not granted any stock options as of December 31, 2011.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees” (“ASC 505-50”). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

The Financial Accounting Standards Board (FASB) has issued ASC 740 “Income Taxes” (formerly, Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” – An Interpretation of FASB Statement No. 109 (FIN 48)). ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740 and concluded that the tax position of the Company has not met the more-likely-than-not threshold as of December 31, 2011.

East Cost Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 2 – Summary of Significant Accounting Policies (Continued)

Basic and Diluted Loss Per Share

The Company computes income (loss) per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

As of December 31, 2011 and 2010, there were $171,670 and $307,675, respectively, of convertible notes payable which are convertible at various conversion rates and 10,513,813 shares of convertible preferred stock which are convertible into 210,276,260 common shares. However, these potentially dilutive shares are considered to be anti-dilutive and are therefore not included in the calculation of net loss per share.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments. The Company operates in only one operating segment as of December 31, 2011.

Accounting Standards Codification

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) became effective on September 15, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative generally accepted accounting principles (“GAAP”) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards to date had any material effect on these consolidated financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2011 through the date these financial statements were issued.

East Cost Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 3 – Loans Payable

Loans payable at December 31, 2011 and 2010 consisted of the following:

	2011	2010

Unsecured $450,000 note payable to Azfar Haque, which bears interest at 9% per annum and was originally due June 15, 2008. The note is currently in default. On September 19, 2011, $25,000 of this note was transferred to Southridge Partners II, LP and was converted to common stock. During the year ended December 31, 2011, $227,250 of this note was converted to common stock. Accrued interest is equal to $174,905 and $112,805 respectively.	$372,655	$562,805

Unsecured $80,000 note payable to Rainmaker Global, Inc. which bears interest at 30% per annum and was originally due December 31, 2009. The note is currently in default. Accrued interest is equal to $54,125 and $30,125 respectively.	134,125	110,125

$55,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and was originally due April 15, 2010. The due date of the note has been extended to December 31, 2011. During the year ended December 31, 2011, the note and accrued interest, totalling $20,891, was converted to common stock. Accrued interest is equal to $0 and $4,359, respectively.	-	20,891

$40,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and was originally due October 16, 2010. The due date of the note has been extended to December 31, 2011. During the year ended December 31, 2011, the note including accrued interest, totalling $45,500, was converted to common stock. Accrued interest is equal to $0 and $3,500, respectively.	-	43,500

$20,000 convertible note payable to Leonard Marella, which bears interest at 10% per annum and was originally due October 1, 2009. The note is in default. Accrued interest is equal to $4,883 and $0, respectively.	24,883	20,000

Unsecured non-interest bearing note payable, due on demand, to Steve Palmer. The note holder loaned the Company an additional $5,500 and the entire note balance of $13,500 was converted to common stock during the year ended December 31, 2011.	-	8,000

Unsecured non-interest bearing note payable, due on demand, to Syed Ahmed.	7,000	7,000

Unsecured non-interest bearing note payable, due on demand, to Alina Farooq.	3,500	3,500

Unsecured non-interest bearing note payable, due on demand, to William Johnson. The note holder loaned the Company an additional $6,900 and $17,506 of the note was converted to common stock during the year ended December 31, 2011.	6,900	17,506

Unsecured non-interest bearing note payable, due on demand, to Robert Saidel. The note holder loaned the Company a total of $61,104, repayment were made by the Company of $1,500, and $35,972 of the note was converted to common stock during the year ended December 31, 2011.	23,964	-

Unsecured non-interest bearing note payable, due on demand, to Michael Johnstone.	1,100	-

Unsecured non-interest bearing note payable, due on demand, to Michael Carbone, Sr. $9,000 of the note was converted to common stock during the year ended December 31, 2011.	5,000	-

Unsecured $25,000 convertible note payable to Mindshare Holdings, Inc., which bears interest at 8% per annum and due January 5, 2012. The note includes a redemption premium of $7,500 and is discounted for its unamortized beneficial conversion feature of $367.	32,133	-

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 3 – Loans Payable (Continued)

The Company accrued interest expense of $95,583 and $75,984 for the years ended December 31, 2011 and 2010, respectively, on the above loans.

	2011	2010

Unsecured $25,000 convertible note payable to Southridge Partners II LP, which bears interest at 8% per annum and due January 5, 2012. The note includes a redemption premium of $7,500 and is discounted for its unamortized beneficial conversion feature of $367.	32,211	-

Unsecured $17,500 convertible note payable to Southridge Partners II LP, which bears interest at 5% per annum and due February 1, 2012. The note includes a redemption premium of $2,625 and is discounted for its unamortized beneficial conversion feature of $1,885.	18,240	-

Unsecured $9,000 convertible note payable to Southridge Partners II LP, which bears interest at 5% per annum and due June 30, 2012. The note includes a redemption premium of $1,350 and is discounted for its unamortized beneficial conversion feature of $7,337.	3,013	-

Unsecured $16,290 convertible note payable to First Trust Management, which bears interest at 7% per annum and due September 25, 2012. The note is discounted for its unamortized beneficial conversion feature of $6,247.	10,043	-

On November 2, 2011, the Company entered into a Unsecured Convertible Promissory Note Agreement with Bulldog Insurance for up to $250,000, which bears interest at 8% per annum. On November 2, 2012, the Company received $32,500, which is due May 28, 2012. The draw on the note is discounted for its unamortized beneficial conversion feature of $12,147.	20,353	-

On November 2, 2011, the Company entered into a Unsecured Convertible Promissory Note Agreement with Bulldog Insurance for up to $250,000, which bears interest at 8% per annum. On November 18, 2012, the Company received $11,950, which is due May 28, 2012. The draw on the note is discounted for its unamortized beneficial conversion feature of $4,738.	7,212

On November 2, 2011, the Company entered into a Unsecured Convertible Promissory Note Agreement with Bulldog Insurance for up to $250,000, which bears interest at 8% per annum. On December 5, 2012, the Company received $7,960, which is due June 5, 2012. The draw on the note is discounted for its unamortized beneficial conversion feature of $3,816.	4,144

On November 2, 2011, the Company entered into a Unsecured Convertible Promissory Note Agreement with Bulldog Insurance for up to $250,000, which bears interest at 8% per annum. On December 15, 2012, the Company received $9,950, which is due June 15, 2012. The draw on the note is discounted for its unamortized beneficial conversion feature of $4,544.	5,406

Total	$711,882	$793,327

The Company borrowed $244,755 and $376,931 during the years ended December 31, 2011 and 2010, respectively.  The Company made payments of $2,500 on the loans during the year ended December 31, 2011 and no payments on the loans during the year ended December 31, 2010.  During the years ended December 31, 2011, the Company converted $394,619 of loans payable into 14,748,313 shares of the Company’s common stock.  During the year ended December 31, 2010, the Company converted $157,093 of loans payable into 13,584,383 shares of the Company’s common stock.

On July 1, 2011, the Company issued a $25,000 unsecured convertible promissory note to Southridge Partners II LP.  The note bears interest at 8% per annum, is due January 1, 2012, and is convertible at a 50% discount to the average of the two low closing bid prices during the five day period prior to the conversion date.  The note includes a redemption premium of $7,500 which is being amortized as interest expense over the term of the loan.  The note is discounted by the value of its beneficial conversion feature of $10,634, of which, $10,345 has been accreted as interest expense for the year ended December 31, 2011.  The outstanding balance of the loan at December 31, 2011 is $32,211.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 3 – Loans Payable (Continued)

On July 5, 2011, the Company issued a $25,000 unsecured convertible promissory note to Mindshare Holdings, Inc. The note bears interest at 8% per annum, is due January 5, 2012, and is convertible at a 35% discount to the average of the two low closing bid prices during the five day period prior to the conversion date. The note includes a redemption premium of $7,500 which is being amortized as interest expense over the term of the loan. The note is discounted by the value of its beneficial conversion feature of $13,508, of which, $13,141 has been accreted as interest expense for the year ended December 31, 2011. The outstanding balance of the loan at December 31, 2011 is $32,133.

On August 25, 2011, the Company issued a $17,500 unsecured convertible promissory note to Southridge Partners II LP. The note bears interest at 5% per annum, is due February 5, 2012, and is convertible at a 35% discount to the average of the two low closing bid prices during the five day period prior to the conversion date. The note includes a redemption premium of $2,625 which is being amortized as interest expense over the term of the loan. The note is discounted by the value of its beneficial conversion feature of $9,423, of which, $7,538 has been accreted as interest expense for the year ended December 31, 2011. The outstanding balance of the loan at December 31, 2011 is $18,240.

On September 9, 2011, Azfar Hague transferred $25,000 OF THE $450,000 note payable to him to Southridge Partners II LP per a Securities Transfer Agreement between the two parties. The note bears interest at 9% per annum and is currently in default.

On September 25, 2011, the Company issued a $16,290 unsecured convertible promissory note to First Trust Management. The note bears interest at 7% per annum, is due September 25, 2012, and is convertible at a 35% discount to the market price at the date of conversion. The note is discounted by the value of its beneficial conversion feature of $8,499, of which, $2,252 has been accreted as interest expense for the year ended December 31, 2011. The outstanding balance of the loan at December 31, 2011 is $10,043.

On November 2, 2011, the Company entered into an unsecured convertible promissory note agreement with Bulldog Insurance. The notes issued under the agreement bear interest at 8% per annum, are generally due 6 months after issuance, and are convertible at a 35% discount to the market price of the average closing prices of the previous 3 closing days prior to the conversion date. The Company has received the following draws against the note during the year ended December 31, 2011:

•
$32,500 was drawn against the note on November 2, 2011. The draw is due May 28, 2012 and is discounted by the value of its beneficial conversion feature of $16,957, of which, $4,810 has been accreted as interest expense for the year ended December 31, 2011. The outstanding balance of the loan at December 31, 2011 is $20,353.

•
$11,950 was drawn against the note on November 18, 2011. The draw is due May 15, 2012 and is discounted by the value of its beneficial conversion feature of $6,341, of which, $1,603 has been accreted as interest expense for the year ended December 31, 2011. The outstanding balance of the loan at December 31, 2011 is $7,212.

•
$7,960 was drawn against the note on December 5, 2011. The draw is due June 5, 2012 and is discounted by the value of its beneficial conversion feature of $4,448, of which, $632 has been accreted as interest expense for the year ended December 31, 2011. The outstanding balance of the loan at December 31, 2011 is $4,144.

•
$9,950 was drawn against the note on December 15, 2011. The draw is due June 15, 2012 and is discounted by the value of its beneficial conversion feature of $5,251, of which, $707 has been accreted as interest expense for the year ended December 31, 2011. The outstanding balance of the loan at December 31, 2011 is $5,406.

On November 28, 2011, the Company issued a $9,000 unsecured convertible promissory note to Southridge Partners II LP. The note bears interest at 5% per annum, is due June 30, 2012, and is convertible at a 35% discount to the average of the two low closing bid prices during the five day period prior to the conversion date. The note includes a redemption premium of $1,350 which is being amortized as interest expense over the term of the loan. The note is discounted by the value of its beneficial conversion feature of $8,667, of which, $1,330 has been accreted as interest expense for the year ended December 31, 2011. The outstanding balance of the loan at December 31, 2011 is $3,013.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 4 – Related Parties

Loans payable – related parties at December 31, 2011 and 2010 consisted of the following:

	2011	2010

Unsecured non-interest bearing note payable, due on demand, to Frank Russo, a Director of the Company.	$409,979	$422,006

Unsecured note payable to Edward Eppel, a Director of the Company, which bears interest at 10% per annum and is due on demand. Accrued interest is equal to $15,763 and $0, respectively.	189,319	173,256

Unsecured non-interest bearing note payable, due on demand, to Anis Sherali, a Director of the Company.	31,000	-

Unsecured non-interest bearing convertible note payable to Kayode Aladesuyi, Chief Executive Officer and President, and was originally due July 30, 2010. The due date of the note has been extended to December 31, 2011.	-	81,512

Unsecured non-interest bearing note payable, due on demand, to Kayode Aladesuyi, Chief Executive Officer and President.	-	18,456

Total	$630,298	$695,230

Frank Russo, a Director of the Company, is a holder of an unsecured non-interest bearing note of the Company. At December 31, 2009, $476,206 was due to Mr. Russo. During the year ended December 31, 2010, Mr. Russo converted $60,000 of the note into 6,000,000 shares of the Company’s common stock (See Note 5 – Stockholders’ Deficit). The Company borrowed $0 and $29,800 from and repaid $12,027 and $24,000 to Mr. Russo during the years ended December 31, 2011 and 2010, respectively.

Edward Eppel, a Director of the Company, is a holder of a note of the Company which bears interest at 10% per annum. At December 31, 2009, $126,400 was due to Mr. Eppel. The Company borrowed $299 and $31,085 from Mr. Eppel during the years ended December 31, 2011 and 2010, respectively. $15,763 and $15,771 of interest was accrued and included in the loan balance for the years ended December 31, 2011 and 2010, respectively.

On April 2, 2010, prior to the Share Exchange, Anis Sherali, a Director of the Company, purchased 200,000 shares of the Company’s common stock for $5,000. From April 2, 2010 through December 31, 2010 Mr. Sherali purchased 27,769,232 shares of the Company’s stock for $265,900. During the year ended December 31, 2011, the Company borrowed $195,000 from Mr. Sherali and issued a non-interest bearing note. Also during the year ended December 31, 2011, the Company converted $127,000 of the note and issued 13,005,556 common shares and converted $37,000 of the note and issued 462,500 preferred shares to Mr. Sherali (see Note 5 – Stockholders’ Deficit).

Kayode Aladesuyi, the Company’s Chairman, Chief Executive Officer, and President, is the holder of an unsecured non-interest bearing note of the Company. At December 31, 2009, the outstanding balance on the note was $2,000. During the year ended December 31, 2010, the Company borrowed $170,937 from and repaid $154,481 to Mr. Aladesuyi. During the year ended December 31, 2011, the Company borrowed $10,619 from and repaid $29,075 to Mr. Aladesuyi. The balance of the note at December 31, 2011 is $0.

On July 30, 2010, Charms Investments Inc. (“Charms”) assigned its interest in their $174,425 convertible note to Mr. Aladesuyi. During the year ended December 31, 2010, the Company borrowed and additional $8,000 from and repaid $100,913 to Mr. Aladesuyi. During the year ended December 31, 2011, the Company repaid $71,012 to Mr. Aladesuyi. Also during the year ended December 31, 2011, Mr. Aladesuyi sold and assigned interest in $10,500 of the note to Charms and the Company converted the $10,500 of the note to common stock and issued 2,200,000 shares to Charms (see Note 5 – Stockholders’ Deficit). The balance of the note at December 31, 2011 is $0.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 4 – Related Parties (Continued)

The Company issued 4,000,000 shares of its common stock to Mr. Aladesuyi for services during the years ended December 31, 2010 (see Note 5 – Stockholders’ Deficit). During the year ended December 31, 2011, the Company converted $230,000 of accrued salaries due to Mr. Aladesuyi to common stock and issued 32,857,143 shares to Mr. Aladesuyi.

Andrea Rocha, Comptroller of the Company, is the wife of Kayode Aladesuyi. Ms. Rocha was a holder of an unsecured non-interest bearing note of the Company. At December 31, 2009, the outstanding balance on the note was $2,600. During the year ended December 31, 2010, the Company repaid $2,600 to Ms. Rocha. On December 31, 2010 the Company issued 1,900,000 shares of the Company’s common stock in exchange of salaries payable to Ms. Rocha of $19,159 (see Note 5 – Stockholders’ Deficit).

During the year ended December 31, 2010, the Company borrowed $25,000 from Valerie Aladesuyi, the former wife of Kayode Aladesuyi. Also during the year ended December 31, 2010, Ms. Aladesuyi converted the $25,000 note into 2,500,000 shares of the Company’s common stock (see Note 5 – Stockholders’ Deficit).

On October 5, 2011, the Company entered into a license with BBGN&K LLC (“BBGN&K”) for the rights to use certain patented technologies of which BBGN&K owns the patents. Mr. Aladesuyi is the managing member of BBGN&K. The license agreement calls for royalty payments beginning in 2012 of 8% of EarthSearch’s revenues to be paid quarterly. Also on October 5, 2011, the Company's Board of Directors approved the issuance of 1,428,572 shares of preferred stock to Mr. Aladesuyi as payment of $200,000 initial license fee. (see Note 5 – Stockholders’ Deficit).

On November 2, 2011, the Company issued 4,285,714 shares of its preferred stock to Mr. Aladesuyi in conversion of $600,000 of accrued compensation due him. (see Note 5 – Stockholders’ Deficit).

On November 2, 2011, the Company issued 1,375,000 shares of its preferred stock to Mr. Russo in conversion of $125,000 of accrued compensation due him. (see Note 5 – Stockholders’ Deficit).

During the years ended December 31, 2011 and 2010, officers and shareholders of the Company contributed services having a fair market value of $0 and $347,846, respectively (see Note 5 – Stockholders’ Deficit).

Note 5 – Stockholders’ Deficit

Authorized Capital

On September 9, 2010, the Board authorized the increase of the Company’s authorized Common Stock from seventy five million (75,000,000) to two hundred million (200,000,000) shares.

On September 17, 2010, the Board authorized the creation of a common stock incentive plan (the “2010 Stock Incentive Plan”) for our management and consultants. The Company registered twenty five million (25,000,000) shares of its common stock pursuant to the 2010 Stock Incentive Plan on Form S-8 filed with the Commission on September 27, 2010. As of September 30, 2011, no options have been granted under the plan.

On June 3, 2011 the Company filed a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to increase the Company’s authorized capital stock to 500,000,000 shares, par value $0.001 per share, including (i) 480,000,000 shares of common stock, par value $0.001 per share and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share. The effective date of the Amendment is June 1, 2011.

On October 17 2011 the Company filed a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to change the par value of its 20,000,000 shares of preferred stock from a par value of $0.001 per share to $0.002 per share. Additionally, the preferred stock has both conversion rights to common stock and voting rights at a ratio of 20 to 1.

Preferred Stock

On October 23, 2011, the Company issued 2,500,000 shares of its preferred stock to certain shareholders of Rogue Paper, Inc. (“Rouge”) in exchange for 51% of the issued and outstanding common stock of Rogue. (See Note 8 – Acquisition).

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 5 – Stockholders’ Deficit (Continued)

Preferred Stock (continued)

On November 2, 2011, the Company issued 4,285,714 shares of its preferred stock to Mr. Aladesuyi in conversion of $600,000 of accrued compensation due him.  (see Note 4 – Related Parties).

On November 2, 2011, the Company issued 1,428,572 shares of its preferred stock to Mr. Aladesuyi as payment of an initial license fee.  (see Note 4 – Related Parties).

On November 2, 2011, the Company issued 1,375,000 shares of its preferred stock to Mr. Russo in conversion of $125,000 of accrued compensation due him.  (see Note 4 – Related Parties).

On December 8, 2011, the Company issued 462,500 shares of its preferred stock to Mr. Sherali in conversion of a note payable.  (see Note 4 – Related Parties).

During the year ended December 31, 2011, the Company issued 37,500 shares of preferred stock in a private placement for a total of $5,000 ($0133 per share).

During the year ended December 31, 2011, the Company issued 424,527 shares of preferred stock to a consultant for services, at an average price of $0.106 per share based on the fair value of the services provided.

Common Stock Issued for Cash

During the year ended December 31, 2010, the Company issued 46,515,149 shares of common stock in private placements for a total of $656,125 ($0.014 per share).

During the year ended December 31, 2011, the Company issued 16,888,527 shares of common stock in private placements for a total of $186,200 ($0.011 per share).

Common Stock Issued in Conversion of Debt

During the year ended December 31, 2010, the Company issued 8,500,000 shares of common stock in the conversion of $85,000 of notes payable to related parties (see Note 4 – Related Parties) and 13,584,383 shares of common stock in the conversion of $157,093 of notes payable to unrelated parties(see Note 3 – Loans Payable).

During the year ended December 31, 2011, the Company issued 13,005,556 shares of common stock in the conversion of $137,500 of notes payable to related parties (see Note 4 – Related Parties) and 101,114,668 shares of common stock in the conversion of $394,619 of notes payable to unrelated parties(see Note 3 – Loans Payable).

Stock Issued for Services

Prior to the Share Exchange on April 2, 2010, the Company issued 4,000,000 shares of common stock for services, at par value of $0.01 per share, to Kayode Aladesuyi, the Company’s Chief Executive Officer, President and a Director of the Company, during the year ended December 31, 2010 (see Note 4 – Related Parties).  These values were based on the fair value of services rendered as the Company was not a publicly traded company and there was no established market for its shares.

The Company’s Board of Directors unanimously agreed to grant two million shares to Mr. Kayode Aladesuyi, the Company’s Chief Executive Officer and Chairman, under the 2010 Stock Incentive Plan dated September 17, 2010, in lieu of unpaid salary of $87,500 out of an accrued aggregate of $175,000.  Such shares of common stock were to be issued from the shares registered under a registration statement on Form S-8 filed September 27, 2010 representing the 2010 Stock Incentive Plan.  Mr. Aladesuyi declined the acceptance of the shares and, accordingly, the issuance was cancelled.

During the year ended December 31, 2010, the Company issued 7,700,000 shares to unrelated parties for services, at an average price of $0.02 per share based on the market value of the shares at the time of issuance.  1,500,000 of these shares were issued under the 2010 Stock Incentive Plan dated September 17, 2010.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 5 – Stockholders’ Deficit (Continued)

Stock Issued for Services (Continued)

During the year months ended December 31, 2011, the Company converted $230,000 of accrued salaries due to Mr. Aladesuyi to common stock and issued 32,857,143 shares to Mr. Aladesuyi, at a price of $0.007 per share based on the market value of the shares at the time of issuance. (see Note 4 – Related Parties).

During the year ended December 31, 2011, the Company issued 357,143 shares to an unrelated party for conversion of an outstanding accounts payable of $2,500, at a price of $0.007 per share based on the market value of the shares at the time of issuance.

During the year ended December 31, 2011, the Company issued 14,718,666 shares to unrelated parties for services, at an average price of $0.020 per share based on the market value of the shares at the time of issuance.

In-Kind Contribution of Services

During the years ended December 31, 2011 and 2010, officers and directors of the Company contributed services having a fair market value of $0 and $347,846, respectively (see Note 4 – Related Parties).

Acquisition of Noncontrolling Interest in EarthSearch Communications

On December 31, 2010, the Company issued 439,024 shares of its common stock to a noncontrolling shareholder of its subsidiary, EarthSearch Communications International, Inc. (“EarthSearch”), for 1,800,000 shares of EarthSearch’s common stock. The shares were valued at the market price of $0.006 at December 31, 2010 and resulted in a loss on the acquisition of $55,849 as follows:

Value of shares issued in exchange (439,024 shares at $0.006 per share)	$2,634
Fair value of non-controlling interest acquired	(53,215)

Loss on acquisition of non-controlling interest	$55,849

The Company owns 94.66% of EarthSearch as of December 31, 2010 and 2011.

Note 6 – Income Taxes

No provisions were made for income taxes for the years ended December 31, 2011 and 2010 as the Company had cumulative operating losses. For the years ended December 31, 2011 and 2010, the Company incurred net losses for tax purposes of $2,368,005 and $2,609,399, respectively. The income tax expense (benefit) differs from the amount computed by applying the United States Statutory corporate income tax rate as follows:

	For the Year Ended December 31,
	2011	2010

United States statutory corporate income tax rate	34.0%	34.0%
Change in valuation allowance on deferred tax assets	-34.0%	-34.0%

Provision for income tax	0.0%	0.0%

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 6 – Income Taxes (Continued)

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are approximately as follows:

	December 31,
	2011	2010
Deferred income tax assets:

Net operating loss carry forwards	$4,717,950	$3,920,540
Valuation allowance	(4,717,950)	(3,920,540)

Net deferred income tax assets	$-	$-

The Company has established a full valuation allowance on its deferred tax asset because of a lack of sufficient positive evidence to support its realization. The valuation allowance increased by $849,510 and $894,910 for the years ended December 31, 2011 and 2010, respectively.

The Company has a net operating loss carryover of $14,029,563 at December 31, 2011 to offset future income tax. The net operating losses expire as follows:

December 31,
2024	$1,152,418
2025	1,917,800
2026	1,663,944
2027	1,475,037
2028	1,216,483
2029	1,473,225
2030	2,609,399
2031	2,368,005
$13,876,311

Note 7 – Commitments and Contingencies

Operating Leases

The Company leased its office facilities in Atlanta, Georgia for $4,796 per month. The original term of the lease was 38 months and expired on May 31, 2011. The lease was extended to December 31, 2011.

On January 6, 2012, the Company moved into a new facility in Atlanta, Georgia and signed a new lease with a term of 66 months with escalating lease payments beginning at $2,163 per month. At December 31, 2011, future minimum lease payments under the lease are as follows:

2012	$25,956
2013	26,735
2014	27,550
2015	28,366
2016	29,219
2017	15,054
$152,880

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 7 – Commitments and Contingencies (Continued)

Operating Leases (Continued)

Rent expense was $65,369 and $63,445 for the nine months ended September 30, 2011 and 2010, respectively.

Acquisition Liabilities

Pursuant to the Share Exchange Agreement with Rogue Paper, Inc., commencing six months from the Execution Date, both the Company and the holders of the Preferred Shares shall have the option to redeem any portion of such holders Preferred Shares for cash, at a price of sixty cents ($0.60) per share, or $1,075,000.  Commencing twenty four (24) months from the Execution Date, holders of the remaining forty-nine percent (49%) of Rogue Paper Common Shares, have the option to have such shares redeemed by the Company for cash, at a price of $0.03 per share, or $29,973.  (see Note 8 – Acquisition).

License Agreement

On October 5, 2011, the Company entered into a license with BBGN&K LLC (“BBGN&K”) for the rights to use certain patented technologies of which BBGN&K owns the patents. The license agreement calls for royalty payments beginning in 2012 of 8% of EarthSearch’s revenues to be paid quarterly. (see Note 4 – Related Parties).

Note 8 – Acquisition

On October 23, 2011, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Rogue Paper, Inc., a California corporation (“Rogue”), and shareholders of Rogue Paper. Rogue is headquartered in San Francisco, California and is a developer of mobile and branded applications for major media enterprises. The Company acquired fifty-one percent (51%) of the issued and outstanding common stock of Rogue exchange for 2,500,000 shares of the Company’s Series A convertible preferred stock.

Pursuant to the Share Exchange Agreement, commencing six months from the Execution Date, both the Company and the holders of the Preferred Shares shall have the option to redeem any portion of such holders Preferred Shares for cash, at a price of sixty cents ($0.60) per share. Commencing twenty four (24) months from the Execution Date, holders of the remaining forty-nine percent (49%) of Rogue Paper Common Shares, have the option to have such shares redeemed by the Company for cash, at a price of $0.03 per share.

The acquisition has been accounted for under the purchase method. Management’s estimate of the fair value of the identifiable, intangible assets acquired was $765,000. None of the goodwill recognized is expected to be deductible for income tax purposes. The excess of the purchase price paid over the fair value of the assets acquired and liabilities assumed amounted to $742,107 and was allocated to goodwill.

The following table summarizes the consideration given for Rogue and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date, as well as the fair value at the acquisition date of the noncontrolling - interest in Rogue.

Consideration Given:

2,500,000 shares of East Coast Diversified Corporation preferred stock	$425,000
Redemption rights on ECDC preferred stock	1,075,000
Redemption rights on Rogue Paper non-controlling common stock	29,973

Total Consideration	$1,529,973

Fair value of identifiable assets acquired and liabilities assumed:

Cash	$62,698
Prepaid expenses	1,000
Property and equipment, net	4,664
Accounts payable	(23,525)
Total identifiable net assets	44,837

Noncontrolling interest in Rogue Paper, Inc.	(21,971)
Intangible assets	765,000
Goodwill	742,107

$1,529,973

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2011

Note 8 – Acquisition (Continued)

Intangible assets consisting of intellectual technology property were valued by an independent valuation firm based on the discounted projected cash flows over their expected live of 5 years.

Amortization of intangible assets was $25,500 and $0 for the years ended December 31, 2011 and 2010, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Expected amortization of intangible assets for each of the next five years is $153,000 in years 2012 through 2015 and $127,500 in 2016.

Note 9 – Subsequent Events

On January 5, 2012, the company issued a secured convertible promissory note to Street Capital, Inc. for $60,000. The note is due July 5, 2012, is non-interest bearing, is convertible into shares of the Company’s common stock at a conversion price of the average of the closing bid prices during the three trading days immediately prior to the date of the conversion, and is secured by the assets of the Company. 600,000 shares of the Company’s common stock were issued to Street Capital, Inc. as an incentive to fund the note.

On January 12, 2012, the Company issued 250,000 shares of its common stock to an investor for $1,000.

On January 12, 20121, the Company issued 7,500,000 shares of its common stock to Andrea Rocha, Comptroller of the Company and the wife of Kayode Aladesuyi, for conversion of accrued compensation of $22,500.

On January 12, 2012, the Company issued 100,000 shares of its preferred stock to an investor for $5.000.

On January 12, 2012, the Company issued 100,000 shares of its preferred stock to an investor for $5,000.

On January 12, 2012, the Company issued 1,105,381 shares of its preferred stock to an investor for $67.000.

On January 12, 2012, the Company issued 100,000 shares of its preferred stock to an investor for $12,000.

On January 12, 2012, the Company issued 408,164 shares of its preferred stock (102,041 each) to its directors in payment of $40,000 ($10,000 each) of accrued board compensation.

On January 12, 2012, the Company issued 100,000 shares of its preferred stock to an investor for $5,000.

On February 14, 2012, the Company issued 5,769,231 to a consultant for services rendered of $15,000.

On February 14, 2012, the Company issued 925,000 shares of its preferred stock to an investor for $37,000.

On February 23, 2012, the Company issued 8,000,000 to a legal firm for services rendered of $71,760. These shares were issued under the 2010 Stock Incentive Plan dated September 17, 2010.

On March 21, 2012, the Company issued 607,487 shares of its preferred stock to a consultant for services rendered of $55,000.

For the period from January 1, 2012 through April 12, 2011, the Company issued 129,024,374 shares of its common stock in conversion of loans payable in the amount of $227,532.

On February 29, 2012 the Company filed a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to increase the Company’s authorized capital stock to 1,000,000,000 shares, par value $0.001 per share, including (i) 950,000,000 shares of common stock, par value $0.001 per share and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share.

The Company has evaluated subsequent events through the date the financial statements were issued and filed with Securities and Exchange Commission. The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.

Note 10 – Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma condensed combined statements of operations are presented to illustrate the estimated effects of the Rogue Paper Acquisition Agreement. The unaudited pro forma condensed combined statements of operations were prepared using the historical statements of operations of the Company and the historical statements of operations of Rogue Paper. The unaudited pro forma condensed combined statements of operations should be read in conjunction with the Company's audited statement of operations for the year ended December 31, 2011.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 assumes that the Rogue Paper Agreement was consummated at February 17, 2010 (date of Inception of Rogue Paper).

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 (UNAUDITED)

		East Coast
		Diversified
		Corporation	Rogue Paper, Inc.	Pro Forma
		Historical	Historical	Adjustments	Ref	Combined
			(1)

	Revenues	$612,482	$457,410	$-		$1,069,892

	Operating expenses:
	Cost of revenues	300,848	308,392			609,240
	Selling general and administrative expenses	2,216,920	247,708			2,464,628

	Total Operating expenses	2,517,768	556,100	-		3,073,868

	Loss from operations	(1,905,286)	(98,690)	-		(2,003,976)

	Other income (expense)	(462,719)	-	-		(462,719)

	Loss before income taxes	(2,368,005)	(98,690)	-		(2,466,695)

	Income tax expense (benefit)	-	-	-		-

	Loss before noncontrolling interest	(2,368,005)	(98,690)	-		(2,466,695)

	Loss attributable to noncontrolling interest	(51,832)	-	(48,358)	(2)	(100,190)

	Net loss	$(2,316,173)	$(98,690)	$48,358		$(2,366,505)

	Preferred stock dividends	-	-	-		-

	Net loss per share;
	Basic and diluted	$(0.01)	$(0.05)			$(0.01)

	Weighted average number of shares:
	Basic and diluted	184,066,678	2,021,714	(2,021,714)	(3)	184,066,678

(1)	Represents unaudited results of operations of Rogue Paper, Inc. from January 1, 2011 to October 23, 2011.

(2)	Represents noncontrolling interests in the net loss of Rogue Paper, Inc. for the period from January 1, 2011 to October 23, 2011 as if Rogue Paper, Inc. was acquired as of January 1, 2011.

(3)	The adjustment to weighted average number of common shares outstanding reflects the change necessary to calculate shares outstanding as if Rogue Paper, Inc. was acquired on January 1, 2011.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 (UNAUDITED)

		East Coast
		Diversified
		Corporation	Rogue Paper, Inc.	Pro Forma
		Historical	Historical	Adjustments	Ref	Combined
			(1)

	Revenues	$129,248	$83,364	$-		$212,612

	Operating expenses:
	Cost of revenues	81,573	50,280			131,853
	Selling general and administrative expenses	2,404,804	113,457			2,518,261

	Total Operating expenses	2,486,377	163,737	-		2,650,114

	Loss from operations	(2,357,129)	(80,373)	-		(2,437,502)

	Other income (expense)	(252,270)	-	-		(252,270)

	Loss before income taxes	(2,609,399)	(80,373)	-		(2,689,772)

	Income tax expense (benefit)	-	-	-		-

	Loss before noncontrolling interest	(2,609,399)	(80,373)	-		(2,689,772)

	Loss attributable to noncontrolling interest	(112,507)	-	(39,383)	(2)	(151,890)

	Net loss	$(2,496,892)	$(80,373)	$39,383		$(2,537,882)

	Net loss per share;
	Basic and diluted	$(0.03)	$(0.05)			$(0.03)

	Weighted average number of shares:
	Basic and diluted	77,118,976	1,597,484	(1,597,484)	(3)	77,118,976

(1)	Represents audited results of operations of Rogue Paper, Inc. from February 17, 2010 (Inception) to December 31, 2010.

(2)
Represents noncontrolling interests in the net loss of Rogue Paper, Inc. for the period from February 17, 2010 (Inception) to December 31, 2010 as if Rogue Paper, Inc. was acquired as of February 17, 2010.

(3)	The adjustment to weighted average number of common shares outstanding reflects the change necessary to calculate shares outstanding as if Rogue Paper, Inc. was acquired on February 17, 2010.

East Coast Diversified Corporation and Subsidiaries
Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS

Current assets
Cash	$37,908	$53,519
Accounts receivable, net	607,609	273,031
Inventory	35,003	33,523
Prepaid license fees	50,000	50,000
Prepaid expenses	36,742	3,076
Total current assets	767,262	413,149

Property and equipment, net	19,809	22,814

Other assets
Capitalized research and development costs, net	4,637	9,273
Intangible assets, net	701,250	739,500
Goodwill	742,107	742,107
Prepaid license fees	125,000	137,500
Escrow deposits	3,462	3,462
Security deposits	21,038	4,521
Total other assets	1,597,494	1,636,363

Total assets	$2,384,565	$2,072,326

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Bank overdraft	$11,721	$16,675
Loans payable, current	542,596	711,882
Loans payable - related party, current	623,742	630,298
Accounts payable and accrued expenses	783,761	721,010
Accrued payroll and related liabilities	1,707,254	1,717,582
Total current liabilities	3,669,074	3,797,447

Other liabilities
Loans payable, non-current	4,974	-

Total liabilities	3,674,048	3,797,447

Commitments and contingencies:
Contingent acquisition liabilities	1,104,973	1,104,973

Stockholders' deficit
Preferred stock, $0.001 par value, 50,000,000 and 20,000,000 shares authorized, 13,859,845 and 10,513,813 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	13,860	21,028
Common stock, $0.001 par value, 950,000,000 and 480,000,000 shares authorized, 558,549,281 and 289,895,481 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	558,549	289,895
Additional paid-in capital	11,109,110	10,180,384
Accumulated deficit	(13,802,580)	(13,062,595)
Total East Coast Diversified stockholders' deficit	(2,121,061)	(2,571,288)
Noncontrolling interest	(273,395)	(258,806)
Total stockholders' deficit	(2,394,456)	(2,830,094)

Total liabilities and stockholders' deficit	$2,384,565	$2,072,326

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiaries
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Revenues:
Product sales	$147,932	$92,897
Consulting and development	290,100	51,500
User fees	12,462	19,681
Total revenues	450,494	164,078

Operating Expenses
Cost of revenues:
Product sales	80,926	41,023
Consulting and development	47,100	-
User fees	16,335	8,719
Selling, general and administrative expense	753,961	340,315

Total operating expenses	898,322	390,057

Loss from operations	(447,828)	(225,979)

Other income (expense)
Other income	1,387	-
Interest expense	(308,133)	(22,445)
Total other income (expense)	(306,746)	(22,445)

Net loss	(754,574)	(248,424)
Net loss attributable to noncontrolling interests	14,589	10,814

Net loss attributable to East Coast Diversified Corporation	$(739,985)	$(237,610)

Net loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - basic and diluted	388,011,588	151,361,187

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Cash flows from operating activities:
Net loss	$(739,985)	$(237,610)
Adjustments to reconcile net loss to net cash used in operations:
Noncontrolling interests	(14,589)	(10,814)
Depreciation and amortization	45,891	40,086
Issuance of loan payable for consulting services	30,000	-
Stock issued for services	131,760	6,000
Amortization of prepaid license fee	12,500	-
Amortization of payment redemption premium as interest	6,334	-
Gain on recovery of redemption premiums	(17,625)	-
Accretion of beneficial conversion feature on convertible notes payable as interest	292,529	-
Accretion of stock discounts to convertible notes payable as interest	1,080	-
Interest accrued on loans payable	28,474	21,062
Changes in operating assets and liabilities:
Accounts receivable, net	(334,578)	(48,808)
Inventory	(1,480)	14,322
Security deposits	(16,517)	-
Bank overdraft	(4,954)	-
Accounts payable and accrued expenses	62,751	32,649
Accrued payroll and related liabilities	52,172	89,448
Net cash used in operating activities	(466,237)	(93,665)

Cash flows from investing activities:
Net cash from investing activities	-	-

Cash flows from financing activities:
Proceeds from issuance of common stock	1,000	42,500
Proceeds from issuance of preferred stock	5,000	-
Proceeds from loans payable	391,226	-
Proceeds from loans payable - related party	56,500	77,120
Repayments of loans payable	(3,100)	-
Repayments of loans payable - related party	-	(22,612)
Net cash from financing activities	450,626	97,008

Net increase (decrease) in cash	(15,611)	3,343

Cash at beginning of period	53,519	1,278

Cash at end of period	$37,908	$4,621

See accompanying notes to consolidated financial statements.
Continued

East Coast Diversified Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Continued)
(unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$1,383

Cash paid for taxes	$-	$-

Non-cash investing and financing activities:

Issuance of 246,534,569 and 5,800,000 shares of common stock in conversion of loans payable	$371,671	$70,000

Issuance of 4,055,556 shares of common stock in conversion of loans payable - related party, respectively	$-	$37,500

Issuance of 200,000 shares of preferred stock in conversion of loans payable	$17,000	$-

Issuance of 2,030,381 shares of preferred stock in conversion of loans payable - related party	$67,000	$-

Payment redemption premiums on convertible notes payable	$10,000	$-

Issuance of note payable for prepaid consulting services	$30,000	$-

Beneficial conversion feature of convertible notes payable	$532,121	$-

Discount for stock issued in connection with issuance of note payable	$2,160	$-

Issuance of 357,143 shares of common stock in conversion of accounts payable	$-	$2,500

Issuance of 7,500,000 and 32,857,143 shares of common stock in conversion of accrued salaries	$22,500	$230,000

Issuance of 408,164 shares of preferred stock in conversion of accrued salaries	$40,000	$-

See accompanying notes to consolidated financial statements.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 1 – Nature of Business, Presentation, and Going Concern

Organization

EarthSearch Communications International, Inc. (“EarthSearch”) was founded in November 2003 as a Georgia corporation. The company subsequently re-incorporated in Delaware on July 8, 2005.

On December 18, 2009, East Coast Diversified Corporation's (“ECDC” or the “Company”) former principal stockholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC (collectively the “Sellers”), entered into a Securities Purchase Agreement (the "Purchase Agreement") with Kayode Aladesuyi (the “Buyer”), pursuant to which the Sellers beneficial owners of an aggregate of 6,997,150 shares of the Company's common stock (the “Sellers' Shares”), agreed to sell and transfer the Sellers' Shares to the Buyer for an aggregate of Three Hundred Thousand Dollars ($300,000.00). The Purchase Agreement also provided that the Company would enter into a share exchange agreement with EarthSearch.

On January 15, 2010, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with EarthSearch, pursuant to which the Company agreed to issue 35,000,000 shares of the Company's restricted common stock to the shareholders of EarthSearch. On April 2, 2010, EarthSearch consummated all obligations under the Share Exchange Agreement. In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired 93.49% of the issued and outstanding common stock of EarthSearch. As a result of the Purchase Agreement and Share Exchange Agreement, our principal business became the business of EarthSearch. The Board of Directors of the Company (the “Board”) passed a resolution electing the new members of the Board and appointing new management of the Company and effectively resigning as their last order of business.

The Share Exchange was accounted for us as an acquisition and recapitalization. EarthSearch is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of EarthSearch. The accumulated deficit of EarthSearch was also carried forward after the acquisition.

On December 31, 2011, the Company acquired 1,800,000 additional shares of EarthSearch from a non-controlling shareholder in exchange for 439,024 shares of the Company's common stock. As of December 31, 2011, the Company owns 94.66% of the issued and outstanding stock of EarthSearch.

On October 23, 2011, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Rogue Paper, Inc., a California corporation (“Rogue Paper”), and shareholders of Rogue Paper (the “Rogue Paper Holders”). Rogue Paper is headquartered in San Francisco, California and is a developer of mobile and branded applications for major media enterprises. The Company acquired fifty-one percent (51%) of the issued and outstanding common stock of Rogue Paper in exchange for 2,500,000 shares of the Company’s Series A convertible preferred stock (the “Series A Preferred”).

Pursuant to the Share Exchange Agreement, no sooner than twelve months from the Effective Date, the Series A Preferred shares shall be convertible, at the option of the holder of such shares, into an aggregate of fifty million shares of the Company’s common stock, par value $0.001 per share. Beginning sixth months from the Effective Date, both the Company and holders of the Series A Preferred shares shall have the option to redeem any portion of such holders’ Series A Preferred shares, for cash, at a price of sixty cents ($0.60) per share. Additionally, commencing twenty-four (24) months from the Effective Date, the holders of the remaining, unsold shares of Rogue Paper common stock may require the Company to redeem such shares, for cash, at a price of three cents ($0.03) per share.

Nature of Operations

The Company has created an integration of Radio Frequency Identification technology (“RFID”) and GPS technology and is an international provider of supply chain management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products. These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.

The Company’s development of GPS devices embedded with RFID modules represents its core technology and products. The Company has licensed various patents relating to the technology used in the Company’s products and has commenced sales and commercialization of the technology which the Company expects will result in revenue that will allow the Company to sustain its current operation and get to a profitable status.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 1 – Nature of Business, Presentation, and Going Concern (Continued)

Nature of Operations (Continued)

The Company launched sales operations in 2008 but subsequently withdrew sales and commercial resources from the market mid-2008 and 2009 due to the negative economic and market conditions. During that time, the Company refocused its efforts on the redesign and integration of RFID and GPS technologies into its products. Commercial sales were re-established in 2010.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and footnotes required in annual financial statements. In the opinion of management, the unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position and results of operations and cash flows. All intercompany transactions and accounts have been eliminated in consolidation. The results of operations presented are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

These unaudited consolidated financial statements should be read in conjunction with our 2011 annual consolidated financial statements included in our Form 10-K/A, filed with the SEC on May 4, 2012.

Going Concern

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the accompanying unaudited consolidated financial statements, the Company had an accumulated deficit of $13,802,580 at March 31, 2012, a net loss and net cash used in operations of $739,985 and $466,237, respectively, for the three months ended March 31, 2012. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate revenues, and continue to raise additional investment capital. No assurance can be given that the Company will be successful in these efforts.

The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans will afford the Company the opportunity to continue as a going concern.

Concentration of Credit Risk

The Company grants unsecured credit to commercial and governmental customers in the United States and abroad. Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. As of March 31, 2012, three customers account for 71% of the total accounts receivable compared to three customers accounting for 77% at December 31, 2011.

The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense was $nit and $nil for the three months ended March 31, 2012 and 2011, respectively. At March 31, 2012 and December 31, 2011, the allowance for doubtful accounts was $nil and $nil, respectively.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure to its customers.

Note 2 – Loans Payable

Loans payable at March 31, 2012 and December 31, 2011 consist of the following:

	March 31, 2012	December 31, 2011
Loans Payable, Current:

Unsecured $450,000 note payable to Azfar Haque, which bears interest at 9% per annum and was originally due June 15, 2008. At December 31, 2011 the note was in default. On September 19, 2011, $25,000 of this note was transferred to an investor and was converted to common stock. During the year ended December 31, 2011, $227,250 of this note was converted to common stock. During the three months ended March 31, 2012, the remaining $372,655 plus $3,595 of additional accrued interest was purchased by multiple investors. Accrued interest is equal to $ nil and $174,905 respectively.	$-	$372,655

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 2 – Loans Payable (Continued)

	March 31, 2012	December 31, 2011

Unsecured $80,000 note payable to Rainmaker Global, Inc. which bears interest at 30% per annum and was originally due December 31, 2009. The note is currently in default. Accrued interest is equal to $60,125 and $54,125 respectively.	140,125	134,125

$20,000 convertible note payable to Leonard Marella, which bears interest at 10% per annum and was originally due October 1, 2009. The note is in default. Accrued interest is equal to $5,383 and $4,883, respectively.	25,383	24,883

Unsecured non-interest bearing note payable, due on demand, to Syed Ahmed.	7,000	7,000

Unsecured non-interest bearing note payable, due on demand, to Alina Farooq.	3,500	3,500

Unsecured non-interest bearing note payable, due on demand, to William Johnson. The note holder loaned the Company an additional $5,100 and the entire note of $12,000 was converted to preferred stock during the three months ended March 31, 2012.	-	6,900

Unsecured non-interest bearing note payable, due on demand, to Robert Saidel. The note holder loaned the Company an additional $1,976 during the three months ended March 31, 2012. Accrued interest is equal to $2,716 and $330, respectively.	28,326	23,964

Unsecured non-interest bearing note payable, due on demand, to Michael Johnstone. The note was repaid during the three months ended March 31, 2012.	-	1,100

Unsecured non-interest bearing note payable, due on demand, to Michael Carbone, Sr. The note was converted to preferred stock during the three months ended March 31, 2012.	-	5,000

Unsecured $25,000 convertible note payable to Mindshare Holdings, Inc., which bears interest at 8% per annum and due January 5, 2012. The note includes a redemption premium of $7,500 and is discounted for its unamortized beneficial conversion feature of $289 at December 31, 2011. During the three months ended March 31, 2012, the note balance of $25,000, plus $1,000 of accrued interest, was converted to common stock.	-	32,133

Unsecured $25,000 convertible note payable to Southridge Partners II LP, which bears interest at 8% per annum and due January 5, 2012. The note includes a redemption premium of $7,500 and is discounted for its unamortized beneficial conversion feature of $367 at December 31, 2011. During the three months ended March 31, 2012, the note balance of $25,000, plus $1,249 of accrued interest, was converted to common stock.	-	32,211

Unsecured $17,500 convertible note payable to Southridge Partners II LP, which bears interest at 5% per annum and due February 1, 2012. The note includes a redemption premium of $2,625 and is discounted for its unamortized beneficial conversion feature of $1,885 at December 31, 2011. During the three months ended March 31, 2012, the note balance of $17,500, plus $439 of accrued interest, was converted to common stock.	-	18,240

Unsecured $9,000 convertible note payable to Southridge Partners II LP, which bears interest at 5% per annum and due June 30, 2012. The note includes a redemption premium of $1,350 and is discounted for its unamortized beneficial conversion feature of $3,669 and $7,337 as of March 31, 2012 and December 31, 2011, respectively. Accrued interest is equal to $153 and $nil, respectively.	6,834	3,013

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 2 – Loans Payable (Continued)

	March 31, 2012	December 31, 2011

Unsecured $16,290 convertible note payable to First Trust Management, which bears interest at 7% per annum and due September 25, 2012. The note is discounted for its unamortized beneficial conversion feature of $4,134 and $6,247 as of March 31, 2012 and December 31, 2011, respectively. Accrued interest is equal to $587 and $nil, respectively.	12,743	10,043

On November 2, 2011, the Company entered into a Unsecured Convertible Promissory Note Agreement with Bulldog Insurance for up to $250,000, which bears interest at 8% per annum. On November 2, 2011, the Company received $32,500, which is due May 28, 2012. The draw on the note is discounted for its unamortized beneficial conversion feature of $4,728 and $12,147 as of March 31, 2012 and December 31, 2011, respectively. Accrued interest is equal to $1,068 and $nil, respectively.	28,840	20,353

On November 2, 2011, the Company entered into a Unsecured Convertible Promissory Note Agreement with Bulldog Insurance for up to $250,000, which bears interest at 8% per annum. On November 18, 2011, the Company received $11,950, which is due May 28, 2012. The draw on the note is discounted for its unamortized beneficial conversion feature of $1,567 and $4,738 as of March 31, 2012 and December 31, 2011, respectively. Accrued interest is equal to $351 and $nil, respectively.	10,734	7,212

On November 2, 2011, the Company entered into a Unsecured Convertible Promissory Note Agreement with Bulldog Insurance for up to $250,000, which bears interest at 8% per annum. On December 5, 2011, the Company received $7,960, which is due June 5, 2012. The draw on the note is discounted for its unamortized beneficial conversion feature of $1,604 and $3,816 as of March 31, 2012 and December 31, 2011, respectively. Accrued interest is equal to $204 and $nil, respectively.	6,560	4,144

On November 2, 2011, the Company entered into a Unsecured Convertible Promissory Note Agreement with Bulldog Insurance for up to $250,000, which bears interest at 8% per annum. On December 15, 2011, the Company received $9,950, which is due June 15, 2012. The draw on the note is discounted for its unamortized beneficial conversion feature of $2,068 and $4,544 as of March 31, 2012 and December 31, 2011, respectively. Accrued interest is equal to $233 and $nil, respectively.	8,115	5,406

On November 2, 2011, the Company entered into a Unsecured Convertible Promissory Note Agreement with Bulldog Insurance for up to $250,000, which bears interest at 8% per annum. On January 2, 2012, the Company received $164,150, which is due September 30, 2012. $2,000 was paid on the note during the three months ended march 31, 2012. The draw on the note is discounted for its unamortized beneficial conversion feature of $44,866 . Accrued interest is equal to $1,995.	119,279	-

Unsecured $40,000 convertible note payable to Southridge Partners II LP, which bears interest at 5% per annum and due June 30, 2012. The note includes a redemption premium of $8,000 and is discounted for its unamortized beneficial conversion feature of $19,451 at March 31, 2012. Accrued interest is equal to $482.	29,031	-

Unsecured $32,500 convertible note payable to Asher Enterprises, Inc., which bears interest at 8% per annum and due October 5, 2012. The note is discounted for its unamortized beneficial conversion feature of $14,759 at March 31, 2012. Accrued interest is equal to $627.	18,368	-

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 2 – Loans Payable (Continued)

	March 31, 2012	December 31, 2011

Unsecured $60,000 note payable to Street Capital, Inc., which bears no interest and due July 5, 2012. The Company issued 600,000 shares of common stock to Street capital as an incentive to provide the loan. The note is discounted for its unamortized fair value of the common stock of $1,080 at March 31, 2012.	58,920	-

Unsecured $10,000 convertible note payable to Southridge Partners II LP, which bears interest at 5% per annum and due June 30, 2012. The note includes a redemption premium of $2,000 and is discounted for its unamortized beneficial conversion feature of $5,056 at March 31, 2012. Accrued interest is equal to $101.	7,045	-

Unsecured $37,500 convertible note payable to Asher Enterprises, Inc., which bears interest at 8% per annum and due November 16 2012. The note is discounted for its unamortized beneficial conversion feature of $28,125 at March 31, 2012. Accrued interest is equal to $378.	9,753	-

Unsecured $30,000 convertible note payable to Hanover Holdings I, LLC, which bears interest at 12% per annum and due October 17 2012. The note is discounted for its unamortized beneficial conversion feature of $24,691 at March 31, 2012. Accrued interest is equal to $424.	5,733	-

On February 17, 2012, Panache Capital, LLC entered into an agreement to purchase $50,000 of the note payable to Azfar Haque. The Company exchange the original note to Mr. Haque with a new note to Pananche which bears interest at 10% per annum and due February 17, 2013. During the three months ended March 31, 2012, $35,233 of the note was converted to common stock. The note is discounted for its unamortized beneficial conversion feature of $6,292 at March 31, 2012. Accrued interest is equal to $324.	8,800	-

In February 2012, Magna Group, LLC entered into two agreements to purchase a total of $275,000 of the note payable to Azfar Haque. The Company exchanged the original note to Mr. Haque with new notes to Magna which bear interest at 12% per annum and due February 24, 2013. During the three months ended March 31, 2012, $215,000 of the notes were converted to common stock. The notes are discounted for their unamortized beneficial conversion feature of $54,098 at March 31, 2012. Accrued interest is equal to $1,605.	7,507	-

Subtotal, Loans Payable, Current	542,596	711,882

Loans Payable, Non-current:

Unsecured $70,000 convertible note payable to Hanover Holdings I, LLC, which bears interest at 12% per annum and due October 24 2013. The note is discounted for its unamortized beneficial conversion feature of $65,854 at March 31, 2012. Accrued interest is equal to $828.	4,974	-

Total Loans Payable	$547,570	$711,882

The Company accrued interest expense of $24,530 and $95,583 for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively, on the above loans. Accrued interest is included in the loan balances.

The Company borrowed $113,072 and $244,755 during the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. The Company made payments of $3,100 and $2,500 on the loans during the three months ended March 31, 2012 and the year ended December 31, 2011. During the three months ended March 31, 2012, the Company converted $371,671 of loans payable into 246,534,569 shares of the Company’s common stock and $17,000 of loans payable into 200,000 shares of the Company’s Series A Preferred stock. During the year ended December 31, 2011, the Company converted $394,619 of loans payable into 14,748,313 shares of the Company’s common stock.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 2 – Loans Payable (Continued)

On November 2, 2011, the Company entered into an unsecured convertible promissory note agreement with Bulldog Insurance. The notes issued under the agreement bear interest at 8% per annum, are generally due 6 months after issuance, and are convertible at a 35% discount to the market price of the average closing prices of the previous 3 closing days prior to the conversion date. $164,150 was drawn against the note on January 2, 2012 and $2,000 was repaid during the three months ended March 31, 2012. The draw is due September 30, 2012 and is discounted by the value of its beneficial conversion feature of $66,686, of which, $21,820 has been accreted as interest expense for the three months ended March 31, 2012. Interest of $1,995 has been accrued for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $119,279.

On January 3, 2012, the Company issued a $40,000 unsecured convertible promissory note to Southridge Partners II LP. The note bears interest at 5% per annum, is due June 30, 2012, and is convertible at a 50% discount to the average of the two low closing bid prices during the five day period prior to the conversion date. The note includes a redemption premium of $8,000 which is being amortized as interest expense over the term of the loan. The note is discounted by the value of its beneficial conversion feature of $38,261, of which, $18,810 has been accreted as interest expense for the three months ended March 31, 2012. Interest of $482 has been accrued for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $29,031.

On January 3, 2012, the Company issued a $32,500 unsecured convertible promissory note to Asher Enterprises, Inc. The note bears interest at 8% per annum, is due October 5, 2012, and is convertible at a 40% discount to the average of the three low trading prices during the ten day period prior to the conversion date. The note is discounted by the value of its beneficial conversion feature of $21,667, of which, $6,908 has been accreted as interest expense for the three months ended March 31, 2012. Interest of $627 has been accrued for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $18,368.

On January 5, 2012, the Company issued a $60,000 unsecured convertible promissory note to Street Capital, Inc. for services to be rendered. The note bears no interest and is due July 5, 2012. The Company issued 600,000 shares of common stock to Street capital as an incentive to provide the loan. The note is discounted for the fair value of the common stock of $2,160, of which, $1,080 has been accreted as interest expense for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $58,920.

On January 17, 2012, the Company issued a $10,000 unsecured convertible promissory note to Southridge Partners II LP. The note bears interest at 5% per annum, is due June 30, 2012, and is convertible at a 50% discount to the average of the two low closing bid prices during the five day period prior to the conversion date. The note includes a redemption premium of $2,000 which is being amortized as interest expense over the term of the loan. The note is discounted by the value of its beneficial conversion feature of $9,167, of which, $4,111 has been accreted as interest expense for the three months ended March 31, 2012. Interest of $101 has been accrued for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $7,045.

On February 13, 2012, Azfar Haque transferred $10,000 of the $450,000 note payable to him to SGI Group, LLC per a Securities Transfer Agreement between the two parties. The Company exchanged the original note to Mr. Haque with a new note to SGI Capital, LLC which bears interest at 10% per annum and due February 13, 2013. The note is discounted by the value of its beneficial conversion feature of $5,455, all of which has been accreted as interest expense for the three months ended March 31, 2012. On February 16, 2012, the entire note of $10,000 was converted to 9,103,332 shares of common stock.

On February 14 2012, the Company issued a $37,500 unsecured convertible promissory note to Asher Enterprises, Inc. The note bears interest at 8% per annum, is due November 16, 2012, and is convertible at a 50% discount to the average of the three low trading prices during the ten day period prior to the conversion date. The note is discounted by the value of its beneficial conversion feature of $33,750, of which, $5,625 has been accreted as interest expense for the three months ended March 31, 2012. Interest of $378 has been accrued for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $9,753.

On February 16, 2012, Azfar Haque transferred $41,250 of the $450,000 note payable to him to Southridge Partners II LP per a Securities Transfer Agreement between the two parties. The Company exchanged the original note to Mr. Haque with a new note to Southridge Partners II LP which bears interest at 10% per annum and due February 16, 2013. The note is discounted by the value of its beneficial conversion feature of $19,286, all of which has been accreted as interest expense for the three months ended March 31, 2012. During the three months ended March 31, 2012, the entire note of $41,250 was converted to 25,662,101 shares of common stock.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 2 – Loans Payable (Continued)

On February 17 2012, the Company issued a $30,000 unsecured convertible promissory note to Hanover Holdings I, LLC. The note bears interest at 12% per annum, is due October 17, 2012, and is convertible at a 55% discount to the average of the three low trading prices during the three day period prior to the conversion date. The note is discounted by the value of its beneficial conversion feature of $29,999, of which, $5,308 has been accreted as interest expense for the three months ended March 31, 2012. Interest of $424 has been accrued for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $5,733.

On February 17, 2012, Azfar Haque transferred $50,000 of the $450,000 note payable to him to Panache Capital, LLC per a Securities Transfer Agreement between the two parties. The Company exchanged the original note to Mr. Haque with a new note to Panache Capital, LLC which bears interest at 10% per annum and due February 17, 2013. The note is discounted by the value of its beneficial conversion feature of $26,667, of which, $20,375 has been accreted as interest expense for the three months ended March 31, 2012. During the three months ended March 31, 2012, $35,233 of the note was converted to 33,500,000 shares of common stock. Interest of $324 has been accrued for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $8,800.

On February 17, 2012, Azfar Haque transferred $75,000 of the $450,000 note payable to him to Magna Group, LLC per a Securities Transfer Agreement between the two parties. The Company exchanged the original note to Mr. Haque with a new note to Magna Group, LLC which bears interest at 12% per annum and due February 17, 2013. The note is discounted by the value of its beneficial conversion feature of $61,184, all of which has been accreted as interest expense for the three months ended March 31, 2012. During the three months ended March 31, 2012, the entire note of $75,000 was converted to 23,241,401 shares of common stock.

On February 24, 2012, Azfar Haque transferred $50,000 of the $450,000 note payable to him to Magna Group, LLC per a Securities Transfer Agreement between the two parties. The Company exchanged the original note to Mr. Haque with a new note Magna Group, LLC which bears interest at 12% per annum and due February 24, 2013. The note is discounted by the value of its beneficial conversion feature of $150,000, of which, $95,902 has been accreted as interest expense for the three months ended March 31, 2012. During the three months ended March 31, 2012, $140,000 of the note was converted to 101,312,896 shares of common stock. Interest of $1,605 has been accrued for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $7,507.

On February 17 2012, the Company issued a $70,000 unsecured convertible promissory note to Hanover Holdings I, LLC. The note bears interest at 12% per annum, is due October 24, 2013, and is convertible at a 55% discount to the average of the three low trading prices during the three day period prior to the conversion date. The note is discounted by the value of its beneficial conversion feature of $69,999, of which, $4,145 has been accreted as interest expense for the three months ended March 31, 2012.Interest of $828 has been accrued for the three months ended March 31, 2012. The outstanding balance of the loan, net of discounts, at March 31, 2012 is $4,974.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 3 – Related Parties

Loans payable – related parties at March 31, 2012 and December 31, 2011 consist of the following:

	March 31, 2012	December 31, 2011

Unsecured non-interest bearing note payable, due on demand, to Frank Russo, a Director of the Company.	$409,979	$409,979

Unsecured note payable to Edward Eppel, a Director of the Company, which bears interest at 10% per annum and is due on demand. Accrued interest is equal to $19,707 and $15,763, respectively.	193,263	189,319

Unsecured non-interest bearing note payable, due on demand, to Anis Sherali, a Director of the Company. During the three months ended March 31, 2012, Mr. Sherali loaned an additional $56,500 to the Company and converted $67,000 of the note to preferred stock.	20,500	31,000

Total	$623,742	$630,298

Frank Russo, a Director of the Company, is a holder of an unsecured non-interest bearing note of the Company. At December 31, 2010, $422,006 was due to Mr. Russo. The Company repaid $0 and $12,027 to Mr. Russo during the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. During the three months ended March 31, 2012, the Company converted $10,000 of accrued board compensation due to Mr. Russo into 102,041 shares of Series A Preferred stock.

Edward Eppel, a Director of the Company, is a holder of a note of the Company which bears interest at 10% per annum. At December 31, 2010, $173,256 was due to Mr. Eppel. The Company borrowed $0 and $299 from Mr. Eppel during the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. $3,945 and $15,763 of interest was accrued and included in the loan balance for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. During the three months ended March 31, 2012, the Company converted $10,000 of accrued board compensation due to Mr. Eppel into 102,041 shares of Series A Preferred stock.

During the year ended December 31, 2011, the Company borrowed $195,000 from Mr. Sherali and issued a non-interest bearing note. Also during the year ended December 31, 2011, the Company converted $127,000 of the note and issued 13,005,556 common shares and converted $37,000 of the note and issued 462,500 preferred shares to Mr. Sherali. During the three months ended March 31, 2012, the Company converted $67,000 of the note and issued 2,030,381 preferred shares to Mr. Sherali. During the three months ended March 31, 2012, the Company converted $10,000 of accrued board compensation due to Mr. Sherali into 102,041 shares of Series A Preferred stock.

Kayode Aladesuyi, the Company’s Chairman, Chief Executive Officer, and President, is the holder of an unsecured non-interest bearing note of the Company. At December 31, 2010, the outstanding balance on the note was $18,456. During the year ended December 31, 2011, the Company borrowed $10,619 from and repaid $29,075 to Mr. Aladesuyi. The balance of the note at December 31, 2011 is $0.

The Company issued 4,000,000 shares of its common stock to Mr. Aladesuyi for services during the years ended December 31, 2011 and converted $230,000 of accrued salaries due to Mr. Aladesuyi to 32,857,143 shares of common stock. During the three months ended March 31, 2012, the Company converted $10,000 of accrued board compensation due to Mr. Aladesuyi into 102,041 shares of Series A Preferred stock.

On October 5, 2011, the Company entered into a license with BBGN&K LLC (“BBGN&K”) for the rights to use certain patented technologies of which BBGN&K owns the patents. Mr. Aladesuyi is the managing member of BBGN&K. The license agreement calls for royalty payments beginning in 2012 of 8% of EarthSearch’s revenues to be paid quarterly. Also on October 5, 2011, the Company's Board of Directors approved the issuance of 1,428,572 shares of Series A Preferred stock to Mr. Aladesuyi as payment of $200,000 initial license fee.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 3 – Related Parties (Continued)

On November 2, 2011, the Company issued 4,285,714 shares of its preferred stock to Mr. Aladesuyi in conversion of $600,000 of accrued compensation due him.

On November 2, 2011, the Company issued 1,375,000 shares of its preferred stock to Mr. Russo in conversion of $125,000 of accrued compensation due him.

Andrea Rocha, Comptroller of the Company, is the wife of Kayode Aladesuyi. On January12, 2012 the Company issued 7,500,000 shares of the Company’s common stock in exchange of salaries payable to Ms. Rocha of $22,500.

Note 4 – Stockholders’ Deficit

Authorized Capital

On September 17, 2010, the Board authorized the creation of a common stock incentive plan (the “2010 Stock Incentive Plan”) for our management and consultants. The Company registered twenty five million (25,000,000) shares of its common stock pursuant to the 2010 Stock Incentive Plan on Form S-8 filed with the Commission on September 27, 2010. As of March 31, 2012, no options have been granted under the plan.

On February 27, 2012 the Company filed a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to increase the Company’s authorized capital stock to 1,000,000,000 shares, par value $0.001 per share, including (i) 950,000 shares of common stock, par value $0.001 per share and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share. The effective date of the Amendment is February 29, 2012.

Preferred Stock Issued for Cash

During the three months ended March 31, 2012, the Company issued 100,000 shares of Series A Preferred stock in a private placement for a total of $5,000 ($0.05 per share).

Preferred Stock Issued in Conversion of Debt

During the three months ended March 31, 2012, the Company issued 2,030,381 shares of Series A Preferred stock in the conversion of $67,000 of notes payable to related parties (see Note 3 – Related Parties) and 200,000 shares of Series A Preferred stock in the conversion of $17,000 of notes payable to unrelated parties(see Note 2 – Loans Payable).

Preferred Stock Issued for Services

During the three months ended March 31, 2012, the Company converted $40,000 of accrued compensation to its board of directors to 408,164 shares of Series A Preferred stock(see Note 3 – Related Parties).

During the three months ended March 31, 2012, the Company issued 607,487 shares of Series A Preferred stock to an unrelated party for services at the fair value of the services rendered of $45,000.

Common Stock Issued for Cash

During the three months ended March 31, 2012, the Company issued 250,000 shares of common stock in private placements for a total of $1,000 ($0.004 per share).

Common Stock Issued in Conversion of Debt

During the three months ended March 31, 2012, the Company issued 246,534,569 shares of common stock in the conversion of $371,671 of notes payable to unrelated parties(see Note 2 – Loans Payable).

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 4 – Stockholders’ Deficit (Continued)

Common Stock Issued for Services

During the three months ended March 31, 2012, the Company issued 13,769,231 shares of common stock to unrelated parties for services of $86,760, or an average price of $0.006 per share based on the market value of the shares at the time of issuance. These shares were issued under the 2010 Stock Incentive Plan dated September 17, 2010.

During the three months ended March 31, 2012, the Company converted $22,500 of accrued salaries due to Ms. Rocha to 7,500,000 shares of common stock, at a price of $0.007 per share based on the market value of the shares at the time of issuance (see Note 3 – Related Parties).

During the three months ended March 31, 2012, the Company issued 600,000 shares of common stock to an unrelated party for an incentive to enter into a loan agreement, at an average price of $0.0036 per share based on the market value of the shares at the time of issuance (see Note 2 – Loans Payable).

Note 5 – Commitments and Contingencies

Operating Leases

Operating Leases

The Company leases its office facilities in Marietta, Georgia. The term of the lease is 66 months with escalating lease payments beginning at $2,163 per month. At March 31, 2012, future minimum lease payments under the lease are as follows:

2012	$19,467
2013	26,735
2014	27,550
2015	28,366
2016	29,219
2017	15,054
$146,391

Rent expense was $6,905 and $16,244 for the three months ended March 31, 2012 and 2011, respectively.

Acquisition Liabilities

Pursuant to the Share Exchange Agreement with Rogue Paper, Inc., commencing six months from the Execution Date, both the Company and the holders of the Preferred Shares shall have the option to redeem any portion of such holders Preferred Shares for cash, at a price of sixty cents ($0.60) per share, or $1,075,000. Commencing twenty four (24) months from the Execution Date, holders of the remaining forty-nine percent (49%) of Rogue Paper Common Shares, have the option to have such shares redeemed by the Company for cash, at a price of $0.03 per share, or $29,973.

License Agreement

On October 5, 2011, the Company entered into a license with BBGN&K LLC (“BBGN&K”) for the rights to use certain patented technologies of which BBGN&K owns the patents. The license agreement calls for royalty payments beginning in 2012 of 8% of EarthSearch’s revenues to be paid quarterly (see Note 3 – Related Parties).

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 6 – Subsequent Events

On April 5, 2012, the Company issued 5,842,949 shares of its common stock in conversion of loans payable in the amount of $9,115.

On April 9, 2012, the Company issued 46,224,257 shares of its common stock in conversion of loans payable in the amount of $60,600.

On April 10, 2012, Mr. Aladesuyi and BBGN&K LLC, of which Mr. Aladesuyi is the managing member, returned 42,698,065 shares of common stock in exchange for 2,134,903 shares of Series A Preferred stock. The shares of common stock were retired and placed back in the Treasury.

On April 20, 2012, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Ironridge Technology Co., a division of Ironridge Global IV, Ltd. (“Ironridge”), providing for the issuance and sale by the Company to the Ironridge of an aggregate of 1,500 shares of the Company’s Series B Preferred Stock (the “Series B Preferred Shares”) in fifteen (15) equal tranches of 100 Series B Preferred Shares each, at a price of $1,000 per Series B Preferred Share. Pursuant to the Certificate of Designation to create the Series B Preferred Shares, each such Series B Preferred Share may be converted at any time at the option of Ironridge into shares of the Company’s common stock, par value $0.001 at a conversion price of $.01 per share, subject to certain adjustments.

In connection with the Closing, on April 20, 2012 the Company entered into a Registration Rights Agreement with Ironridge, pursuant to which the Company will file a registration statement related to the Stock Purchase Agreement with the Securities and Exchange Commission covering the resale of the Common Stock that will be issued to Ironridge upon conversion of the Series B Preferred Shares.

On April 20, 2012, the Company issued 49,700,000 shares of the Company’s common stock to Ironridge in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof. The shares issued to Ironridge were issued pursuant to a Stipulation for Settlement of Claims (the “Stipulation”) filed by the Company and Ironridge in the Superior Court for the State of California, County of Los Angeles (Case No. BC481395) on April 20, 2012 in settlement of claims purchased by Ironridge from certain creditors of the Company in the aggregate amount equal to $1,079,991 (the “Claim Amount”), plus attorney’s fees and costs. Pursuant to the Stipulation, the Company was required to issue and deliver 49,700,000 shares of Common Stock (the “Initial Issuance”). Ironridge will ultimately be entitled to retain a number of shares of Common Stock (the “Final Amount”) that is equal to: (a) the sum of $1,068,344.86 plus a transaction fee of $40,000 and reasonable attorney’s fees, (b) divided by sixty-five percent (65%) of the volume weighted average price (“VWAP”) of the Common Stock as reported by Bloomberg Professional service of Bloomberg LP over a period of time beginning on the date on which Ironridge receives the Initial Issuance and ending on the date on which the aggregate trading volume of the Company’s Common Stock exceeds $5,000,000 (such period being the “Calculation Period”), not to exceed the arithmetic average of the individual daily VWAPs of any five trading days during the Calculation Period. For every 20 million shares that trade during the Calculation Period, or if any time during the Calculation Period a daily VWAP is below 80% of the closing price of the Company’s Common Stock on the day before the date of the Initial Issuance, Ironridge has the right to cause the Company to immediately issue to Ironridge additional shares of Common Stock (each, an “Additional Issuance”) (provided, however, that at no time may Ironridge and its affiliates collectively own more than 9.99% of the total number of shares of Common Stock outstanding). At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall immediately issue additional shares to Ironridge so that the total issuance is equal to the Final Amount and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge will return any remaining shares to the Company for cancellation.

On April 24, 2012, the Company received $100,000 for the first tranche of 100 shares of Series B Preferred stock sold to Ironridge.

On May 1, 2012, the Company issued 589,147 shares of its Series A Preferred stock to an investor for $15,000 cash received.

On May 3, 2012, the Company issued a $16,000 unsecured convertible promissory note to Hanover Holdings I, LLC. The note bears interest at 12% per annum, is due May 3, 2013, and is convertible at a 55% discount to the average of the three low trading prices during the three day period prior to the conversion date.

On May 3, 2012, Magna Group, LLC entered into an assignment agreement whereby they assumed $32,500 of notes payable by the Company to Bulldog Insurance. The Company exchanged the portion of the Bulldog Insurance note and issued a $32,500 unsecured convertible promissory note to Magna Group, LLC. The note bears interest at 12% per annum, is due January 3, 2013, and is convertible at a 45% discount to the low trading price during the five day period prior to the conversion date.

On May 4, 2012, the Company issued 12,572,534 shares of its common stock in conversion of loans payable in the amount of $32,500.

East Coast Diversified Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2012
(unaudited)

Note 6 – Subsequent Events (Continued)

On May 8, 2012, Mr. Aladesuyi and members of his family returned 3,948,652 shares of common stock in exchange for 197,433 shares of the Company’s Series A Preferred stock. The shares of common stock were retired and placed back in the Treasury.

On May 8, 2012, Mr. Sherali returned 28,365,386 shares of common stock in exchange for 1,418,269 shares of Series A Preferred stock. The shares of common stock were retired and placed back in the Treasury.

On May 8, 2012, a shareholder returned 3,440,000 shares of common stock in exchange for 172,000 shares of Series A Preferred stock. The shares of common stock were retired and placed back in the Treasury.

On May 9, 2012, the Company issued 50,300,000 shares of the Company’s common stock to Ironridge in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof. The shares issued to Ironridge were issued pursuant to a Stipulation for Settlement of Claims (the “Stipulation”) filed by the Company and Ironridge in the Superior Court for the State of California, County of Los Angeles (Case No. BC481395) on April 20, 2012 in settlement of claims purchased by Ironridge from certain creditors of the Company.

The Company has evaluated subsequent events through the date the financial statements were issued and filed with Securities and Exchange Commission. The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.

Unaudited Pro Forma Combined Condensed Balance Sheet and Statements of Operations

The following unaudited pro forma combined condensed balance sheet, pro forma combined condensed statements of operations and the explanatory notes give effect to the acquisition of Rogue Paper, Inc. on October 23, 2011 by the Company.

The pro forma combined condensed balance sheet, pro forma combined condensed statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. These pro forma combined condensed balance sheet and pro forma combined condensed statements of operations have been prepared utilizing the historical financial statements of East Coast Diversified Corporation (“ECDC”) and Rogue Paper, Inc. (“Rogue”) and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro forma combined condensed statements of operations for the year ended December 31, 2010 have been prepared as if the acquisition of Rogue during 2011 by ECDC had been consummated on February 17, 2010 (Rogue’s date of Inception). The pro forma combined condensed statements of operations for the nine months ended September 30, 2011 have been prepared as if the Rogue acquisition by ECDC had been consummated January 1, 2011. The pro forma combined condensed balance sheet has been prepared as if the acquisition of Rogue by ECDC was consummated on September 30, 2011.

These pro forma combined condensed financial statements are provided for illustrative purposes only, and do not purport to be indicative of the actual financial position or results of operations had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations. The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies and/or cost savings that the combined entity may achieve with respect to the combined companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2011 (UNAUDITED)

	East Coast Diversified Corporation Historical	Rogue Paper, Inc. Historical	Pro Forma Adjustments	Ref	Combined
ASSETS

Current assets:
Cash	$8,345	$37,374	$-		$45,719
Accounts receivable, net	243,985	81,915	-		325,900
Inventory	37,093	-	-		37,093
Prepaid expenses	76,365	-	-		76,365
Advances to officer	-	1,000	-		1,000

Total current assets	365,788	120,289	-		486,077

Property and equipment, net	7,914	4,664	-		12,578

Non-current assets:
Unidentified intangibles and goodwill	-	-	1,488,798	(1)	1,488,798
Capitalized research and development costs, net	13,910	-	-		13,910
Other non-current assets	12,648	-	-		12,648

Total assets	$400,260	$124,953	$1,488,798		$2,014,011

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Loans payable	$815,891	$-	$-		$815,891
Loans payable - related parties	618,494	-	-		618,494
Accounts payable and accrued expenses	864,427	44,217	-		908,644
Accrued payroll and related liabilities	1,622,228	-	-		1,622,228
Total current liabilities	3,921,040	44,217	-		3,965,257

Noncurrent liabilities	-	-	-		-

Total liabilities	3,921,040	44,217	-		3,965,257

Commitments and contingencies:
Contingent acquisition liabilities	-	-	1,184,973	(2)	1,184,973

Shareholders' equity	(3,520,780)	80,736	303,825	(3)	(3,136,219)

Total liabilities and shareholders' equity	$400,260	$124,953	$1,488,798		$2,014,011

(1)
Represents unidentified intangibles of $1,488,798 as a result of the purchase price allocation of the acquired assets and liabilities of Rogue Paper, Inc. assuming the transaction occurred on September 30, 2011. The initial accounting of the excess of the purchase price paid over the fair value of the assets and liabilities acquired is not complete as a significant portion of the assets acquired were intangible assets that need to be appraised. As a result, the full amount of the excess of the purchase price over the fair value of the assets and liabilities has been classified as unidentified intangibles in the Pro Forma as of September 30, 2011.

(2)	Represents the following contingent acquisition liabilities:

Contingent redemption rights of East Coast Diversified's preferred stock issued in exchange for Rogue Paper's common stock (redemption price of $0.60 per share)	$1,155,000
Contingent redemption tights of Rogue Paper's non-controlling common stock shareholders at $0.03 per share	29,973
$1,184,973

In addition to the above contingent acquisition liabilities, East Coast Diversified Corporation may purchase up to one million dollars ($1,000,000) of common shares of Rogue Paper.

(3)	The following adjustments were made to the equity accounts:

To eliminate existing preferred stock of Rogue Paper, Inc.	$(21,000)
To eliminate existing common stock of Rogue Paper, Inc.	(203,900)
To eliminate existing additional paid in capital of Rogue Paper, Inc.	(189,000)
To eliminate accumulated deficit of Rogue Paper, Inc.	333,164
Record preferred stock issuance to Rogue Shareholders per Exchange Agreement, at par	25,000
Record additional paid in capital from Rogue Exchange Agreement share issuance	320,000
To recognize 49% noncontrolling interests in the net assets of Rogue Paper, Inc.	39,561
$303,825

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED)

	East Coast Diversified Corporation Historical	Rogue Paper, Inc. Historical	Pro Forma Adjustments	Ref	Combined
		(1)

Revenues	$463,283	$457,410	$-		$920,693

Operating expenses:
Cost of revenues	214,576	305,690			520,266
Selling general and administrative expenses	972,314	214,511			1,186,825

Total Operating expenses	1,186,890	520,201	-		1,707,091

Loss from operations	(723,607)	(62,791)	-		(786,398)

Other income (expense)	(108,774)	-	-		(108,774)

Loss before income taxes	(832,381)	(62,791)	-		(895,172)

Income tax expense (benefit)	-	-	-		-

Loss before noncontrolling interest	(832,381)	(62,791)	-		(895,172)

Loss attributable to noncontrolling interest	(26,324)	-	(30,768)	(2)	(57,092)

Net loss	$(806,057)	$(62,791)	$30,768		$(838,080)

Net loss per share;
Basic	$(0.00)	$(0.03)			$(0.01)

Diluted	$(0.00)	$(0.03)			$(0.00)

Weighted average number of shares:
Basic	165,205,586	2,021,714	(2,021,714)	(3)	165,205,586

Diluted	215,205,586	2,021,714	(2,021,714)	(3)	215,205,586

(1)	Represents unaudited results of operations of Rogue Paper, Inc. from January 1, 2011 to September 30, 2011.

(2)	Represents noncontrolling interests in the net loss of Rogue Paper, Inc. for the nine months ended September 30, 2011 as if Rogue Paper, Inc. was acquired as of January 1, 2011.

(3)	The adjustment to weighted average number of common shares outstanding reflects the change necessary to calculate shares outstanding as if Rogue Paper, Inc. was acquired on January 1, 2010.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 (UNAUDITED)

	East Coast Diversified Corporation Historical	Rogue Paper, Inc. Historical	Pro Forma Adjustments	Ref	Combined
		(1)

Revenues	$129,248	$83,364	$-		$212,612

Operating expenses:
Cost of revenues	81,573	50,280			131,853
Selling general and administrative expenses	2,404,804	113,457			2,518,261

Total Operating expenses	2,486,377	163,737	-		2,650,114

Loss from operations	(2,357,129)	(80,373)	-		(2,437,502)

Other income (expense)	(252,270)	-	-		(252,270)

Loss before income taxes	(2,609,399)	(80,373)	-		(2,689,772)

Income tax expense (benefit)	-	-	-		-

Loss before noncontrolling interest	(2,609,399)	(80,373)	-		(2,689,772)

Loss attributable to noncontrolling interest	(112,507)	-	(39,383)	(2)	(151,890)

Net loss	$(2,496,892)	$(80,373)	$39,383		$(2,537,882)

Net loss per share;
Basic	$(0.03)	$(0.05)			$(0.03)

Diluted	$(0.01)	$(0.04)			$(0.01)

Weighted average number of shares:
Basic	77,118,976	1,597,484	(1,597,484)	(3)	77,118,976

Diluted	127,118,976	1,597,484	(1,597,484)	(3)	127,118,976

(1)	Represents audited results of operations of Rogue Paper, Inc. from February 17, 2010 (Inception) to December 31, 2010.

(2)
Represents noncontrolling interests in the net loss of Rogue Paper, Inc. for the period from February 17, 2010 (Inception) to December 31, 2010 as if Rogue Paper, Inc. was acquired as of February 17, 2010.

(3)	The adjustment to weighted average number of common shares outstanding reflects the change necessary to calculate shares outstanding as if Rogue Paper, Inc. was acquired on February 17, 2010.

150 ,000,000

Shares of
Common Stock

EAST COAST DIVERSIFIED CORPORATION

PROSPECTUS

 _________________, 201 2

UNTIL ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Filing Fee	$52.01
Legal Fees and Expenses	$25,000.00	*
Accounting Fees and Expenses	$5,000.00	*
Miscellaneous Expenses	$0	*
Total	$30,052.01	*
* Estimate

Indemnification of Directors and Officers

Nevada Corporation Law allows for the indemnification of officers, directors, and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses, incurred arising under the 1933 Act. The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and such right to indemnification will continue as to a person who has ceased to be a director or officer of the Company and will inure to the benefit of his or her heirs, executors and Consultants; provided, however, that, except for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred will include the right to be paid by the Company the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition.

The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers of the Company. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act to the extent applicable.

Furthermore, the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.  Currently, the Company does not have directors’ and officers’ liability insurance.

Recent Sales of Unregistered Securities

During the year ended December 31, 2011, the Company has not issued any unregistered securities that were not otherwise disclosed in an 8-K and/or other periodic filings.

EXHIBITS

All reference to Registrant’s Forms 8-K, 10-KSB, 10-K, 10-QSB and 10-Q include reference to File No. 000-03125.

Exhibit No.	Description

3.1	Certificate of Incorporation (as filed as Exhibit 3.1 to Registrant’s Form 10-SB12G, filed with the SEC on August 6, 2003)

3.2	Amendment to Certificate of Incorporation, dated June 3, 2011 (as filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 8, 2011)

3.3	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

3.4	Bylaws (as filed as Exhibit 3.2 to the Registrant’s Form 10SB12G, filed with the SEC on August 6, 2003)

5.1	Legal Opinion of Lucosky Brookman LLP*

10.1
Securities Purchase Agreement, dated December 18, 2009, by and among Frank Rovito, Aaron Goldstein, Green Energy Partners, LLC and Kayode Aladesuyi (incorporated by reference to Exhibit 10.1 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

10.2
Share Exchange Agreement, dated January 15, 2010, by and among East Coast Diversified Corporation, EarthSearch Communications International, Inc. and Kayode Aladesuyi, as representative of the shareholders of EarthSearch Communications International Inc. (as filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on January 19, 2011)

10.3
Settlement, Release and License Agreement, dated September 1, 2010, by and among Melvino Technologies Limited, ArrivalStar S.A. and EarthSearch Communications International, Inc. (as filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A, as filed with the SEC on September 22, 2010)

10.4
License Agreement, dated September 17, 2010, by and between BBGN&A LLC and East Coast Diversified Corporation (as filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K/A, as filed with the SEC on September 22, 2010)

10.5
Equity Purchase Agreement, dated July 1, 2011, by and between the Company and Southridge Partners II, LP (incorporated by reference to Exhibit 10.5 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

10.6
Registration Rights Agreement, dated July 1, 2011, by and between the Company and Southridge Partners II, LP (incorporated by reference to Exhibit 10.6 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

10.7
License Agreement dated September 17, 2010, by and between BBGN & K LLC and East Coast Diversified Corporation (incorporated by reference to Exhibit 10.7 to the Company's registration statement on Form S-1/A filed with the Commission on November 1, 2011)

10.8	Share Exchange Agreement, dated October 23, 2011, by and between the Company and Rogue Paper, Inc. *

10.9
Stock Purchase Agreement, dated April 20, 2012, by and between East Coast Diversified Corporation and Ironridge Technology Co., a division of Ironridge Global IV, Ltd. (incorporated by reference to exhibit 10.1 on the Company’s Current Report on Form 8-K filed with the commission on May 8, 2012)

10.10
Registration Rights Agreement, dated April 20, 2012, by and between by and between East Coast Diversified Corporation and Ironridge Technology Co., a division of Ironridge Global IV, Ltd. (incorporated by reference to exhibit 10.2 on the Company’s Current Report on Form 8-K filed with the commission on May 8, 2012)

10.11
Master Distributor Licensing Agreement by and between the Company and JSC KomteleCom-T, dated May 25, 2012 (incorporated by reference to exhibit 10.1 on the Company’s Current Report on Form 8-K filed with the commission on June 11, 2012)

23.1	Consent of Randall N. Drake, CPA P.A. *

23.3	Consent of Lucosky Brookman LLP (included in Exhibit 5.1 herewith)

101.INS	XBRL Instance Document*

101.SCH	XBRL Schema Document*

101.CAL	XBRL Calculation Linkbase Document*

101.DEF	XBRL Definition Linkbase Document*

101.LAB	XBRL Label Linkbase Document*

101.PRE	XBRL Presentation Linkbase Document*
___________________
*Filed herewith

Undertakings

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial  bona fide  offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia on July 3, 2012 .

EAST COAST DIVERSIFIED CORPORATION

By:	/s/ Kayode Aladesuyi
Name: Kayode Aladesuyi
Title: Chief Executive Officer, Interim Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Kayode Aladesuyi	Chief Executive Officer (Principal Executive Officer),	July 3, 2012
Kayode Aladesuyi	President, Interim Chief Financial Officer (Principal Accounting Officer), Chairman

/s/ Frank Russo	Director	July 3, 2012
Frank Russo

/s/ Anis D. Sherali	Director	July 3, 2012
Anis D. Sherali

/s/ Edward Eppel	Director	July 3, 2012
Edward Eppel